                                                                    EXHIBIT 10.2

                               SUPPLY AGREEMENT


                                    BETWEEN


                              GLAXO WELLCOME INC.


                                      AND


                       CATALYTICA PHARMACEUTICALS, INC.



                                  DATED AS OF


                                 JULY 31, 1997

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

R E C I T A L S..........................................................   1

ARTICLE IDEFINITIONS.....................................................   2
     1.1  General........................................................   2
          -------

ARTICLE II SUPPLY AND PURCHASE OF PRIMARY PRODUCTS.......................  17

     2.1  Purchase and Sale..............................................  17
          -----------------
     2.2  Primary Product Forecasts and Orders...........................  17
          ------------------------------------
     2.3  Capacity Reservation...........................................  20
          --------------------
     2.4  Certain Limitations............................................  23
          -------------------
     2.5  Effect of Certain Activities...................................  25
          ----------------------------
     2.6  Primary Product Obligations at Effective Time..................  26
          ---------------------------------------------
     2.7  Product Transition.............................................  26
          ------------------

ARTICLE III SUPPLY AND PURCHASE OF SECONDARY/STERILES PRODUCTS...........  27

     3.1  Purchase and Sale..............................................  27
          -----------------
     3.2  Replenishment Forecast and Production..........................  28
          -------------------------------------
     3.3  Purchase Orders................................................  29
          ---------------
     3.4  Third Party Manufacturing Agreements...........................  32
          ------------------------------------
     3.5  Secondary/Steriles Product Obligations at Effective Time.......  32
          --------------------------------------------------------
     3.6  Product Transition.............................................  33
          ------------------

ARTICLE IV PRODUCTION COORDINATION AND OBLIGATIONS.......................  34

     4.1  Monthly Meetings and Reports...................................  34
          ----------------------------
     4.2  Scheduling.....................................................  34
          ----------
     4.3  Prioritization.................................................  35
          --------------
     4.4  Cooperation of the Parties.....................................  36
          --------------------------

ARTICLE V PAYMENTS FOR PRODUCTS..........................................  37

     5.1  Conversion Charge..............................................  37
          -----------------
     5.2  Materials Charge...............................................  40
          ----------------
     5.3  Certain Capacity Charges.......................................  43
          ------------------------

ARTICLE VI GUARANTEED REVENUES...........................................  44

     6.1  Annual Amounts.................................................  44
          --------------
     6.2  Interim Payments...............................................  45
          ----------------
     6.3  Annual Accounting..............................................  46
          -----------------
     6.4  Secondary/Steriles Allowance..................................   47
          ----------------------------
     6.5  Required Payment..............................................   48
          ----------------

ARTICLE VII MANUFUCTURE OF PRODUCTS......................................   48

     7.1  Specifications................................................   48
          --------------
     7.2  Packaging.....................................................   53
          ---------
     7.3  Storage Obligations...........................................   53
          -------------------
     7.4  Validations and Stability Studies.............................   53
          ---------------------------------
     7.5  Changes in CGMP or Legal Requirements.........................   54
          -------------------------------------
     7.6  Supplier's Change Control.....................................   55
          -------------------------

ARTICLE VIII MATERIALS SOURCING.........................................   55

     8.1  Materials Sourcing............................................   55
          ------------------
     8.2  Key Ingredients...............................................   57
          ---------------
     8.3  Inventory.....................................................   60
          ---------

ARTICLE IX TESTING AND QUALITY ASSURANCE................................   61

     9.1  Quality Assurance; Quality Control............................   61
          ----------------------------------
     9.2  Nonconformity.................................................   61
          -------------
     9.3  Testing; Certificates of Analysis.............................   62
          ---------------------------------
     9.4  GWI Rejection.................................................   63
          -------------
     9.5  Product Complaints............................................   64
          ------------------
     9.6  Adverse Events................................................   64
          --------------
     9.7  Investigations; Supplier's Obligations.........................  65
          --------------------------------------
     9.8  Certain Product Events........................................   67
          ----------------------
     9.9  Disposition of Certain Products...............................   68
          -------------------------------
     9.10 Credits.......................................................   69
          -------
     9.11 Product Returns from the Field................................   69
          ------------------------------
     9.12 Quantitative Deficiencies.....................................   70
          -------------------------
     9.13 Information Sharing...........................................   70
          -------------------

ARTICLE X REGULATORY MATTERS............................................   71

     10.1 General.......................................................   71
          -------
     10.2 Consents......................................................   71
          --------
     10.3 Inspections...................................................   72
          -----------

     10.4 Import/Export Matters.........................................   73
          ---------------------
     10.5 Procurement and Subcontracting, and Non-Discrimination in
          ---------------------------------------------------------
           Employment...................................................   74
           ----------

ARTICLE XI INVOICE, SHIPMENT AND PAYMENT................................   75

     11.1 Invoicing.....................................................   75
          ---------
     11.2 Shipment; Title; Transport....................................   76
          --------------------------
     11.3 Payment.......................................................   78
          -------
ARTICLE XII ACCESS, INSPECTION AND AUDITS................................   79

     12.1  On-Site Personnel.............................................   79
           -----------------
     12.2  Inspection Rights.............................................   80
           -----------------
     12.3  Records.......................................................   80
           -------
     12.4  Audit Rights..................................................   81
           ------------

ARTICLE XIII GWI SERVICES................................................   84

     13.1  Production Support............................................   84
           ------------------

ARTICLE XIV INTELLECTUAL PROPERTY........................................   85

     14.1  Ownership.....................................................   85
           ---------
     14.2  New Developments and Modifications............................   86
           ----------------------------------
     14.3  Grant of Licenses.............................................   88
           -----------------

ARTICLE XV INFORMATION TECHNOLOGY MATTERS................................   90

     15.1  Introduction..................................................   90
           ------------
     15.2  IT Support Services...........................................   91
           -------------------
     15.3  IT Transition Plan............................................   94
           ------------------
     15.4  Year 2000.....................................................   94
           ---------
     15.5  Migration of GWI Systems and Data.............................   97
           ---------------------------------
     15.6  Data..........................................................   97
           ----
     15.7  Systems; GWI Access...........................................   98
           -------------------
     15.8  Security......................................................   99
           --------
     15.9  Disaster Recovery and Backup..................................  100
           ----------------------------

ARTICLE XVI REPRESENTATIONS AND WARRANTIES...............................  100

     16.1  Representations and Warranties of Supplier....................  100
           ------------------------------------------
     16.2  Representations and Warranties of GWI.........................  101
           -------------------------------------
     16.3  Information...................................................  103
           -----------

ARTICLE XVII GENERAL COVENANTS...........................................  103

     17.1  Covenants of Supplier.........................................  103
           ---------------------
     17.2  Covenants of GWI..............................................  107
           ----------------

ARTICLE XVIII TRANSITION OF PRODUCTS.....................................  108

     18.1  Product Transition............................................  108
           ------------------
     18.2  Supplier Obligations..........................................  108
           --------------------
     18.3  Transition Payments...........................................  109
           -------------------

ARTICLE XIX TERM.........................................................  109

     19.1  General.......................................................  109
           -------
     19.2  Primary Term..................................................  110
           ------------
     19.3  Specialty Term................................................  111
           --------------
     19.4  Secondary Term...............................................   111
           --------------
     19.5  Steriles Term................................................   113
           -------------

ARTICLE XX TERMINATION AND REMEDIES.....................................   114

     20.1  Supplier Material Default....................................   114
           -------------------------
     20.2  Other Supplier Default.......................................   116
           ----------------------
     20.3  GWI Material Default.........................................   117
           --------------------
     20.4  Other GWI Default............................................   117
           -----------------
     20.5  Effect of Supplier Default...................................   118
           --------------------------
     20.6  Effect of GWI Default........................................   120
           ---------------------
     20.7  Termination; Product and Materials Disposition...............   121
           ----------------------------------------------
     20.8  Change in Control of Supplier................................   121
           -----------------------------
     20.9  No Suspension of Obligations.................................   122
           ----------------------------
     20.10 Remedies.....................................................   123
           --------
     20.11 Injunctive Relief............................................   123
           -----------------

ARTICLE XXI LIABILITY AND INDEMNIFICATION...............................   123

     21.1  Indemnity by Supplier........................................   123
           ---------------------
     21.2  Indemnity by GWI.............................................   125
           ----------------
     21.3  Environmental Indemnity......................................   126
           -----------------------
     21.4  Procedures...................................................   126
           ----------
     21.5  Limitations..................................................   127
           -----------

ARTICLE XXII CONFIDENTIALITY............................................   128

     22.1  Definition of "GWI Confidential Information".................   128
           --------------------------------------------

     22.2  Definition of "Supplier Confidential Information"............   129
           -------------------------------------------------
     22.3  Treatment of Confidential Information........................   129
           -------------------------------------
     22.4  Excluded Information.........................................   131
           --------------------
     22.5  Notification of Mandatory Disclosure.........................   132
           ------------------------------------
     22.6  Publicity....................................................   133
           ---------
     22.7  Return of Confidential Information...........................   133
           ----------------------------------

ARTICLE XXIII INSURANCE.................................................   134

     23.1  General......................................................   134
           -------
     23.2  Certificates of Insurance....................................   135
           -------------------------
     23.3  Additional Insured and Waiver of Subrogation.................   135
           --------------------------------------------

ARTICLE XXIV FORCE MAJEURE..............................................   135

     24.1  Force Majeure Event..........................................   135
           -------------------
     24.2  Extended Force Majeure Event.................................   136
           ----------------------------
     24.3  Tolling of Certain Obligations...............................   137
           ------------------------------

ARTICLE XXV MISCELLANEOUS...............................................   137

     25.1  Standard Forms...............................................   137
           --------------
     25.2  Notices......................................................   137
           -------
     25.3  Independent Contractors......................................   139
           -----------------------
     25.4  Entire Understanding.........................................   140
           --------------------
     25.5  Unintentional Omissions......................................   140
           -----------------------
     25.6  Transferability; Binding Effect..............................   140
           -------------------------------
     25.7  Amendment....................................................   145
           ---------
     25.8  Severability.................................................   145
           ------------
     25.9  Waiver.......................................................   145
           ------
     25.10 Survival.....................................................   146
           --------
     25.11 Drafting Ambiguities.........................................   146
           --------------------
     25.12 Headings; Schedules; Counterparts............................   146
           ---------------------------------
     25.13 Governing Law................................................   146
           -------------
     25.14 Parent Guaranty..............................................   147
           ---------------

EXHIBITS
--------

Exhibit A -    Primary Product Obligations at Effective Date
Exhibit B -    Third Party Manufacturing Arrangements
Exhibit C -    Secondary/Steriles Product Obligations at Effective Date
Exhibit D -    CFR Small Business Regulations and Subcontracting Plan
Exhibit E -    Certificate of Non-Segregated Facilities
Exhibit F -    Form of Invoice
Exhibit G -    Deed of Easement



SCHEDULES
---------

SCHEDULE 1 - PRIMARY PRODUCTS
SCHEDULE 2 - SECONDARY/STERILES PRODUCTS
SCHEDULE 2.2(b) - REACTOR GALLON FACTORS
SCHEDULE 2.2(c) - GWI APPROVED CARRIERS
SCHEDULE 2.4(a) - CONTRACT RESERVATION CALCULATIONS
SCHEDULE 2.4(b)(i) - PROFILE PLANT
SCHEDULE 2.4(b)(ii) - LINEAR PROGRAMMING MODEL
SCHEDULE 2.4(c) - LE"D TIMES
SCHEDULE 3.2(c) - REPLENISHMENT GUIDELINES
SCHEDULE 5.1(a) - 1997 PRODUCT STANDARD COSTS
SCHEDULE 5.2(a) - 1997 STANDARD MATERIALS CONVERSION RATES
SCHEDULE 5.2(c) - 1997 MATERIAL COST STANDARDS
SCHEDULE 7.1(a) - SPECIFICATIONS
SCHEDULE 7.1(i) - CHANGE CONTROL
SCHEDULE 7.6  - CHANGE CONTROL SUPPLIER'S OPERATING PROCEDURE
SCHEDULE 8.1(a) - KEY INGREDIENTS
SCHEDULE 8.1(d) - LIST OF SUPPLIERS
SCHEDULE 8.3(a) - INVENTORY GUIDELINES
SCHEDULE 9.3(a) - CERTIFICATE OF ANALYSIS
SCHEDULE 11.2(d) - MINIMUM DATING
SCHEDULE 12.2 - HEALTH, SAFETY AND ENVIRONMENTAL GUIDELINES
SCHEDULE 14.1(a) - PATENTS
SCHEDULE 14.1(b) - TRADEMARKS
SCHEDULE 14.1(c) - PRODUCT RECIPE FILES
SCHEDULE 15.2(a) - IT SUPPORT SERVICES
SCHEDULE 15.3 -  IT TRANSITION PLAN
SCHEDULE 15.4(a) - THIRD-PARTY SYSTEM SOFTWARE PRODUCTS
SCHEDULE 15.8 - SECURITY MEASURES
SCHEDULE 16.2(b) - FOREIGN COUNTRIES/JURISDICTIONS
SCHEDULE 16.2(d) - LITIGATION

SCHEDULE 17.2(d) - MAINTENANCE OF FACILITY
SCHEDULE 18.2 - TRANSITION SERVICES
SCHEDULE 18.3 - TRANSITION PAYMENTS

                               SUPPLY AGREEMENT

          THIS SUPPLY AGREEMENT (together with all Schedules and Exhibits hereto, this "Agreement"), dated as of July 31, 1997, is entered into in the State of North Carolina by and between GLAXO WELLCOME INC., a North Carolina corporation ("GWI"), and CATALYTICA PHARMACEUTICALS, INC., a Delaware corporation ("Supplier").

                               R E C I T A L S :
                               ---------------

          A. Pursuant to the Asset Purchase Agreement between GWI and Supplier, dated as of June 25, 1997 (the "Purchase Agreement"), on this date GWI is selling to Supplier certain assets of GWI used in or relating to the operation of GWI's pharmaceutical manufacturing facility located in Greenville, North Carolina (the "Facility").

          B. GWI and Supplier desire, and it is a condition to the parties' obligations under the Purchase Agreement, that Supplier manufacture at the Facility and GWI shall purchase certain bulk active ingredients and intermediates for use in pharmaceutical products and certain secondary and sterile pharmaceutical products under the terms of this Agreement.

          C. In entering into the Purchase Agreement and this Agreement, GWI is relying on the anticipated benefits to be received by it from (i) a stable base of employees at the Facility who are familiar with the Products,
(ii) the controlling management of Supplier and (iii) the other characteristics of Supplier that demonstrate its capability of meeting GWI's needs for supply of Products from the Facility.

          NOW, THEREFORE, in consideration of the recitals, mutual covenants, agreements, representations and warranties contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

               1.1  General.  As used herein, the following terms shall have the
                    -------
meanings set forth below:

               "Additional Purchased Capacity" shall have the meaning  provided
                -----------------------------
in Section 2.3(b) of this Agreement.

               "Adverse Event" shall have the meaning provided in Section 9.6 of
                -------------
this Agreement.

               "Agreement" shall mean this Supply Agreement, as hereafter
                ---------
amended.

               "Approved Supplier" shall mean an entity designated in the
                -----------------
Specifications which has been approved by GWI in writing for the supply of Materials.

               "Average RG Revenue" shall have the meaning provided in Section
                ------------------
5.3(b).

               "Binding Primary Commitment" shall have the meaning provided in
                --------------------------
Section 2.2(a) of this Agreement.

               "Binding Secondary/Steriles Commitment" shall have the meaning
                -------------------------------------
provided in Section 3.3(a) of this Agreement.

               "CDA" shall have the meaning provided in Section 25.4 of this
                ---
Agreement.

               "Clinical Materials" shall have the meaning provided in Section
                ------------------
3.1 of this Agreement.

               "Computing Devices" shall have the meaning provided in Section
                -----------------
15.4(c)(i) of this Agreement.

               "Confidential Information" shall have the meaning provided in
                ------------------------
Section 22.3 of this Agreement.

               "Consent"  shall mean any consent, authorization, permit,
                -------
with, any certificate, license or approval of, exemption by, or filing or registration Governmental Body or other Person.

               "Contract Reservation" shall have the meaning provided in Section
                --------------------
2.4(a) of this Agreement.

               "Conversion Charge" shall have the meaning provided in Section
                -----------------
5.1(a) of this Agreement.

               "Current Good Manufacturing Practices" or "CGMPs" shall mean all
                -----------------------------------------------
applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products (i) promulgated by any Governmental Body having jurisdiction over the manufacture of the Products, in the form of laws or regulations, (ii) promulgated by any Governmental Body having jurisdiction over the manufacture of the Products, in the form of guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines) which guidance documents are being implemented within the pharmaceutical manufacturing industry for such products or (iii) which Supplier knows or reasonably should have known to be current and shown to be feasible and valuable in ensuring drug quality within the pharmaceutical manufacturing industry for such products, in each case as in effect at the Effective Time and as amended, promulgated or accepted from time to time during the term of this Agreement.

               "Customs" shall have the meaning provided in Section 10.4(a) of
                -------
this Agreement.

               "Data" shall have the meaning provided in Section 15.6(a) of this
                ----
Agreement.

               "DDI Report" shall have the meaning provided in Section
                ----------
15.4(c)(iii) of this Agreement.

               "Deed of Easement" shall mean the deed in the form of Exhibit G
                ----------------                                     ---------
attached hereto which has been executed and delivered as provided in Section
20.5 below.

               "Delivery Date" shall have the meaning provided in Section 2.2(c)
                -------------
of this Agreement.

               "Designated Materials" shall mean those Materials which
                --------------------
collectively accounted for 75% of the Materials Charge for Products manufactured at the Facility in the calendar year immediately prior to the referenced year.

               "Deviation Report" shall have the meaning provided in Section
                ----------------
9.3(b) of this Agreement.

               "EDI" shall have the meaning provided in Section 11.1(b) of this
                ---
Agreement.

               "Effective Time" shall mean 11:59 P.M., local time in Greenville,
                --------------
North Carolina, on the date of closing under the Purchase Agreement.

               "Environmental Agreement" shall mean the Environmental Agreement
                -----------------------
dated of even date herewith between Supplier and GWI, executed and delivered in accordance with the terms of the Purchase Agreement.

               "Environmental Condition" shall mean the presence in the
                -----------------------
environment, including the soil, groundwater, surface water or air of any Hazardous Material at any concentration (i) exceeding allowable levels under any Environmental Law, or (ii) requiring Remedial Activity or other action under any Environmental Law.

              "Environmental Laws" shall mean any and all federal, state, or
               ------------------
local laws, statutes, ordinances, orders, codes, rules, regulations, judgments or agreements with any Governmental Body relating to environmental matters involving pollution, contamination or protection of the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, Clean Air Act, the Federal Water Pollution Control Act, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the North Carolina Oil Pollution and Hazardous Substances Control Act, and other local, state and federal laws of similar import.

              "Environmental Losses" shall mean any and all losses, damages,
               --------------------
judgments, fines, liens, penalties, costs and expenses (including without limitation reasonable attorneys' fees, experts' fees, consultants' fees), administrative, enforcement or judicial actions, suits, orders, notices, notices of violations, investigations, complaints, demands for Remedial Activity, requests for information, proceedings, or other written communication, based upon, arising from, alleging, or asserting any (i) violation of or liability under any Environmental Law, including, without limitation, a violation of any permit, approval, memorandum of understanding, or settlement agreement; (ii) violations or liability arising from the conduct of Remedial Activity; (iii) Environmental Condition, of any kind or character, whether known or unknown as of the Effective Time; or (iv) exposure of any person to a Hazardous Material (without regard to whether a health effect is manifested as of the Effective Time).

              "Facility" shall have the meaning provided in Recital A of this
               --------
Agreement.

              "Failure" shall have the meaning provided in Section 15.4(c)(i)
               -------
of this Agreement.

              "FDA"  shall mean the United States Food and Drug Administration,
               ---
or any successor entity.

              "FD&C Act" shall mean the United States Federal Food, Drug and
               --------
Cosmetic Act, as amended.

              "Firm Capacity Committed" shall have the meaning provided in
               -----------------------
Section 2.2(b) of this Agreement.

              "Flex Capacity" shall have the meaning provided in Section
               -------------
2.4(a)(i) of this Agreement.

              "Force Majeure Event" shall have the meaning provided in Section
               -------------------
24.1 of this Agreement.

              "Governmental Body" shall mean any nation or government, any
               -----------------
state, province, or other political subdivision thereof or any entity with legal authority to exercise executive, legislative, judicial, regulatory or administrative functions or pertaining to government in a country listed on
Schedule 16.2(b), as may be amended by GWI pursuant to Section 17.2(c) below.
----------------

              "Guaranteed Revenues" shall have the meaning provided in Section
               -------------------
6.1 of this Agreement.

              "GWI "Affiliate" shall mean any Person controlling, controlled by
               --------------
or under direct or indirect common control with GWI or in which GWI holds 30% or more of the outstanding voting or equity interests.

              "GWI Assets" shall have the meaning provided in Section 7.1(e) of
               ----------
this Agreement.

              "GWI Confidential Information" shall have the meaning provided in
               ----------------------------
Section 22.1 of this Agreement.

              "GWI Developments" shall have the meaning provided in Section
               ----------------
14.2(b) of this Agreement.

              "GWI Indemnitee" shall have the meaning provided in Section 21.1
               --------------
of this Agreement.

              "GWI Material Default" shall have the meaning provided in Section
               --------------------
20.3 of this Agreement.

              "GWI Rights" shall have the meaning provided in Section 14.3(a)
               ----------
of this Agreement.

              "GWI Visitors" shall have the meaning provided in Section 12.1(b)
               ------------
of this Agreement.

              "Hazardous Material" shall mean any material or substance
               ------------------
designated by or regulated by any Governmental Body as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment (including without limitation solvents, petroleum, crude oil fractions, pesticides, asbestos containing materials, radon gas, radioactive materials, blood, biological substances, medical "sharps" waste, and other chemicals, "hazardous substances," "hazardous waste," "hazardous materials," or "toxic substances" under the Environmental Laws). Hazardous Material shall not include
(1) products or materials used to produce Products at the Facility for ultimate sale to customers and stored in compliance with applicable Environmental Laws or
(2) any asbestos containing materials in an improvement, utility, fixture and equipment or tangible personal property transferred to Supplier pursuant to the terms of the Purchase Agreement.

              "HSE Guidelines" shall have the meaning provided in Section 12.2
               --------------
of this Agreement.

              "Indemnified Party" shall have the meaning provided in Section
               -----------------
21.4 of this Agreement.

              "Indemnifying Party" shall have the meaning provided in Section
               ------------------
21.4 of this Agreement.

              "Intellectual Property" shall mean (i) trademarks, trademark
               ---------------------
registrations, trademark applications, service marks, service mark registrations, service mark applications, business marks, brand names, trade names, trade dress, names, logos and slogans and all goodwill associated therewith; (ii) patents, patent rights, provisional patent applications, patent applications, designs, registered designs, registered design applications, industrial designs, industrial design applications and industrial design registrations, including any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, registrations, revalidations, reexaminations, reissues or additions, including supplementary certificates of protection, of or to any of the foregoing items; (iii) copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), musical, dramatic, pictorial, graphic and sculptured works;
(iv) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions, designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data which have actual or potential commercial value and are not available in the public domain; and (v) all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection.

              "IT Support Services" shall have the meaning provided in Section
               -------------------
15.2(a) of this Agreement.

              "IT Transition Plan" shall have the meaning provided in Section
               ------------------
15.3 of this Agreement.

              "IT" shall have the meaning provided in Section 15.1 of this
               --
Agreement.

              "Key Ingredients" shall have the meaning provided in Section
               ---------------
8.1(a) of this Agreement.


              "Legal Requirements" shall mean any and all local, state, federal
               ------------------
and international laws, statutes, ordinances, rules or regulations now or hereafter enacted or promulgated by any Governmental Body, but not including any Environmental Laws or the FD&C Act.

              "Licensed Technology" shall have the meaning provided in Section
               -------------------
16.2(c) of this Agreement.

              "Lien" shall mean any lien, mortgage, pledge, security interest,
               ----
charge or encumbrance of any kind, including any conditional sales or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing.

              "Losses"  shall mean, collectively, any and all claims,
               ------
liabilities, damages, costs, expenses, including reasonable fees and disbursements of counsel (except as herein limited) and any consultants or experts and expenses of investigation, obligations, Liens, assessments, judgments, fines and penalties imposed upon or incurred by an Indemnified Party.

              "Marks" shall have the meaning provided in Section 14.1(c) of
               -----
this Agreement.

             "Materials" shall mean (i) all raw materials, components and other
              ---------
ingredients (including excipients and active ingredients in the case of Secondary/Steriles Products) required to manufacture the Products and (ii) all packaging materials used in the manufacture, storage and shipment of Products.

              "Materials Charge" shall have the meaning provided in Section
               ----------------
5.2(a) of this Agreement.

              "Millennium Compliance Plan" shall have the meaning provided in
               --------------------------
Section 15.4(c)(ii) of this Agreement.

              "New Presentation" shall have the meaning provided in Section 3.1
               ----------------
of this Agreement.

              "Nonconformity" shall have the meaning provided in Section 9.2 of
               -------------
this Agreement.

              "Other GWI Default" shall have the meaning provided in Section
               -----------------
20.4 of this Agreement.

              "Other Supplier Default" shall have the meaning provided in
               ----------------------
Section 20.2 of this Agreement.

              "Outside Facility" shall mean any pharmaceutical manufacturing
               ----------------
facility, including without limitation a facility owned or leased by GWI or any GWI Affiliate, at which Products are or are sought by GWI to be manufactured, other than the Facility.

              "Parent" shall mean Catalytica, Inc., a Delaware corporation, and
               ------
its successors and assigns.

              "Person" shall mean any individual or corporation, company,
               ------
partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

              "POs" shall have the meaning provided in Section 2.2(c) of this
               ---
Agreement.
              "Potential Contaminants" shall have the meaning provided in
               ----------------------
Section 17.1(h) of this Agreement.

              "Pre-Closing Systems" shall have the meaning provided in Section
               -------------------
15.2(g) of this Agreement.

              "Primary Facility"  shall mean the production facilities of the
               ----------------
Facility used during the term of this Agreement in the manufacture of bulk active ingredients, intermediates and fine chemicals which are Primary Products, including Buildings 3 (modules 1-7 and pmo lab), 5, 9, 10, 11, 19 (Recovery
Area), 22 and 34.

              "Primary Inventory" shall have the meaning provided in Section
               -----------------
2.2(a) of this Agreement.

              "Primary Products" shall mean those bulk active ingredients and
               ----------------
intermediates for use in pharmaceutical products that are identified on Schedule
                                                                        --------
1 attached hereto and incorporated herein by reference that are manufactured or
-
to be manufactured by Supplier pursuant to this Agreement.

              "Primary Term" shall have the meaning provided in Section 19.2(a)
               ------------
of this Agreement.

              "Primary Termination Notice" shall have the meaning provided in
               --------------------------
Section 19.2(b) of this Agreement.

             "Producer Price Index" shall mean the index known as the United
              --------------------
States Bureau of Labor Statistics, Producer Price Index, Drugs and Pharmaceuticals (Code 063).

             "Production Support" shall have the meaning provided in Section
              ------------------
13.1 of this Agreement.

             "Products" shall mean Primary Products, Secondary/Steriles
              --------
Products and Clinical Materials, collectively.

             "Profile Plant" shall have the meaning provided in Section 2.4(b)
              -------------
of this Agreement.

             "Proposal" shall have the meaning provided in Section 25.6(b) of
              --------
this Agreement.

             "Proposed Change in Control Transaction" shall have the meaning
              --------------------------------------
provided in Section 20.8 of this Agreement.

             "Purchase Agreement" shall have the meaning provided in Recital A
              ------------------
of this Agreement.

             "Purchased Inventories" shall mean the inventories Supplier
              ---------------------
purchased from GWI under the Purchase Agreement.

             "Reactor Gallon" shall mean the nominal measurement of production
              --------------
capacity of the reactor modules in the Primary Facility over the course of one year. As of the Effective Time, the Primary Facility provides at least [*] Reactor Gallons. For purposes of calculations involving Reactor Gallons in this Agreement, [*] as set forth in Schedule 2.2(b) attached hereto and incorporated
                               --------------
herein by reference reflecting the number of Reactor Gallons necessary, based on [*] capacity utilization standards [*] to produce one (1) kilogram of that Primary Product.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

              "Rejected Quantity" shall have the meaning provided in Section
               -----------------
9.4 of this Agreement.

              "Released Capacity" shall have the meaning provided in Section
               -----------------
2.3(c) of this Agreement.

              "Remedial Activity" shall mean any reporting, investigation,
               -----------------
feasibility study, remediation, treatment, removal, transport, disposal, characterization, sampling, health assessment, risk assessment, encapsulation, monitoring, study, report, assessment, analysis, or other activity with respect to an Environmental Condition.

              "Replenishment Forecast" shall have the meaning provided in
               ----------------------
Section 3.2(a) of this Agreement.

              "Replenishment Guidelines" shall mean the guidelines set forth in
               ------------------------
Schedule 3.2(c) attached hereto and incorporated herein by reference.
---------------

              "Replenishment Production" shall have the meaning provided in
               ------------------------
Section 3.2(a) of this Agreement.

              "Replenishment Products" shall have the meaning provided in
               ----------------------
Section 3.2(a) of this Agreement.

              "Reportable Materials" shall have the meaning provided in Section
               --------------------
8.1(c) of this Agreement.

              "Representative" shall have the meaning provided in Section
               --------------
22.3(b) of this Agreement.

              "Secondary Extension" shall have the meaning provided in Section
               -------------------
19.4(b) of this Agreement.

              "Secondary Facility" shall mean Building 1 at the Facility as it
               ------------------
exists as of the date of this Agreement.

              "Secondary Materials" shall mean associated by-products,
               -------------------
chemicals, intermediates, wastes, hazardous substances, recycled materials, or returned products related to, arising from, or in any way connected with the manufacturing, generation, processing, storage, transportation, distribution, treatment, disposal or other management of Products or Materials, or otherwise arising out of the operation, ownership or control of Supplier's facilities, including the Facility.

              "Secondary/Steriles Products" shall mean the secondary and sterile
               ---------------------------
pharmaceutical products that are identified on Schedule 2 attached hereto and
                                               ----------
incorporated herein by reference that are to be manufactured and sold by Supplier pursuant to this Agreement, including any New Presentations of the foregoing. "Secondary Product" means any secondary pharmaceutical product included on Schedule 2 and "Steriles Product" means any sterile pharmaceutical
            ----------
product identified on Schedule 2.
                      ----------

              "Secondary Term" shall have the meaning provided in Section
               --------------
19.4(a) of this Agreement.

              "Selected Accounting Firm" shall mean any national independent
               ------------------------
accounting firm selected from time to time by the joint consent of the parties to this Agreement.

              "Serious Adverse Event" shall have the meaning provided in
               ---------------------
Section 9.6 of this Agreement.

              "Significant Price Increase" shall have the meaning provided in
               --------------------------
Section 8.1(c) of this Agreement.

              "Specialty Products" shall mean those Primary Products marked
               ------------------
with an asterisk on Schedule 1.
                    ----------

              "Specialty Term" shall have the meaning provided in Section
               --------------
19.3(a) of this Agreement.

              "Specialty Termination Notice" shall have the meaning provided in
               ----------------------------
Section 19.3(b) of this Agreement.

              "Specifications" shall mean, with respect to any Product, all
               --------------
specifications for materials, approved suppliers, formula, manufacturing, analytical and testing procedures, release, packaging, labeling, artwork and other processes contained in any documents relating to Products as identified on
Schedule 8.1(a) attached hereto, and incorporated herein by reference,
---------------
including all master formulas, process flow diagrams and all packaging and filling work orders as may be revised from time to time in accordance with this Agreement.

              "Specified Volumes" shall have the meaning provided in Section
               -----------------
2.2(a) of this Agreement.

              "Steriles Extension" shall have the meaning provided in Section
               ------------------
19.5(b) of this Agreement.

              "Steriles Facility" shall mean Building 16 at the Facility as it
               -----------------
exists as of the date of this Agreement.

              "Steriles Products" shall mean Products manufactured in the
               -----------------
Steriles Facility.

              "Steriles Term" shall have the meaning provided in Section
               -------------
19.5(a) of this Agreement.

              "Supplier Affiliate" shall mean any Person controlling,
               ------------------
controlled by or under direct or indirect common control with Supplier or in which Supplier holds 30% or more of the outstanding voting or equity interests.

              "Supplier Confidential Information" shall have the meaning
               ---------------------------------
provided in Section 22.2 of this Agreement.

              "Supplier Developments" shall have the meaning provided in
               ---------------------
Section 14.2(a) of this Agreement.

              "Supplier Indemnitee" shall have the meaning provided in Section
               -------------------
21.2 of this Agreement.

              "Supplier Material Default" shall have the meaning provided in
               -------------------------
Section 20.1 of this Agreement.

              "Term" shall mean the Primary Term, the Specialty Term, the
               ----
Secondary Term or the Steriles Term, as the context indicates.

              "Termination Date" shall have the meaning provided in Section
               ----------------
19.1 of this Agreement.

              "TPMAs" shall have the meaning provided in Section 3.4(a) of this
               -----
Agreement.

              "TPMA Products" shall have the meaning provided in Section 3.1 of
               -------------
this Agreement.

              "Transition" shall have the meaning provided in Section 18.1 of
               ----------
this Agreement.

                                   ARTICLE II

                    SUPPLY AND PURCHASE OF PRIMARY PRODUCTS

          2.1  Purchase and Sale.  Subject to the terms and conditions of
               -----------------
this Agreement, Supplier agrees to manufacture at the Facility and sell the Primary Products to GWI and GWI agrees to purchase the Primary Products from Supplier. Supplier may manufacture Primary Products at locations other than the Facility only with the prior consent of GWI and in accordance with the applicable procedures set forth in Schedule 7.1(i) attached hereto and
                                   ---------------
incorporated herein by reference. Supplier shall have only the authority provided under this Agreement with respect to the manufacture, testing, packaging, labeling, delivery or sale of the Primary Products, and Supplier shall in no manner otherwise deal with the Primary Products.

          2.2  Primary Product Forecasts and Orders.
               ------------------------------------

          (a)  Primary Product Forecasts.  On or before the last business day of
               -------------------------
each month during the Primary Term and the Specialty Term, GWI shall provide to Supplier a projection for the next succeeding [*] of the anticipated volumes of each Primary Product to be (a) shipped as directed by GWI pursuant to Section 2.2(c) below or (b) transferred into Supplier's inventory of Primary Products ("Primary Inventory") (i) for production of Secondary/Steriles Products consistent with the Replenishment Forecast or (ii) for shipment under POs issued by GWI pursuant to this Agreement during each month. The requirements for each Primary Product set forth with respect to [*] will be a binding commitment to purchase (i) the indicated volumes of such Primary Products pursuant to POs or as part of Secondary/Steriles Products based on conversion of Primary Products into Secondary/Steriles

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Products [*], (ii) certain Specified Volumes as provided in Section 2.2(d) below or (iii) to purchase Materials as provided in Section 8.1(e) below (the "Binding Primary Commitment"). With respect to each Binding Primary Commitment, GWI shall specify what volumes are to be purchased pursuant to POs delivered during the period covered thereby (the "Specified Volumes") and what volumes are to be transferred into Primary Inventory. Supplier's obligations to provide Primary Products to GWI shall be subject to the limitations set forth in Sections 2.3,
2.4 and Section 2.5 below, unless otherwise agreed in writing by Supplier in its sole discretion. The Primary Product volumes specified for the [*] shall be nonbinding estimates of future requirements.

          (b) Reactor Gallon Forecasts. On or before the last business day of
              ------------------------
each calendar quarter during the Primary Term and the Specialty Term, GWI shall provide to Supplier a projection for the next succeeding [*] of the anticipated number of Reactor Gallons, calculated from the volumes forecast delivered under
Section 2.2(a) above and the Reactor Gallon Factors shown in Schedule 2.2(b)
                                                             ---------------
attached hereto and incorporated herein by reference [*] required for the manufacture of Primary Products to be shipped or transferred into Primary Inventory during the applicable quarterly periods, annualized by multiplying by four (4). The amounts set forth with respect to the [*] will be a binding commitment by GWI for the projected Reactor Gallons ("Firm Capacity Committed"). Supplier's obligation to provide the Firm Capacity Committed is subject to the limitations of Sections 2.3, 2.4 and Section 2.5 below, unless otherwise agreed in writing by Supplier

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

in its sole discretion. The amounts specified for the [*] shall be nonbinding estimates of future requirements.

          (c) Purchase Orders. GWI shall deliver to Supplier purchase orders
              ---------------
("POs") for that portion of the Binding Primary Commitment to be shipped to other sites and for quantities to be shipped from Primary Inventory. The PO shall specify the volumes of Primary Products ordered, the requested date of delivery (the "Delivery Date") and the destination for delivery. Supplier shall be obligated to make such Primary Products available for shipment so that delivery occurs on a date [*]. Supplier shall be entitled to rely on the carrier delivery times set forth in Schedule 2.4(c) attached hereto and incorporated
                            ---------------
herein by reference and shall have no liability for any delivery delay occasioned by any carrier's failure to meet its committed delivery schedule. POs issued shall be binding on Supplier to the extent consistent with the Binding Primary Commitment and Supplier's obligations under Sections 2.3. 2.4 and 2.5 below, but inconsistent POs shall not be binding unless the inconsistent PO is expressly accepted in writing by Supplier or, to the extent inconsistent, can be filled out of Primary Inventory (provided that the provisions of Section 4.3 shall apply in the event of a conflict between such PO and demands on Primary Inventory required to fill Binding Primary Commitments). Supplier shall promptly notify GWI of the acceptance or rejection of any portions of a PO considered by Supplier to be not consistent with the Binding Primary Commitment portion of a forecast or Supplier's obligations under Sections 2.3, 2.4 or 2.5 below. In any event, GWI shall issue POs to Supplier not less [*] specified in any such PO.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (d) Primary Inventory. If POs specifying Delivery Dates within a
              -----------------
given month have not been issued for all Specified Volumes for such month by the fifteenth (15th) business day prior to the end of each month, Supplier shall so inform GWI and unless GWI promptly issues one or more POs for all such Specified Volumes with Delivery Dates prior to the end of such month and such Delivery Dates are at least ten (10) business days after the date of such PO, Supplier may invoice GWI for all such Specified Volumes and continue to hold such Specified Volumes in Primary Inventory until otherwise instructed by GWI. Supplier shall, from time to time upon GWI's reasonable request, execute such documents as are necessary to evidence GWI's ownership of Specified Volumes purchased by GWI and held by Supplier in Primary Inventory and to prevent such Specified Volumes from becoming subject to Liens of Supplier's lenders.

          2.3  Capacity Reservation.
               --------------------

          (a)  General.  Subject to the limitations set forth in Sections 2.4
               -------
and 2.5 below, Supplier shall at all times during the term of this Agreement reserve for the manufacture of Primary Products during each calendar year sufficient appropriate capacity to meet the Binding Primary Commitments. Without limiting the foregoing, Supplier shall reserve all of Building 5 at the Facility and such other resources included in the Facility as are necessary to manufacture [*]. Supplier also agrees to make available the pilot plant (Module 7 of Building 3) for the production of [*] to the extent required to meet GWI's demand through December 31, 1997 and otherwise as agreed by the parties. Supplier shall at all times during the Term of this Agreement schedule Primary Facility production in a manner to enable it to supply Products to meet the Binding Primary Commitments in accordance with and subject to the limitations of this Agreement. Except as described in Section 2.2 above regarding Binding Primary


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Commitments or as otherwise expressly agreed by the parties, nothing in this Agreement shall be deemed to obligate GWI to purchase any given Primary Product, or any specific quantity of a Primary Product, under this Agreement. Notwithstanding the foregoing, GWI shall be obligated with respect to Guaranteed Revenues as described in Article VI below.

          (b) Additional Purchased Capacity.  To the extent Supplier at any time
              -----------------------------
has available Reactor Gallons in excess of the applicable Contract Reservation and Flex Capacity amounts, GWI may, by advance written notice of not less than twelve (12) months and not more than fifteen (15) months, commit to reserve an amount of such Reactor Gallons ("Additional Purchased Capacity") for (i) a minimum period of [*] months if the total Reactor Gallons included in such Additional Purchased Capacity does not exceed by more than [*]% the total Reactor Gallons which were required to be made available to GWI for the calendar quarter immediately prior to the beginning of that [*]-month period (calculated on an annualized basis by multiplying by [*]) or (ii) in any other event, a minimum period of [*] months In no event shall Supplier be obligated to provide GWI Additional Purchased Capacity beyond the Primary Term. Reactor Gallons will be deemed to be available for purchase as Additional Purchased Capacity, taking into account practical constraints such as maximum efficient utilization, unless Supplier is conducting good faith negotiations for such capacity which result in [*] The Profile Plant for the period in which any Additional Purchased Capacity is reserved by GWI will be revised by the mutual agreement of the parties to include the Additional Purchased Capacity.

          (c) Release of Reactor Gallons.  By advance written notice to
              --------------------------
Supplier, GWI may from time to time release for other use by Supplier an amount of Reactor Gallons for a minimum

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

period of at least [*] ("Released Capacity") which Supplier would otherwise be obligated pursuant to this Agreement to make available for the production of Primary Products. In such event, Supplier shall use its reasonable efforts to utilize the Released Capacity for other customers of Supplier. If Supplier uses the Released Capacity for itself or another customer, or otherwise receives any payment from another customer to reserve such Released Capacity (whether or not utilized), Supplier shall provide GWI a credit against other amounts payable by GWI pursuant to this Agreement. If Supplier uses the Released Capacity for another customer, the credit shall be in an amount equal to the lesser of (i) [*]% of the price effectively obtained for such Released Capacity, if the effective price is at least $[*] per Reactor Gallon or (ii) $[*] per Reactor Gallon of Released Capacity, assuming in either event that such Released Capacity was utilized for a full calendar year, proportionally adjusted for any shorter period actually released by GWI. If the price effectively obtained for the Released Capacity is less than $[*] per Reactor Gallon, Supplier shall notify GWI in writing and GWI shall have a period of fifteen (15) days from receipt of such notice to elect, in its sole discretion, to retain rights to the Released Capacity and to obligate Supplier to make it available for the production of Primary Products. The effective price per gallon of Released Capacity shall be determined in good faith by the mutual agreement of the parties, taking into account all amounts (other than amounts equal to Supplier's costs for any materials calculated in a manner consistent with the provisions of the second sentence of Section 5.2(a)) paid by the customer to Supplier for such products), divided by the aggregate Reactor Gallons required to produce such products delivered by Supplier to that customer or otherwise reserved for that customer, or in the case such Released Capacity is utilized by Supplier for its own products, the credit shall be $[*] per Reactor Gallon. In determining such effective price, the parties shall consider and appropriately

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

account for the effect, if any, of any special pricing arrangements with the customers using or reserving any Released Capacity.

          2.4 Certain Limitations.  Each Binding Primary Commitment for
              -------------------
delivery after June 30, 1998 and thereafter must satisfy the conditions of
Section 2.4(a), 2.4(b) and 2.4(c) below.

          (a) Reactor Gallon Limitations.  The following table sets forth a
              --------------------------
stipulated number of Reactor Gallons ("Contract Reservation") for each calendar quarter during the period from July 1, 1998 through December 31, 2001 against which each Binding Primary Commitment for those periods must be tested as a condition to Supplier's obligation to manufacture those volumes of Primary Products.

               Contract Reservation/(a)/:
               -------------------------

1997    1998/1H   1998/2H   1999    2000     2001/1H   2001/2H     2002/1H
----    -------   -------   ----    ----     -------   -------     -------
/(b)/    /(c)/      [*]      [*]     [*]       [*]       [*]         [*]

/(a)/ The Contract Reservation amounts set forth above apply to each calendar quarter during a year such that the volumes used in the Reactor Gallon calculations must be annualized by multiplying by four (4) as illustrated on Schedule 2.4(a) attached hereto and incorporated herein by reference.
          ---------------

(b)  Exclusive access for GWI.

(c) GWI to have exclusive access to those portions of the Facility which comprised all of the Facility's capacity as of the Effective Time (i.e., any additional capacity added after the Effective Time shall not be available for the production of Products), except the pilot plant as described in Section 2.3(a) above.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(d) Does not include Reactor Gallons utilized by Supplier to manufacture Specialty Products in these periods.

The following two tests shall be applied to determine if Supplier shall be obligated to supply all Products designated within a given Binding Primary Commitment as provided in notes (b) and (c) above:

          (i) In order to determine whether Firm Capacity Committed for a given calendar quarter falls with the Contract Reservation for that period, the Reactor Gallons for each calendar quarter covered by Firm Capacity Committed, must be equal to or less than the Contract Reservation for the applicable calendar quarter, plus any Additional Purchased Capacity for that period, on an annualized basis, [*] and

          (ii) In order to determine whether the Reactor Gallons required to produce the volumes of Primary Products for each calendar quarter covered by the Binding Primary Commitment could be produced within the Firm Capacity Committed for that quarter, the Reactor Gallons required to produce the Primary Products for that calendar quarter (including volumes projected for any non-binding portion of the forecast falling within a calendar quarter covered by the Primary Binding Commitment), based on the Reactor Gallon Factors shown in Schedule
                                                                  --------
2.2(b), will be multiplied by four (4) and compared to the Firm Capacity
------
Committed for the same quarter.

          (b) Profile Plant.  Schedule 2.4(b)(i) attached hereto and
              -------------   ------------------
incorporated herein by reference sets forth a stipulated profile plant for each calendar year from 1998 (second half only) to 2001 (the "Profile Plant"). A Binding Primary Commitment is within the parameters of the applicable Profile Plant if (i) the volume of Primary Products contained in the Binding Primary

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Commitments during that calendar year and (ii) if applicable, the volume of Primary Products projected by GWI for the remainder of that calendar year in the nonbinding portion of the then current forecast can be manufactured within the parameters of the applicable Profile Plant. This determination will be made using the linear programming model described in Schedule 2.4(b)(ii) attached
                                                -------------------
hereto and incorporated herein by reference and GWI's 1997 Reactor Gallon Factors as shown on Schedule 2.2(b).
                    ---------------

          (c) Materials and Lead Time Constraints.  As long as Binding Product
              -----------------------------------
Commitments are consistent with customary lead times for Materials procurement, Supplier shall be obligated to produce Primary Products in accordance with the terms of this Agreement. Schedule 2.4(c) attached hereto and incorporated
                          ---------------
herein by reference sets forth the agreed upon customary lead times for procurement of Materials with lead times of three (3) months or longer. The parties acknowledge, however, that occasional delays in the availability of Materials beyond the reasonable control of Supplier may from time to time occur. Provided that Supplier maintains an inventory of Materials consistent with the parameters set forth in Section 8.3 below, the Delivery Dates for any Primary Products and Secondary/Steriles Products affected by such a delay shall be extended to the earliest practicable date following the date that the necessary Materials become available.

          2.5 Effect of Certain Activities.  If the activities of GWI
              ----------------------------
conducted at the Facility pursuant to the Environmental Agreement cause a loss of Reactor Gallon capacity (based on the manner of operations at the Facility immediately prior to the Effective Time), one-half of such lost Reactor Gallons shall be charged against the Contract Reservation for the calendar year in which such loss occurs. To support any assertion by Supplier of lost capacity, Supplier shall provide reasonable substantiation (A) of Supplier's lost revenue as a consequence of such loss of Reactor Gallons caused by GWI's activities, and (B) that such lost hours cannot otherwise reasonably be recovered or replaced by Supplier [*] without additional cost to Supplier. Otherwise, only those Reactor Gallons necessary (calculated pursuant to the Reactor Gallon Factors on Schedule 2.2(b)) to produce Products delivered
                                 ---------------
to GWI in accordance with this Agreement shall count against Firm Capacity Committed. Reactor Gallons utilized to rework Products described in Section 9.9 shall count against Firm Capacity Committed only if such Products have been reworked to comply with the terms of this Agreement (and then only in the amounts calculated pursuant to the Reactor Gallon Factors in Schedule 2.2(b)).
                                                             ---------------
Reactor Gallons utilized in connection with the manufacture of Specialty Products after June 30, 2001 shall not be counted against Firm Capacity Committed.

          2.6 Primary Product Obligations at Effective Time.   Exhibit A
              ---------------------------------------------    ---------
attached hereto and incorporated herein by reference sets forth (i) the Binding Primary Commitment for the period commencing on the date hereof and ending January 31, 1998, and (ii) the forecasts required under Section 2.2(a) above and Section 2.2(b) above. As of the Effective Time, GWI shall have placed orders for or transferred under the Purchase Agreement Materials to the extent necessary, taking into account lead times, to enable Supplier to meet the initial Binding Primary Commitment.

          2.7 Product Transition.  After GWI has informed Supplier of
              ------------------
the final date for Transition of any Primary Product, Supplier and GWI shall work together to manage and plan the production process with respect to such Primary Product. Supplier shall continue to meet GWI's demands for such Primary Product under Section 2.2 above prior to the Transition while managing down inventory with the objective that as of the Transition date, Supplier will have no work-in-

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

process or raw Materials with respect to such Primary Product. At the Transition date, GWI and Supplier shall mutually determine whether Supplier shall complete any work-in-process remaining and the terms of the disposition of any remaining inventory or Materials.

                                  ARTICLE III

               SUPPLY AND PURCHASE OF SECONDARY/STERILES PRODUCTS

          3.1 Purchase and Sale.  Subject to the terms and conditions of
              -----------------
this Agreement, Supplier agrees to manufacture at the Facility and sell to GWI, and GWI agrees to purchase from Supplier, the Secondary/Steriles Products, including those Products that are currently being produced pursuant to certain manufacturing agreements with third parties which are identified on Schedule 2
                                                                    -----------
as "TPMA" (the "TPMA Products").   GWI may from time to time request Supplier to
manufacture Secondary/Steriles Products in package or dosage sizes other than those listed on Schedule 2 ("New Presentation"). Upon the request of GWI, and
                ----------
subject to the other provisions of this Agreement, Supplier shall manufacture at the Facility and GWI shall purchase the New Presentations. Supplier shall also manufacture at the Facility and sell to GWI, for use in clinical trials, Products (in bulk or finished form as agreed by the parties) that are produced at the Facility for use in clinical trials (the "Clinical Materials"). Supplier shall produce the Clinical Materials in such quantities and with Delivery Dates as GWI may reasonably request. Supplier shall have only the authority provided under this Agreement with respect to the manufacture, testing, packaging, labeling, delivery or sale of the Secondary/Steriles Products and the Clinical Materials, and Supplier shall in no manner otherwise deal with the Secondary/Steriles Products (including New Presentations) and the Clinical Materials.

          3.2 Replenishment Forecast and Production.
              -------------------------------------

          (a) Replenishment Forecast.  On or before the tenth (10th) business
              ----------------------
day of each calendar month during the Secondary Term and the Steriles Term, or more frequently as desired by GWI, GWI shall provide Supplier with a forecast (the "Replenishment Forecast"), [*] sales for Secondary Products and Steriles Products, other than TPMA Products, identified on Schedule 2 as "Replenishment"
                                                  ----------
(the "Replenishment Products"). As soon as practicable following receipt of the Replenishment Forecast, but in no event later than the time required for delivery of reports under Section 4.1 below, Supplier shall deliver to GWI a forecast of production of Secondary/Steriles Products, including Secondary/Steriles Products production to meet the Replenishment Forecast ("Replenishment Production"), for the next [*]

          (b) GWI Responsibilities.  As between GWI and Supplier, GWI shall be
              --------------------
responsible to include in its Binding Primary Commitment quantities of Primary Products needed for Replenishment Production, based on the information contained in the reports received from Supplier pursuant to Section 3.2(a) such that if GWI's failure to do so results in a need to prioritize orders as provided in
Section 4.3(c) below, such failure shall be deemed within the primary control of GWI for purposes of such Section.

          (c) Replenishment Production.  Except as provided in Section 3.2(b),
              ------------------------
Supplier shall plan, manufacture, store and ship Replenishment Products to GWI in quantities and at times sufficient to enable GWI to receive Replenishment Products consistent with the Replenishment

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Forecast. Subject to Section 4.3 and except as provided in Section 3.2(b), Supplier shall be responsible for all aspects of production, planning and shipment of Replenishment Products to GWI consistent with the service levels and inventory policies contained in the Replenishment Guidelines contained in
Schedule 3.2(c) attached hereto and
---------------
incorporated herein by reference.  Supplier's responsibilities under this
Section 3.2(c) shall include, without limitation, the responsibility for obtaining quantities of the Primary Products from Primary Inventory and other Materials and for shipping adequate finished goods inventory of the Replenishment Products as provided in the Replenishment Guidelines and the inventory planning parameters described therein.

          (d) MRP System.  Any MRP system or major component thereof that
              ----------
Supplier proposes to utilize in connection with the Products, other than the system in use at the Facility prior to the Effective Time and sold and transferred to Supplier under the Purchase Agreement, must (i) provide features and functionality at least equivalent to those provided by the MRP system utilized by GWI as of the Effective Time, (ii) be properly validated in accordance with CGMP and (iii) have been approved by GWI, which approval may not be unreasonably withheld.

          3.3 Purchase Orders.
              ---------------

          (a) General.  At any time during this Agreement, GWI may elect to
              -------
terminate the provisions of Section 3.2 above with respect to any or all Secondary/Steriles Products and submit POs under this Section 3.3 for any or all Replenishment Products. In such event, the parties shall review and make any mutually agreed changes to the inventory guidelines set forth on Schedule
                                                                 --------
8.3(a).  Orders for Secondary/Steriles Products (other than WL Products as
------
defined in Section 1.7 of Exhibit B attached hereto and incorporated herein by
                          ---------
reference or Clinical Materials) not included in the Replenishment Forecast and identified on Schedule 2 as "Other", and for all
              ----------

Secondary/Steriles Products except WL Products if the parties discontinue use of a Replenishment Forecast, shall be made in accordance with this Section 3.3. As between GWI and Supplier, GWI shall be responsible to include in its Binding Primary Commitment quantities of Primary Products needed for the Binding Secondary/Steriles Commitment based on information contained in the reports received from Supplier pursuant to Section 3.2(a) above such that if GWI's failure to do so results in a need to prioritize orders as provided in Section 4.3(c) below, such failure shall be deemed within the primary control of GWI for purposes of such Section 4.3(c). Supplier agrees to deliver the reports described in Section 3.2(a) until the later to terminate of the Secondary Term or the Steriles Term, notwithstanding any other termination of the provisions of
Section 3.2 with respect to any or all Secondary/Steriles Products as provided in the first sentence of this Section 3.3(a). Except as otherwise provided in the foregoing sentence, Supplier's responsibilities under this Section 3.3 shall include, without limitation, the responsibility for obtaining quantities of the Primary Products from Primary Inventory and other Materials and for shipping finished goods inventory in accordance with POs delivered pursuant to Section 3.3(b) below.

          On or before the last day of each calendar month during the Secondary Term and the Steriles Term, GWI shall provide to Supplier [*] volumes of each Secondary/Steriles Product not included in Replenishment Production to be shipped by Supplier as directed by GWI during each month.

          The requirements for each Secondary/Steriles Product in [*] will be a binding commitment to purchase the specified volumes of those Secondary/Steriles Products (the "Binding Secondary/Steriles Commitment"). Any changes in the

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSIONS. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

volume of Secondary/Steriles Products to be produced hereunder during [*] shall be made by mutual written agreement only. The projections for [*] shall be non-binding estimates of future requirements.

          (b) Purchase Orders.  GWI shall deliver to Supplier POs for
              ---------------
Secondary/Steriles Products to be purchased pursuant to its Binding Secondary/Steriles Commitments, specifying the volumes of Secondary/Steriles Products ordered, the requested date of delivery (the "Delivery Date") and the destination for delivery. Supplier shall be obligated to make such Secondary/Steriles Products available for shipment so that delivery occurs on a date [*] of the requested Delivery Date specified in the applicable PO. Supplier shall have no liability for delivery delays occasioned by any carrier's failure to meet its committed delivery times as set forth in Section 2.4(c). POs issued
                                                     --------------
shall be binding on Supplier to the extent consistent with the Binding Secondary/Steriles Commitment, but inconsistent POs shall not be binding unless the inconsistent PO is expressly accepted in writing by Supplier. Supplier shall promptly notify GWI of the acceptance or rejection of any portions of a PO considered by Supplier to be not consistent with the Binding Secondary/Steriles Commitment portion of a forecast. In any event, GWI shall issue POs to Supplier not [*] to the earliest Delivery Date specified in any such PO.

          (c) Clinical Materials.  GWI may also submit POs for Clinical
              ------------------
Materials in bulk active or finished dosage form from time to time. Supplier agrees that it will manufacture and deliver Clinical Materials in accordance with the POs.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          3.4 Third Party Manufacturing Agreements.
              ------------------------------------

          (a) Subcontracts.  The parties acknowledge that GWI is party to
              ------------
certain manufacturing agreements with third parties for the production of TPMA Products, as described in Exhibit B attached hereto and incorporated herein by
                          ---------
reference (the "TPMAs").  Exhibit B attached hereto and incorporated herein by
                          ---------
reference sets forth certain additional provisions governing the rights and obligations of Supplier with respect to the TPMAs. Supplier hereby acknowledges that it has received a copy of each TPMA and [*] subject to the provisions set forth in Exhibit B. Nothing in this Agreement or Exhibit B shall obligate GWI to
         ---------                               ---------
obtain for the benefit of Supplier additional manufacturing contracts for Supplier or exercise any option or right under a TPMA for the benefit of Supplier.

          (b) Conflict Provisions.  In the event of a conflict between the
              -------------------
provisions of this Agreement (other than this Article III) and Exhibit B with
                                                               ---------
respect to any TPMA Product, the provisions of Exhibit B shall control.  In the
                                               ---------
event of a conflict between the provisions of this Article III and Exhibit B,
                                                                   ---------
the provisions of this Article III shall control.

          3.5  Secondary/Steriles Product Obligations at Effective Time.
               ---------------------------------------------------------
Exhibit C attached hereto and incorporated herein by reference sets forth (i)
---------
the Replenishment Forecast [*] (iii) certain binding commitments for Clinical Materials and (iv) the forecast required under Section 3.3(a). GWI shall have placed orders for or transferred under the Purchase Agreement Materials to the extent necessary, taking into account lead times, to enable Supplier to meet the initial Binding Secondary/Steriles Commitment,

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the Replenishment Forecast and POs for Clinical Materials for the [*]

          3.6 Product Transition.  Upon Transition of a Product to an
              ------------------
Outside Facility, any use of the Replenishment Forecast and Supplier's obligations under Section 3.2 above for that Product shall be terminated. After GWI has informed Supplier of the final date for Transition of any Secondary/Steriles Product, GWI shall, at its election, either: (i) if it has not yet done so, commence submitting POs for any amounts of such Secondary/Steriles Product to be Transitioned for the period of not [*] to the Transition date, (ii) submit a binding commitment to Supplier to purchase such Secondary/Steriles Products for the period of not [*] to the Transition Date or
(iii) continue including the Secondary/Steriles Product in the Replenishment Forecast and adjust the applicable inventory guidelines in a manner to approximately reflect such Transition. Supplier and GWI shall work together to manage and plan the production process with respect to such Secondary/Steriles Product. Supplier shall continue to meet GWI's demands for such Secondary/Steriles Product under this Agreement prior to the Transition while managing down inventory with the objective that as of the Transition date, Supplier will have no work-in-process or raw Materials with respect to such Secondary/Steriles Product. At the Transition date, GWI and Supplier shall mutually determine whether Supplier shall complete any work-in-process remaining and the terms of the disposition of such inventory or Materials.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   ARTICLE IV

                    PRODUCTION COORDINATION AND OBLIGATIONS

          4.1 Monthly Meetings and Reports.  The parties shall meet no
              ----------------------------
less than monthly to discuss the forecasts delivered by GWI pursuant to Articles II and III above and to discuss production matters relating to delivery of Products as requested by GWI. [*] to the monthly meeting, Supplier shall deliver to personnel designated by GWI the following reports, each in a form mutually agreed by the parties:

          (i) inventory activity for raw Materials, other Materials and, on a per Product basis, work-in-progress, finished goods and Primary Inventory (including beginning inventories, receipts, issues, adjustments and ending inventories); and

          (ii) order fulfillment report for Products showing [*] by area for the Primary Facility, the Secondary Facility and the Steriles Facility; and

          (iii) order fulfillment report for Products showing projected manufacture for [*] by area for the Primary Facility, the Secondary Facility and the Steriles Facility, to support all forecasted demand.

          4.2 Scheduling.  Subject to Section 4.3 below, Supplier shall be
              ----------
responsible to schedule production of Products throughout the Facility in a manner that enables it to ship Products and transfer Primary Products to Primary Inventory as directed by GWI and subject to the other terms of this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          4.3  Prioritization.
               --------------

          (a) Supplier Notice.  If Supplier determines that based on a new
              ---------------
Binding Primary Commitment, Binding Secondary/Steriles Commitment, a PO for Clinical Materials, Replenishment Forecast or a PO for Primary Inventory, or other factors that: (i) there are not sufficient volumes of Primary Products in Primary Inventory to support Supplier's obligations to ship Secondary/Steriles Products or Clinical Materials under Article III or fill POs for Primary Products out of Primary Inventory at the times and in the quantities required under this Agreement or (ii) the requirements for Primary Products cannot be met within the applicable Contract Reservation plus Additional Purchased Capacity plus Flex Capacity or within the Profile Plant, Supplier shall promptly notify GWI and provide GWI with supporting information relating to Supplier's
determination.   Supplier's notice under this Section 4.3(a) must be given no less than fifteen (15) days after obtaining information indicating those problems.

          (b) GWI Notice.  If GWI determines following receipt of notice from
              ----------
Supplier under Section 4.3(a) above or otherwise that, based on information available to it, Supplier is unlikely to be able to schedule production for Primary Products needed to support Supplier's obligations under this Agreement or the requirements for Primary Products cannot be met within the applicable Contract Reservation plus Additional Purchased Capacity plus Flex Capacity or the Profile Plant, GWI shall inform Supplier and provide Supplier with supporting information relating to GWI's determination. Nothing contained in this Section 4.3(b) shall, however, relieve Supplier from its obligations to deliver a notice required by Section 4.3(a) above or to supply Products in accordance with the terms of this Agreement and the priority of orders as determined by GWI under Section 4.3(c) below.

          (c) Priority of Orders.  If GWI determines that Supplier is unlikely
              ------------------
to be able to schedule production as indicated in Section 4.3(b) above, then GWI shall advise Supplier of the priority of production within the Primary Facility for GWI's Binding Primary Commitments, Binding Secondary/Steriles Commitments, POs for Clinical Materials or for Primary Inventory and Replenishment Products. If a change in a Replenishment Forecast previously delivered by GWI, the issuance by GWI of a new PO for Secondary/Steriles Products or for Primary Products from Primary Inventory or other causes under GWI's primary control (but not under Supplier's control) is the basis for the delivery of such notice, the parties' obligations with respect to the production, purchase and sale of Products, including without limitation obligations with respect to service level, shall be modified in accordance with the adjustments in scheduled delivery dates made by GWI pursuant to this Section 4.3.

          4.4 Cooperation of the Parties.  In recognition of the fact that
              --------------------------
GWI's business is dynamic and evolving based on market demand, regulatory approvals and other factors, Supplier shall in good faith, but subject to the provisions of this Agreement, seek to accommodate any GWI request to manufacture quantities of Products in excess of the Supplier's obligations hereunder, on commercially reasonable terms, so long as such request is reasonably related to marketing of, supply of or demand for the Products, and such manufacturing activities will not have a material adverse impact on Supplier's other business activities.

                                   ARTICLE V

                             PAYMENTS FOR PRODUCTS

          5.1  Conversion Charge.
               -----------------

          (a) General. GWI shall pay Supplier, [*] as provided in Schedule
              -------
5.1(a) attached hereto and incorporated herein by reference. The Conversion
------
Charge for a Primary Product used in any Secondary/Steriles Product (the quantity of Primary Product used [*] standards) shall be included on the invoice issued by Supplier for those Secondary/Steriles Products.

          (b) Specialty Products.  The Conversion Charge of the Specialty
              ------------------
Products for all periods after the fourth (4th) anniversary of this Agreement shall be negotiated by the parties in good faith as provided in this Section 5.1(b). Prior to the second (2nd) anniversary of this Agreement (and, if applicable, each succeeding anniversary of this Agreement at which no Specialty Termination Notice has been delivered as provided in Section 19.3(b) below), GWI shall deliver to Supplier a forecast of production for the Specialty Products for [*] from such anniversary of this Agreement. The parties shall then negotiate in good faith the price and volume of any Specialty Products to be purchased during the period covered by such forecast and Supplier shall reserve for the manufacture of Specialty Products Reactor Gallon production capacity reasonably requested by GWI and sufficient to manufacture and supply volumes of Specialty Products at a level sufficient for indications approved as of the Effective Time by the FDA or other regulatory bodies having jurisdiction over the Specialty Products. The parties acknowledge that the price of the Specialty Products should reflect then relevant circumstances

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

between the parties. If the parties are unable to agree on such price [*] days prior to the fourth (4th) anniversary of this Agreement (or applicable subsequent anniversary), the price of the Specialty Products for the applicable period shall be [*] (adjusted for the percentage increase, if any, in the Producer Price Index from the Effective Time until such anniversary), plus a [*]% margin.

          (c) New Presentations.  The Conversion Charge for any New
              -----------------
Presentations shall be calculated as follows:

                                      [*]

where (A) is the average per unit (e.g., tablet) Conversion Charge for those presentations of such Secondary/Steriles Product having the same dosage size as the New Presentation; (B) is the unit size of the New Presentation; [*] where
(W) is the average per dosage unit (e.g., mg) Conversion Charge for those presentations of such Secondary/Steriles Product having the same package size as the New Presentation; (X) is the dosage size (in units) of the New
Presentation; [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

          The Conversion Charge for each New Presentation shall be recalculated following the [*] the New Presentation is supplied under this Agreement (or until that New Presentation is no longer supplied, whichever first occurs), [*] by Supplier with respect to that New Presentation and the actual unit volumes of that New Presentation with Delivery Dates during the period. Incremental costs used in the recalculation shall include only the types of costs included in the initial calculation, and only increases or decreases therein shall be reflected in the recalculation. If the recalculated Conversion Charge exceeds the Conversion Charge calculated prior to the commencement of supply of any such New Presentation, GWI shall promptly pay to Supplier an amount equal to the excess times the number of units of that New Presentation with Delivery Dates in such period. If the recalculated Conversion Charge is less than the Conversion Charge calculated prior to the commencement of supply of any such New Presentation, Supplier shall credit to GWI an amount equal to the difference times the number of units of such New Presentation with Delivery Dates in such period on Supplier's next invoices for Products until fully recovered. The amount of any credits not applied against invoices to GWI as of the Termination Date shall be paid by Supplier to GWI within [*] the Termination Date.

          (d) Clinical Materials.  The Conversion Charge for Clinical Materials
              ------------------
shall be determined in the same manner as provided in Section 5.1(c) above for different pack or dosage sizes, as applicable; provided, appropriate reduction shall be made in the Conversion Charge so

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

calculated for steps in production or packaging not required to be taken in connection with the production of such Clinical Materials.

          (e) Certain Bupropion Charges.  To the extent Supplier must utilize
              -------------------------
the pilot plant for the production of bupropion in order to meet GWI's Binding Primary Commitment for Primary Products to be delivered in 1997, the Conversion Charge for any bupropion required to be and actually manufactured [*] on or after September 1, 1997 shall be increased by [*]

          5.2  Materials Charge.
               ----------------

          (a) General.  GWI shall pay Supplier, as a materials charge for each
              -------
Product delivered, Supplier's actual costs (except as described below for Purchased Inventory) on a per unit basis for (i) drug and chemicals (excluding in-bound assay costs), (ii) packaging, and (iii) outside services related to the manufacture of such Product, multiplied by the applicable conversion factor where the conversion factor assumes conversion of raw materials and conversion of Primary Products into Secondary/Steriles Products [*] materials conversion rates, as provided in Schedule 5.2(a) attached hereto and incorporated herein by
                      ---------------
reference (the "Materials Charge"). For the avoidance of doubt, it is understood and agreed that the cost of Materials shall mean, for the purpose of this Agreement, the out-of-pocket purchase price for the Materials including applicable taxes and fees, net of any vendor discounts, rebates or similar arrangements, plus out-of-pocket transportation, duties and insurance expenses actually incurred by Supplier for such Materials. The Materials Charge for Purchased Inventories, shall be [*] costs. The Materials Charge used in computing the invoice price hereunder shall not be changed as a result of Supplier achieving materials conversion rates varying from [*] The Materials

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Charge for Primary Products included in Secondary/Steriles Products shall be included on the invoice for such Secondary/Steriles Products.

          (b) Invoice Prices. The per unit cost of Materials included in the
              --------------
price invoiced upon shipment shall be [*] per unit for the Products as set forth in Schedule 5.1(a).
   ---------------

         (c) Certain Interim Adjustments. In any event, by the tenth (10th)
             ---------------------------
day of each April, July, October and January during the Term of this Agreement (other than October 10, 1997), Supplier shall deliver to GWI Supplier's good-faith estimate of the aggregate amount paid by Supplier to purchase Designated Materials purchased for Products shipped under the terms of this Agreement during that calendar year (or, in the case of January, the immediately preceding calendar year) through the end of the immediately preceding calendar quarter. In the event that such estimate less any payments under this Section made through such date varies from the amount calculated by multiplying [*] costs for the Designated Materials as provided in Schedule 5.2(c) attached hereto and
                                    ---------------
incorporated herein by reference by the volume of the Designated Materials purchased for Products shipped by Supplier for the time period in question by an amount greater than [*] then Supplier shall, as the case may be, either deliver an invoice to GWI for the shortfall, payable within [*] receipt by GWI, or provide GWI with one or more credits in the aggregate amount of the overpayment on Supplier's next invoices for Products until fully recovered. The amount of any credits not applied against invoices to GWI as of the Termination Date shall be paid by Supplier to GWI within [*] the Termination Date. In this Section 5.2(c), "Materials purchased for Products shipped" shall include the Designated Materials purchased for Primary Products and Secondary/Steriles Products, including without limitation, Replenishment

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Production, that were shipped and invoiced to GWI during the applicable period. Notwithstanding the foregoing, Supplier shall bear certain increases in the Designated Materials costs as provided in Section 7.1(h) below.

          (d) Annual Materials Charge True-Up. On or before March 30 of each
              -------------------------------
year during the Term of this Agreement, Supplier shall prepare and deliver to GWI a final accounting of its actual costs for all Materials actually utilized in Products shipped under the terms of this Agreement the previous year, together with verification of the actual costs in a manner reasonably acceptable to GWI. In this Section 5.2(d), "Materials actually utilized in Products shipped" shall include Materials actually utilized in the manufacture of Primary Products and Secondary/Steriles Products, including without limitation, Replenishment Production, that were shipped and invoiced to GWI during the applicable period. GWI shall have [*] receipt of the required detailed schedule to notify Supplier in writing of its acceptance thereof or of any objection thereto. If a written objection is made by GWI and not resolved by the parties within [*] issuance by GWI, then a Selected Accounting Firm shall conclusively determine the amount of Supplier's Materials costs for the prior year. If the aggregate actual Materials costs exceed that paid by GWI pursuant to (i) invoices for the Products as provided in Section 5.2(b), and (ii) Section 5.2(c) above, GWI shall pay the difference to Supplier within [*] the final determination thereof and receipt of an invoice from Supplier for such amount. If the aggregate actual Materials costs are less than the total payments made by GWI pursuant to such invoices and Section 5.2(c) above, then Supplier shall provide GWI with one or more credits in the aggregate amount of the overpayment on Supplier's next invoices for Products until fully recovered. The amount of any

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

credits not applied against invoices to GWI as of the Termination Date shall be paid by Supplier to GWI within [*] after the Termination Date.

          5.3  Certain Capacity Charges.
               ------------------------

          (a) Amount and Calculation.  Reactor Gallons up to a maximum of [*]
              ----------------------
per calendar year will be deemed Flex Capacity for purposes of the additional payment due Supplier as provided in this Section 5.3(a) if Reactor Gallons included in the Firm Capacity Committed for a given calendar year exceed the number of Contract Reservation plus Additional Purchased Capacity Reactor Gallons for that year. For each Reactor Gallon treated as Flex Capacity and any Additional Purchased Capacity, GWI shall pay to Supplier an amount equal to [*] The effective rate per Reactor Gallon then charged by Supplier to its other customers shall be determined in good faith by the mutual agreement of the parties, taking into account all amounts (other than amounts equal to Supplier's costs for any materials calculated in a manner consistent with the provisions of the second sentence of Section 5.2(a)) [*] or otherwise reserved for that customer. In determining such effective rate, the parties shall consider and appropriately account for the effect, if any, of any special pricing arrangements with the customer.

          (b) Credit.  Provided that GWI has met its Guaranteed Revenues
              ------
obligation for the applicable period as provided in Article VI below and subject to this Section 5.3(b), GWI shall

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

receive a credit against amounts payable pursuant to Section 5.3(a) above determined with respect to each calendar year during the Term of this Agreement as follows:

                                      [*]

          (c) Payment.  The charge for Flex Capacity, offset by applicable
              -------
credits, shall be paid in three (3) equal installments on June 30, September 30 and December 31 of each year in which the Firm Capacity Commitments include Flex Capacity. The charge for Additional Purchased Capacity shall be paid in equal installments at the end of each calendar quarter in the period covered by the Additional Purchased Capacity.

                                  ARTICLE VI

                              GUARANTEED REVENUES

          6.1  Annual Amounts.  In order to provide Supplier with assurance
               --------------
of certain economic benefits of this Agreement, GWI guarantees to Supplier that the Conversion Charges for

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

all Products through December 31, 2001 in the periods shown below and payments for Transition of Products made to Supplier pursuant to Section 18.3 of this Agreement shall be not less than the aggregate annual amounts as follows ("Guaranteed Revenues"):

               For the period ending December 31, 1997 $ 77.0 million For the year ending December 31, 1998 $166.4 million For the year ending December 31, 1999 $ 94.0 million For the year ending December 31, 2000 $ 72.6 million For the year ending December 31, 2001 $ 22.6 million

Conversion Charges for Products shall be credited toward GWI's Guaranteed Revenues obligation as of the Delivery Date or, in the case of Replenishment Products, as of the date on which shipment to GWI would be required to meet Supplier's obligations under Section 3.2. Conversion Charges for Primary Products required for use in Secondary/Steriles Products shall, for purposes of this Section 6.1 and Sections 6.2 and 6.3 below, be treated as part of the Conversion Charge for the Secondary/Steriles Products regardless of how designated on the applicable invoice. The Conversion Charges with respect to Products for which the Delivery Date falls in one year, but which were not delivered until a subsequent year as a result of Supplier not timely making available the Products for shipment (as required in Sections 2.2(c), 3.2(c) or 3.3(b) above) without GWI's consent, shall be credited in the year in which the Delivery Date fell. Any amounts payable by GWI to Supplier pursuant to Section
18.3 shall be credited against GWI's Guaranteed Revenue obligations as of the invoice date.

          6.2  Interim Payments.
               ----------------

          (a) By the tenth (10th) day of each month during the Term of this Agreement Supplier will deliver to GWI Supplier's good faith estimate of the aggregate Conversion Charges for that calendar year (or, in the case of January, the immediately preceding calendar year) through the end of the immediately preceding month. GWI shall, within 30 days of its receipt of an invoice, pay to Supplier the amount if any by which the Guaranteed Revenues for the applicable calendar year through the end of such month (assuming, except as provided in Section 6.2(b) below, that Guaranteed Revenues are earned and accrued in twelve equal monthly installments) exceed the cumulative aggregate Conversion Charges for Products with Delivery Dates in the applicable calendar year through the end of such month. All payments made to Supplier pursuant to this Section 6.2 shall be credited towards GWI's Guaranteed Revenue obligation.

          (b) For purposes of the interim payments to be made pursuant to
Section 6.2(a) above, it shall be deemed that the Guaranteed Revenues for 1998 are earned as follows:

          For each month ending on or before June 30, 1998    [*] million
          For each month after June 30, 1998 and on or before
           December 31, 1998                                  [*] million

          (c) For purposes of the interim payments to be made pursuant to
Section 6.2(a) above, it shall be deemed that the Guaranteed Revenues for 2001 are earned as follows:

          For each month ending on or before June 30, 2001    [*] million
          For each month after June 30, 2001 and on or before
           December 31, 2001                                  [*] million

          6.3  Annual Accounting.
               -----------------

          (a) On or before March 30 of each year during the Term of this Agreement, Supplier shall prepare and deliver to GWI a final accounting of the aggregate Conversion Charges hereunder for the preceding calendar year.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (b) GWI shall have thirty (30) days from receipt of the final accounting to notify Supplier in writing of its acceptance thereof or of any objection thereto. If a written objection is made by GWI and not resolved by the parties within sixty (60) days after issuance by GWI, then Selected Accounting Firm shall conclusively determine the amount of the aggregate Conversion Charges for the prior year. GWI shall pay to Supplier within thirty
(30) days after receipt of an invoice therefor (or following the final determination if GWI issues an objection) the amount, if any, by which the Guaranteed Revenues specified in Section 6.1 above for such year exceed the aggregate Conversion Charges for that year, taking into account all payments made under Section 6.2 above. If the aggregate Conversion Charges for that year, plus all payments made under Section 6.2 above, exceed accrued Guaranteed Revenues, then Supplier shall provide GWI with one or more credits on Supplier's next invoices for the Products as provided below. The aggregate amount of such credits shall be equal to (i) all of the payments made pursuant to Section 6.2 during the immediately preceding year, if the aggregate Conversion Charges exceed Guaranteed Revenues or (ii) the amount by which all the payments made pursuant to Section 6.2 during the immediately preceding year, plus the aggregate Conversion Charges exceed Guaranteed Revenues, if the aggregate Conversion Charges were less than Guaranteed Revenues. The amount of any credits not applied against invoices to GWI as of the Termination Date shall be paid by Supplier to GWI within thirty (30) days after the Termination Date.

          6.4  Secondary/Steriles Allowance.  GWI shall credit against its
               ----------------------------
Guaranteed Revenue obligation for a given year Conversion Charges for Primary Products used in Secondary/Steriles Products which such Primary Products were or should have been manufactured by Supplier in such year to meet delivery requirements for Replenishment Production or Delivery

Dates in that year. In no event, however, shall GWI receive a credit against Guaranteed Revenues for the same Conversion Charge twice.

          6.5  Required Payment.  During the term of this Agreement, GWI's
               ----------------
obligation to pay Guaranteed Revenues under this Article VI shall remain in effect except as expressly provided in Sections 20.5(b) or 24.3.


                                  ARTICLE VII

                            MANUFACTURE OF PRODUCTS

          7.1  Specifications.
               --------------

          (a)  General.  Supplier shall manufacture, test, package, label and
               -------
deliver all Products in accordance with the Specifications as revised from time to time in accordance with the provisions of this Agreement. GWI represents that the Specifications in Schedule 7.1(a) attached hereto and incorporated
                           ---------------
herein by reference (i) with respect to Products other than TPMA Products, are GWI's specifications for the Products identified on Schedule 7.1(a) immediately
                                                    ---------------
prior to the Effective Time and (ii) with respect to TPMA Products, are the Specifications in effect under the applicable TPMA immediately prior to the Effective Time.

          (b)  GWI Requested Changes.  GWI shall be entitled to change the
               ---------------------
Specifications for a Product from time to time, and Supplier shall make and validate all revisions to the Specifications requested by GWI in accordance with this Section 7.1.

          (c)  Evaluation of Changes.  GWI may request Supplier to evaluate a
               ---------------------
potential revision to the Specifications, and Supplier shall promptly provide to GWI at no charge a detailed written estimate of all expenses outside the ordinary course of business that such evaluation will require. Upon GWI's approval of the written estimate, Supplier shall proceed with such evaluation and GWI shall reimburse Supplier for its actual expenses outside the ordinary course of business involved in such evaluation consistent with the approved estimate. GWI shall be obligated to reimburse Supplier for expenses in excess of the approved estimate only if the basis for the excess costs is substantiated by Supplier and approved in writing by GWI, which approval shall not be unreasonably withheld.

          (d)  Certain Expenditures.  If  a revision to Specifications, other
               --------------------
than revisions described in Section 7.1(h) below or Section 7.5 below, requires Supplier to pay for additional equipment or otherwise pay for costs that, either on a one-time or an on-going basis, exceed the [*] (including Materials and Conversion Charges) for that Product projected to be paid to Supplier under this Agreement pursuant to the most recent applicable forecasts, then GWI shall bear all necessary and reasonable costs incurred by Supplier directly as a result of such revision to the Specifications to the extent the same are incurred outside of Supplier's ordinary course of business. Supplier shall pay all costs associated with any revisions to Specifications that (i) are described in
Section 7.1(h) below or for which Supplier is responsible pursuant to Section
7.5 below or (ii) GWI is not obligated to bear under this Section 7.1(d).

          (e)  Ownership of Assets.  If GWI bears the costs of changes in
               -------------------
Specifications under Section 7.1(d) for the purchase of capital assets (the "GWI Assets"), title to such GWI Assets shall be vested in Supplier. GWI and Supplier shall determine, however, prior to the installation of GWI Assets at the Facility whether such GWI Assets are (i) easily removable, in which case GWI may elect at GWI's expense to remove the GWI Assets from the Facility at the completion of the

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

applicable Term, or, if earlier, upon completion of the Transition(s) for each Product for which the GWI Assets are utilized and, without further obligation to Supplier, have title to the GWI Assets transferred to GWI; (ii) removable from the Facility but are either integral to the functioning of certain of Supplier's assets or would require extensive renovations if removed, in which case at the earlier of completion of the applicable Term or upon Transition of the relevant Products for which the GWI Assets are utilized, GWI may, at GWI's expense and provided it can do so without unreasonably interfering with Supplier's operations at the Facility, remove the GWI Assets from the Facility and restore the Facility to a condition comparable (less ordinary wear and tear) to that existing immediately prior to the installation of such GWI Assets and have title transferred to GWI, subject to a right of Supplier to acquire the GWI Assets from GWI at the amount that would have been GWI's depreciated cost on the date of transfer of title to GWI if GWI had owned the assets; or (iii) are not practicably removable from the Facility, in which case Supplier shall retain title to the GWI Assets and have no further obligation to GWI. During any period that the GWI Assets are at the Facility, except as otherwise provided in
Section 7.1(d), Supplier shall have all rights and obligations of ownership and shall be responsible for maintaining, repairing and insuring such GWI Assets as Supplier, in its reasonable discretion, deems necessary.

          (f)  Development Work. For all changes to the Specifications requested
               ----------------
by GWI, GWI shall, in its discretion, either (x) perform, or arrange for the performance of, all development work in connection therewith or (y) have Supplier perform such development work at the Facility. GWI shall reimburse Supplier for expenses reasonably incurred in connection with such work which are outside the costs of Supplier's ordinary course of business, except that any development work required as a result of changes described in Section 7.1(h) below or the first sentence of Section 7.5 below shall be conducted at Supplier's sole expense. In the event that Supplier has insufficient non-financial resources, including equipment, to validate any revision or to undertake any development activities requested of it, GWI shall have the right, subject to Section 12.1 below, to employ its own or any third party's personnel at the Facility in order to conduct such validation activities, subject further to the provisions of Article XXII hereof. The timing of the implementation, including validation, of any such revisions shall be agreed to by Supplier and GWI, with payment by GWI based on completion of agreed-upon milestones or otherwise as agreed by Supplier and GWI, but in no event less frequently than once every sixty (60) days.

          (g)  Supplier Changes.  Supplier shall not make any revisions to the
               ----------------
Specifications without the prior written consent of GWI. If Supplier desires to change any Specifications (including changes described in Section 7.1(h) below), Supplier shall notify GWI, in writing and in reasonable detail, of: (i) Supplier's suggested change; (ii) the reasons for the suggested change; (iii) the perceived benefits to Supplier and GWI, respectively, of the suggested change; and (iv) the estimated costs and timing of implementing such change, all in accordance with the procedures set forth in Schedule 7.1(i) attached hereto
                                               ---------------
and incorporated herein by reference. GWI shall be under no obligation to accept, approve or bear the costs of any suggested changes. In the event Supplier is proposing any change to the Specifications on the basis that the change is required to bring the Specifications into conformity with CGMP or any Legal Requirements, then Supplier shall notify GWI of the basis of its determination. If GWI does not concur with Supplier's determination, then GWI shall be liable for any Losses incurred by Supplier (other than special or consequential damages) or GWI arising in connection with Supplier's performance of its obligations under this Agreement to the extent due to GWI's failure to implement the change requested by Supplier, except to the extent Supplier withheld material information or misrepresented the material information upon which GWI made its determination.

          (h)  Other Changes.  In the event that any revision to the
               -------------
Specifications is required as a result of Supplier's negligence or willful misconduct, Supplier shall bear any increased additional costs of producing that Product and capital expenditures incurred to implement any revision, including any costs of additional Materials and one-time expenditures, without any increase in the price of that Product under this Agreement.

          (i)  Amendment Documentation.  Promptly after GWI requests any
               -----------------------
revisions to be made to the Specifications, or upon submission by Supplier of a request to GWI to revise the Specifications in accordance with Section 7.1(g) above, Supplier shall provide to GWI, for approval or revision or, as provided in Section 7.1(g) above, rejection, copies of the proposed written amendments to the Specifications required to reflect the requested or proposed revisions. GWI shall promptly notify Supplier of its approval, rejection or revisions required in accordance with Schedule 7.1(i).
                   ---------------

          (j)  Reporting.  Within sixty (60) days after the end of each calendar
               ---------
year, Supplier shall provide to GWI a report summarizing all such revisions made to the Specifications as provided in Section 7.1(i) above during the prior year. In addition, Supplier shall provide to GWI copies (in electronic or hard-copy form, as requested by GWI) of any Specifications requested from time to time by GWI.

          7.2  Packaging.
               ---------

          (a)  Parties' Obligations.  Except where otherwise required by
               --------------------
applicable law or regulation, GWI shall be responsible for (i) providing to Supplier all copy to be used in packaging and labeling of the Secondary/Steriles Products and (ii) compliance of the copy so provided by GWI with all applicable laws and regulations. Supplier shall use only copy provided by GWI or otherwise required by the Specifications in the packaging and labeling of the Products unless prohibited by applicable law or regulation, in which event Supplier shall notify GWI and GWI shall submit other copy for Supplier's use. Supplier shall package the Secondary/Steriles Products in accordance with the Specifications, unless the parties otherwise agree in writing. The processes of packaging and labeling the Products shall be conducted in accordance with all applicable legal and regulatory requirements. At GWI's request, Supplier shall send samples of any packaging, cartons, labels and package inserts for any of the Secondary/Steriles Products to GWI.

          (b)  Changes.  At GWI's request, Supplier shall implement all changes
               -------
in package configurations, provided that the provisions of Section 7.1(d) above shall apply to the payment of any significant costs associated therewith.

          7.3  Storage Obligations.  When storing Products, Supplier shall
               -------------------
comply with, and shall maintain all storage facilities in compliance with, the Specifications and in accordance with Current Good Manufacturing Practices and Legal Requirements.

          7.4  Validations and Stability Studies.
                ---------------------------------

          (a)  General.  Supplier shall perform [*] on an on-going basis all
               -------
validations and stability studies (i) required in connection with the Products and otherwise required for the performance of its obligations under this Agreement and (ii) necessary as provided on Schedule 18.2 to complete the
                                            -------------
Transition of Products, in any such case at its own expense, except as provided in Section 7.4(b) below, including the work reflected under this Article VII.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARTELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (b)  Special Studies.  In addition to the activities contemplated in
               ---------------
Section 7.4(a) above, Supplier shall continue and complete all other GWI studies in progress as of the Effective Time at the Facility and will conduct future agreed stability studies related to Products for fees to be negotiated by the parties on a per test/per sample basis.

          (c)  Duties.  In connection with the conduct of the work described in
               ------
Section 7.4(a) above and Section 7.4(b) above, Supplier shall perform the following tasks:

               (i) prepare and provide to GWI the data package for regulatory submissions;

               (ii) support GWI's studies at the Facility with respect to TPMA Products and Product Transitions;

               (iii) pull, store and analyze data and maintain database containing applicable information; and

               (iv) provide analytical and data support for transfer of Products from the portion of the Secondary Facility known as SPD to the Steriles Facility; provided the parties understand that Supplier has no obligation to manufacture Products in the SPD portion of the Secondary Facility (other than pursuant to the TPMAs with Monarch Pharmaceuticals, Inc.) after January 1, 1998.

          7.5  Changes in CGMP or Legal Requirements.  [*] as a result of
               -------------------------------------
changes in the CGMP or Legal Requirements implemented after the Effective Time. [*]


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

expenses incurred by Supplier to comply with Legal Requirements of any country or nationality not listed on Schedule 16.2(b) as of the Effective Time.
                             ----------------

          7.6  Supplier's Change Control.  Supplier's internal Change
               -------------------------                       ------
Control Operating Procedure to be effective at the Facility at the Effective
---------------------------
Time, a copy of which is attached to Schedule 7.6 hereto, has been accepted by
                                     ------------
GWI and Supplier agrees to comply with such procedure. Supplier shall not modify its Change Control Operating Procedure in effect with respect to the
           ----------------------------------
Products without the prior written consent of GWI, which consent shall not be unreasonably withheld.

                                 ARTICLE VIII

                              MATERIALS SOURCING


               8.1 Materials Sourcing.
                   ------------------

               (a) General.  Supplier shall source Materials, other than those
                   -------
Materials specified on Schedule 8.1(a) attached hereto and incorporated herein
                       ---------------
by reference (the "Key Ingredients"), as provided in this Section 8.1.

               (b) Approved Suppliers. Where the Specifications name one or more
                   ------------------
Approved Supplier(s) for a Material, Supplier shall obtain that Material only from an Approved Supplier.

               (c) Price Substantiation. Price increases for any Material item
                   --------------------
with respect to which Supplier's aggregate annual costs under this Agreement in the prior year were, or in the current year are projected to be, in excess of
(i) [*] in the case of drug and chemical ingredients, (ii) [*] in the case of packaging components or (iii) [*] in the case of outside charges (collectively, the "Reportable Materials"), shall be subject to reporting and substantiation in

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

accordance with this Section 8.1(c). Unless impractical to do so because of existing demand or commitments for Products, Supplier shall provide to GWI prior written notice of any increase of [*] in the costs of Designated Materials and of any increase of [*] in the costs of any other Reportable Materials (each, a "Significant Price Increase"). In the event of a proposed Significant Price Increase, Supplier shall demonstrate to GWI its efforts to obtain the most favorable Materials' price and will cooperate with GWI in obtaining such Materials at the most favorable price under acceptable terms. If Supplier intends to change the Approved Supplier used for a Reportable Material, and such change will result in a Significant Price Increase, then unless the existing Approved Supplier is increasing the cost of the Reportable Material by a comparable amount, Supplier shall either (i) be responsible for the cost of the Significant Price Increase or (ii) have received the prior written consent of GWI for the use of such Approved Supplier. Any reductions in the cost of Materials shall be reflected in the price charged under this Agreement for all Product(s) in which the Material is used.

          (d) Testing and Acceptance.  Upon receipt of Materials, Supplier shall
              ----------------------
review and determine the sufficiency of any applicable certificate of analysis accompanying any Materials shipment or conduct the required appropriate testing, in all cases as provided in the applicable Specifications. Schedule 8.1(d)
                                                           ---------------
attached hereto and incorporated herein by reference, lists those suppliers that can provide a certificate of analysis and those suppliers that make Materials that GWI will require Supplier to test. GWI may revise Schedule
                                                                  --------
8.1(d) from time to time by delivery of not less than thirty (30) days written
------
notice to Supplier in accordance with the provisions of Section 25.2 below; provided, that GWI shall have the right by delivery of such written notice to immediately require testing by Supplier of Materials supplied by any Person subject to any judgment, order or

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

investigation by a Governmental Body affecting such Materials. For all suppliers listed on Schedule 8.1(d) which GWI has indicated may provide a
                    ---------------
certificate of analysis, Supplier shall be entitled to rely on any such certificate of analysis in determining whether testing of such Materials is necessary. Nothing under this Section 8.1 shall, however, relieve Supplier from any of its obligations regarding the Materials.

          (e) Unused Materials.  If Supplier acquires Materials with respect to
              ----------------
a Binding Secondary/Steriles Commitment, and GWI subsequently fails to purchase Secondary/Steriles Products in accordance therewith, Supplier shall seek to utilize any such Materials, other than Key Ingredients, in the ordinary course of its business. If at the end of [*] from the end of the quarter for which the Materials were purchased GWI has not purchased Secondary/Steriles Products or submitted a subsequent Binding Secondary/Steriles Commitment using those Materials, [*]

         8.2  Key Ingredients.
              ---------------
          (a) Definition and Procedures.  From time to time, GWI shall select
              -------------------------
each supplier for the Key Ingredients specified on Schedule 8.1(a) and shall
                                                   ---------------
designate to Supplier the quantity of each Key Ingredient to be purchased from a designated supplier for any Key Ingredient. The initial suppliers for the Key Ingredients are specified on Schedule 8.1(a). GWI may revise Schedule 8.1(a)
                             ---------------                  ---------------

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

from time to time by delivery of a written notice to Supplier in accordance with the provisions of Section 25.2 below. GWI shall negotiate the price, terms of payment and quantity of supply with each designated supplier of a Key Ingredient and obtain for Supplier the right, as GWI's designee, without the prior written consent of GWI, to order Key Ingredients for use in the manufacture of Products under this Agreement. Subject to Section 17.1(g) below, [*] Supplier shall be responsible for all other communications and arrangements with the designated supplier, including placing orders, specifying delivery, testing and acceptance or rejection of Key Ingredients so supplied. Supplier shall be responsible for all use of the accepted Key Ingredients in the Primary Products upon acceptance of Key Ingredients by Supplier following testing, subject to Section 8.2(c) below. If any arrangement with a designated supplier of a Key Ingredient requires orders to be placed at particular times or in designated increments, Supplier shall undertake the order and delivery arrangements specified by GWI [*]

          (b) Additional Suppliers.  As of the date of the Purchase Agreement,
              --------------------
GWI has advised Supplier of all terms affecting Supplier in effect with respect to each Key Ingredient, and the terms of this Agreement have been negotiated on the basis of that information. As soon as practicable upon designating a new supplier of a Key Ingredient, GWI shall inform Supplier of all proposed nonfinancial terms of the arrangement with such supplier, and Supplier shall promptly inform GWI of any issues or concerns it may have with such terms. GWI and Supplier agree that they shall work together in good faith to allocate the rights, responsibilities and contingencies

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

relating to that new supplier of Key Ingredients in substantially the same manner allocated under this Agreement with respect to Key Ingredients.

          (c) Warranty Pass Through.  Supplier shall be entitled to the full
              ---------------------
benefit of any warranty provided by a supplier of Key Ingredient to GWI, unless prohibited by the terms of any written contract between GWI and such supplier. If an event occurs relating to such a warranty, at its sole discretion, GWI may either (i) assume all responsibility for all communications with the supplier and ensuring performance of the warranty, or (ii) promptly assign to Supplier its claims under any such warranty relating to Supplier's complaints, provided that in such event GWI shall be relieved from any liability with respect to such claim and Supplier shall inform GWI as to the status and resolution of such claims.

          (d) Certain Information; Release of Supplier.  Supplier shall
              ----------------------------------------
immediately advise GWI of any of the following occurrences with respect to the purchase of Key Ingredients under this Section 8.2: (i) failure of the supplier to make timely delivery, (ii) quantitative shortfalls in Materials ordered by Supplier, (iii) failure of any batch of Key Ingredients to meet the tests required under the Specifications or (iv) any other issues or concerns relating to the supply of Key Ingredients from designated suppliers. [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         8.3  Inventory.
              ---------

          (a) Agreed Parameters.  Supplier and GWI shall mutually agree from
              -----------------
time to time (but at least [*] and more frequently if reasonably requested by either party) on inventory planning parameters for the Products (including Key Ingredients and other Materials inventory). Initially, such parameters shall be as described in Schedule 8.3(a) attached hereto and incorporated herein by
                ---------------
reference. The inventory planning parameters will be established in good faith to provide inventory levels necessary to achieve service levels consistent with service levels for Products as of the Effective Time without requiring Supplier to hold excessive inventory. Supplier may draw down inventories below the then applicable inventory planning parameters to the extent necessary to meet that portion of the demand in the [*] of a Replenishment Forecast that is in excess of the demand forecasted for those calendar months in any previously delivered Replenishment Forecast. In such event Supplier will have a reasonable period, based on lead times for Materials and the availability of capacity subject to the provisions of Sections 2.3, 2.4 and 2.5, to rebuild inventories to the levels specified in the inventory planning parameters.

          (b) Penalty.  If, as a result of a failure to comply with the policies
              -------
listed on Schedule 8.3(a), Supplier (i) fails to make delivery of any shipment
          ---------------
of [*] derived therefrom within [*] the specified Delivery Date or
(ii) is on back order for [*] derived therefrom for more than [*] from a distribution center with respect to any of those Products that is a Replenishment Product, Supplier shall pay to GWI an amount equal to [*] is due to (i) GWI's failure

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

to release all or a portion of a shipment meeting the Specifications within the seven (7) day period provided in Section 9.3(a), or (ii) the failure of a carrier to deliver within the carrier delivery times set forth on Schedule
                                                                  --------
2.4(c).  The foregoing penalty shall not be due with respect to
------
any non-delivery that is directly attributable to a reduction in inventories below the then applicable inventory planning parameters to the extent required to meet increased demand in the [*] of a Replenishment Forecast as provided in
Section 8.3(a) above. This penalty shall be in addition to, and not exclusive of, any remedies which may be otherwise available to GWI pursuant to Section 20.1.

                                   ARTICLE IX

                         TESTING AND QUALITY ASSURANCE

          9.1       Quality Assurance; Quality Control.  Supplier shall
                    ----------------------------------
implement and perform operating procedures and controls for sampling, stability and other testing, validation, documentation and release of the Products and such other quality assurance and quality control procedures consistent with the Specifications and CGMP.

          9.2       Nonconformity.  In the event that either party becomes aware
                    -------------
that any shipment of Products has a Nonconformity, despite Supplier's testing and quality assurance activities and despite GWI's acceptance under Section 9.3(a) below, such party shall immediately notify the other party. "Nonconformity" shall mean a product characteristic attributable to Supplier's failure to manufacture, test, package or store any Product in accordance with the Specifications and CGMP which was not discovered prior to release of such Product.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          9.3  Testing; Certificates of Analysis.
               ---------------------------------

          (a)  Review and Acceptance.  Prior to shipment of any complete or
               ---------------------
partial batch of any Product, Supplier shall: (i) perform testing and quality assurance activities for each production batch of Product in accordance with
Section 9.1 above; (ii) provide to GWI a certificate of analysis in electronic form and containing the information specified in Schedule 9.3(a) attached hereto
                                                 ---------------
and incorporated herein by reference with respect to each production batch
(or portion thereof to be shipped) of Product, certifying, warranting and reflecting that all Products therein fully and completely comply with the Specifications; (iii) deliver, if applicable, a Deviation Report as provided in
Section 9.3(b) below; and (iv) in the case of Primary Products and TPMA Products, have received from GWI in writing or electronic form GWI's specific authorization, based on GWI's review of the certificate of analysis and other supporting documentation, for Supplier to ship such complete or partial batch of Product, which may be evidenced in the case of TPMA Products by a countersignature by GWI on the applicable certificate of analysis. GWI or a GWI designee may inspect and test any Products upon receipt thereof or may, in reliance on Supplier's quality assurance activities and the information contained in the certificate of analysis pursuant to this Agreement, accept or reject Products upon Supplier's certificate of analysis. GWI covenants to conduct such inspection, testing or review and to accept or reject Products and use reasonable efforts to provide such authorization within seven (7) business days from receipt of such Products with a valid certificate of analysis and all necessary supporting documentation.

          (b) Deviation Report.  In the event that during the manufacture or
              ----------------
other handling of a Product by Supplier (i) the process or analytical limits exceed established report ranges, (ii) other events occur which could affect quality or otherwise are unusual or not expected, (iii) there is any reason to doubt full compliance of such Product with the Specifications, or (iv) an unplanned processing event leads to a deviation outside registered or defined processing parameters, then Supplier shall investigate and prepare a written report detailing such factors (a "Deviation Report"). Attached as an exhibit to such Deviation Report shall be copies of all relevant batch records. Any such investigations and reports regarding Primary Products to be used in the manufacture of Secondary/Steriles Products shall be reviewed and approved by GWI prior to incorporation of such Products into any Secondary/Steriles Products.

          (c) Exceptions.  Supplier shall in good faith endeavor to commence
              ----------
delivery of the certificates of analysis as soon after the Effective Time as possible, but may, notwithstanding the provisions of Section 9.3(a) above, substitute certificates of compliance in lieu of the certificates of analysis required to be delivered pursuant to such Section 9.3(a) above for a period not to exceed twelve (12) months from the Effective Time in the form attached to
Schedule 9.3(a).  Notwithstanding the foregoing, Supplier shall deliver any
---------------
certificates of analysis required by the terms of any TPMA, upon request of the FDA or a GWI Affiliate or in order to comply with any applicable Legal Requirements.

          9.4 GWI Rejection.  GWI shall notify Supplier of GWI's rejection
              -------------
of any batch (or part thereof) of any Product (the "Rejected Quantity") within [*] after receipt of such Rejected Quantity by GWI or GWI's designee that received such Product. GWI's notice of rejection shall state the basis for such rejection, including any information contained in the certificate of analysis delivered by Supplier or any testing or inspection results. Failure to so notify Supplier within such [*] period shall constitute acceptance of any Product delivered; provided, however, that Supplier shall continue to be liable for
                     -------  ----
(i) the failure of any Products to conform to

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Specifications and CGMP in accordance with the provisions of this Agreement and
(ii) the failure of Supplier to comply with all Legal Requirements, Environmental Laws and the FD&C Act. If the parties disagree as to whether a Rejected Quantity meets the Specifications, then samples and/or batch records, as appropriate, from the batch which is in dispute shall promptly be submitted for testing and evaluation to an independent third party (including a testing laboratory) as shall be agreed to in writing by both parties. The determination of such third party as to whether the Rejected Quantity meets the Specifications will be final and binding. The cost of the testing and evaluation by the third party shall be borne by Supplier if the third party determines that the Rejected Quantity in question does not meet the Specifications and by GWI if the third party determines the Rejected Quantity meets the Specifications. If any sampled Rejected Quantity is found by the third party not to conform to the Specifications, the Rejected Quantity may be handled as provided in Section 9.9 below.

          9.5 Product Complaints.  Any and all complaints of which
              ------------------
Supplier becomes aware relating to any Product shall promptly be forwarded to the Vice President of Quality Assurance of GWI. GWI shall promptly inform Supplier of any and all complaints that GWI receives which implicate Supplier's manufacturing or other processes at the Facility. Notification shall be given by telephone, with a facsimile confirmation immediately following.

          9.6 Adverse Events.  For the purposes of this Agreement,
              --------------
"Adverse Event" shall mean any adverse event associated with the use of any Product in humans, whether or not considered drug-related. The definition includes an adverse event occurring in the course of the use of a Product in professional practice, in studies, in investigations or in tests. The definition also includes an adverse event occurring from Product overdose (whether accidental or intentional), from Product abuse, or from Product withdrawal, as well as any toxicity, sensitivity, failure of expected pharmacological action, or laboratory abnormality which is or is thought by the reporter to be serious or associated with relevant clinical signs or symptoms. For the purposes of this Agreement, "Serious Adverse Event" shall mean an Adverse Event that is fatal, life-threatening, permanently disabling or incapacitating, results in new or prolonged in-patient hospitalization, is a congenital anomaly, cancer or an overdose. With respect to any Product, Supplier shall notify the GWI North American Product Surveillance Department, or any successor department specified by GWI, as soon as possible, but (i) no later than twenty-four (24) hours following its receipt of information concerning a possible Serious Adverse Event and (ii) no later than forty-eight (48) hours following its receipt of information of a possible Adverse Event that is not a Serious Adverse Event. Notification shall be given by telephone, with a facsimile confirmation immediately following. Supplier shall provide GWI all the information Supplier has available concerning the Adverse Event and shall cooperate fully with any investigation conducted or directed by GWI as set forth in Section 9.7 below. To the extent an Adverse Event of which GWI becomes aware implicates Supplier's manufacturing or other processes at the Facility, GWI shall inform Supplier of such Adverse Event and shall disclose to Supplier any information GWI has regarding that Adverse Event which implicates Supplier's manufacturing or other processes at the Facility. Notification shall be given by telephone, with a facsimile confirmation immediately following.

          9.7  Investigations; Supplier's Obligations.
               --------------------------------------

          (a)  Direction.  GWI shall have the sole right to control and direct
               ---------
the investigation of all Product complaints and Adverse Events. GWI shall advise Supplier of GWI's intentions regarding control and direction of the investigation with respect to any Product complaint or Adverse Event of which Supplier has been notified.

          (b)  Supplier's Assistance.  Upon written request by GWI, Supplier
               ---------------------
shall provide all reasonably requested testing, assistance and information to GWI in connection with an investigation of any Product complaint or Adverse Event, including chemical/microbial analysis of complaint samples (if available), analysis of retained samples and review of batch documentation. Supplier shall have the right to conduct at its own expense any further tests it deems appropriate regarding such investigation provided that it shall share the results with GWI.

          (c) Reporting.  Supplier shall provide to GWI (i) a written report of
              ---------
its determinations and conclusions from any such investigation, testing or other requested assistance related to such investigation as soon as reasonably practicable, but in no event later than thirty (30) days from receipt of GWI's request and (ii) samples (if available) of the affected Product. All communications related to such investigation, testing or other requested assistance shall be held in confidence by Supplier and shall be subject to the terms of Article XXII hereof.

          (d) Reimbursement.  GWI shall reimburse Supplier for costs incurred by
              -------------
Supplier at the request of GWI pursuant to this Section 9.7, to the extent: (i) such costs are outside of the ordinary cost of doing business, and (ii) the Product complaint or Adverse Event is determined not to be the result of (x) failure of Supplier to manufacture, package or store Products in accordance with the Specifications, or CGMP, or (y) a Nonconformity. Payment shall be made by GWI upon completion of agreed-upon milestones or as otherwise agreed by Supplier and GWI.

         9.8  Certain Product Events.
              ----------------------

          (a) Notification and Cooperation.  In the event GWI shall be required
              ----------------------------
(or shall voluntarily decide) to initiate a recall, withdrawal or field correction of, or field alert report with respect to, any Product manufactured by Supplier pursuant to this Agreement, whether or not such recall, withdrawal, field correction or field alert report has been requested or ordered by any Governmental Body, GWI shall notify Supplier's Vice President of Quality Assurance, and Supplier shall fully cooperate with GWI to implement the same.

          (b) Coordination of Efforts.  In the event Supplier determines that a
              -----------------------
recall, withdrawal, field correction or field alert report with respect to any Product by GWI may be necessary and/or appropriate, Supplier shall immediately notify GWI's Vice President of Quality Assurance of its determination. The parties shall cooperate with each other in determining the necessity and nature of such action; provided, however, that Supplier shall take no action to effect the same without the written concurrence of GWI. If GWI does not concur with any recall, withdrawal, field correction or field alert recommended by Supplier, then GWI shall be liable for any Losses incurred by Supplier or GWI arising solely out of the delay caused by GWI in implementing the same, except to the extent Supplier withheld material information or misrepresented the material information upon which GWI made its determination.

          (c) Contacts and Statements.  With respect to any recall, withdrawal,
              -----------------------
field correction or field alert report with respect to any Product, GWI shall make all contacts with the FDA and shall be responsible for coordinating all of the necessary activities in connection with any such recall, withdrawal, field correction or field alert report, and GWI shall make all statements to the media, including press releases and interviews for publication or broadcast as provided in

Section 22.6 below. Supplier agrees to make no statement to the media, unless otherwise required by law and in any such event, Supplier shall collaborate with GWI on the content of any such statement.

          (d) Remedies.  If any recall, withdrawal, field correction or field
              --------
alert report with respect to any Product is initiated because of a defect arising from Supplier's failure to manufacture, test, package or store that Product in compliance with the Specifications and CGMP, GWI shall, in addition to any other remedies available to it, be entitled to handle the affected Product and changes relating thereto as provided in Section 9.9 below and
Section 9.11 below.

          9.9 Disposition of Certain Products.  In the event any Rejected
              -------------------------------
Quantity is found not to comply with Specifications, or in the event any recall, withdrawal, field correction or third-party return of any Product is determined to be a result of Supplier's failure to manufacture, test, package or store that Product in accordance with this Agreement, then [*] the remedies provided in this Section 9.9 shall be GWI's sole remedy with respect to any Rejected Quantity not distributed to third parties, and Supplier shall have no other liability therefor. The party undertaking destruction of the Product shall be solely responsible for compliance with all Legal Requirements, Environmental Laws and the provisions of the FD&C Act in

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

connection with the destruction and shall be liable for any Environmental Losses resulting from such destruction.

          9.10 Credits.  In the event any Rejected Quantity is found not to
               -------
comply with Specifications, or in the event any recall, withdrawal, field correction or third-party return of any Product is determined to be a result of Supplier's failure to manufacture, test, package or store that Product in accordance with the Specifications or CGMP, [*] If there is outstanding credit to GWI on the termination of this Agreement, Supplier shall reimburse GWI the amount of such credit within thirty (30) days after this Agreement is terminated.

          9.11 Product Returns from the Field.  GWI shall instruct its
               ------------------------------
distributors and customers to direct any returns of Secondary/Steriles Products to GWI. Supplier shall promptly notify GWI in writing (including all information Supplier has relating thereto) in the event that any distributor, consumer or other third party returns any Secondary/Steriles Product to Supplier. Supplier shall, at GWI's expense, promptly forward all such Secondary/Steriles Product to the

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

location specified by GWI, and shall take no other action regarding such Secondary/Steriles Product (except for safeguarding such Product), unless requested in writing by GWI or required by applicable law or regulation.

          9.12 Quantitative Deficiencies.  GWI shall inform Supplier of any
               -------------------------
claim relating to quantitative deficiencies in any shipment of Products within [*] following receipt of any shipment. In the event GWI determines there is a quantitative deficiency in any shipment, GWI shall, at its option: (i) only pay for actual quantities delivered; or (ii) require Supplier to rectify any such deficiency by promptly shipping the appropriate quantities of any relevant Product to or as directed by GWI or a GWI Affiliate, in which case GWI shall be obligated to pay for any such quantities pursuant to the terms and conditions of this Agreement.

          9.13 Information Sharing.  GWI shall promptly provide Supplier
               -------------------
with all relevant information, including if applicable pertinent samples supporting its claims, regarding (i) any events described in this Article IX,
(ii) investigations and audits conducted pursuant to the provisions hereof or
(iii) which otherwise implicates Supplier's manufacturing or other processes at the Facility, except to the extent GWI's counsel advises that the same is covered by the attorney-client privilege (which GWI in its sole discretion may elect to waive). GWI also shall afford Supplier reasonable advance notice and a reasonable opportunity to monitor investigations and audits involving Products to the extent necessary to understand the implications for Supplier.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   ARTICLE X

                               REGULATORY MATTERS

          10.1 General.  GWI shall, at its expense, obtain and maintain any
               -------
Consents which may from time to time be required by any Governmental Body with respect to ownership of the New Drug Applications or Abbreviated New Drug Applications or with respect to the marketing, distribution, clinical investigation, import or export of the Products. GWI shall, with Supplier's assistance and cooperation, be responsible for responding to all requests for information required by GWI's Consents from, and making all legally required filings relating to GWI's Consents (including all required annual reports for all of the Products) with, any Governmental Body having jurisdiction to make such requests or require such filings. The parties anticipate that Supplier shall, in the ordinary course of its business, maintain sufficient staff to assist and cooperate with GWI in connection with the making of all legally required filings with respect to the Products. GWI shall reimburse Supplier for costs incurred by it under this Section 10.1 outside the ordinary course of Supplier's business.

          10.2 Consents.  Supplier holds all Consents now required by
               --------
Supplier for the performance of its obligations under this Agreement and shall at all times maintain the Consents necessary from time to time to perform such obligations. Supplier shall be responsible, at its expense, for obtaining, maintaining and complying with all Consents which may from time to time be required by any Governmental Body having jurisdiction with respect to its manufacturing operations and facilities and otherwise to be obtained by Supplier to permit the performance of its obligations hereunder. In the event any Consent held by Supplier relating to the Facility or its ability to manufacture the Products in accordance with this Agreement is hereafter suspended or revoked or Supplier has material restrictions imposed upon it by any Governmental Body affecting (i) any of the Products or (ii) the Facility, Supplier shall immediately notify GWI and shall promptly provide a schedule of compliance and such other information related thereto as is reasonably requested by GWI. In the event any Consent held by GWI relating directly to any of the Products is hereafter suspended or revoked, GWI shall promptly notify Supplier of the event and shall promptly inform Supplier of GWI's general intentions with respect to the affected Product. Notwithstanding the absence, suspension or revocation of any such GWI Consent, or the suspension or revocation of any Consent of Supplier resulting directly therefrom or relating directly thereto, GWI shall be obligated with respect to Guaranteed Revenues as provided in
Article VI above.

        10.3  Inspections.
              -----------

         (a)  Procedures.  In the event that Supplier is notified that any
              ----------
Product or the Facility will be subject to an inspection by any Governmental Body, Supplier shall follow the procedures set forth below:

             (i) Immediately advise GWI's Vice President of Quality Assurance by telephone and facsimile when Supplier is notified that such an inspection will occur, such notice to provide all relevant information known to Supplier regarding such investigation, including whether the inspector is with the FDA office of criminal investigations;

             (ii) Fully cooperate and allow any such inspection by representatives of such Governmental Body to the extent required by applicable law;

            (iii) Except as otherwise required by law, Supplier shall not permit any inspections involving any Product or GWI's confidential matters covered by Article XXII of this Agreement until further instructions in writing are received from GWI's Vice President of Quality

Assurance, and Supplier agrees that GWI shall have the right to be present at any inspection involving any Product; and

            (iv) Promptly send GWI a copy of any inspection report observations related to the manufacture, generation, processing, storage, transportation, distribution, treatment, disposal or other management of Products, Materials or Secondary Materials received or available as a result of any such inspection as well as responses to any inspection reports prepared in accordance with Section 10.3(b) below.

          (b) Notification.  In the event that any Governmental Body shall take
              ------------
any action which shall require a response or action by Supplier with respect to any Product, Material, Secondary Material or the Facility, Supplier agrees, in light of GWI's interest in the Products, immediately to notify GWI of the required response or action and shall proceed only with the advice and consent of GWI, which shall not be unreasonably withheld. GWI acknowledges Supplier's responsibility with respect to responding to any Governmental Body and shall respond accordingly.

        10.4 Import/Export Matters.
             ---------------------

         (a) Drawback.  GWI shall retain all rights to any claim for drawback
             --------
associated with and/or arising out of the transactions contemplated herein. Supplier acknowledges GWI's rights, as exporter, to claim drawback and Supplier affirmatively disavows any right to, or right to reserve any right to, any drawback claim in connection with the transactions contemplated herein.
Supplier shall assist GWI in perfecting any drawback claim made by GWI and Supplier will cooperate with the United States Customs Services ("Customs") in any verification of such drawback claims made by GWI. Supplier will provide any necessary documentation to Customs in support of such claims, including, but not limited to, certificates of manufacture and delivery, any other form or certification required by Customs, and such records which will allow
Customs officials to trace all articles manufactured or produced from importation, through production, to exportation. Supplier shall maintain all records with respect to the production, which records may be necessary in connection with such drawback claims, for at least three (3) years after payment of any drawback claim to GWI.

          (b) NAFTA.  Supplier shall assist in perfecting any claim that shall
              -----
be made under NAFTA in connection with exportations to Canada and/or Mexico, including, but not limited to, Supplier providing necessary documentation in support of such NAFTA claims.

          (c) Expenses.  GWI shall promptly pay or reimburse Supplier for
              --------
amounts incurred by Supplier outside the ordinary course of Supplier's business in connection with Supplier's performance of its obligations pursuant to Sections 10.4(a) and (b) above.

        10.5  Procurement and Subcontracting, and Non-Discrimination in
              ---------------------------------------------------------
Employment.   (a)  GWI and the U.S. Department of Veterans Affairs have
----------
entered into a contract which obligates GWI to provide equal opportunities for small business concerns to engage in the performance of GWI's contracts. In addition, GWI is obligated to include the clause contained in Title 48, Part 52.219-8 of the Code of Federal Regulations, Utilization of Small, Small Disadvantaged and Women-Owned Small Business Concerns in all GWI contracts that offer further subcontracting opportunities. A copy of the language of Title 48,
Part 52.219-8 of the Code of Federal Regulations is attached as Exhibit D.
                                                                ---------
Supplier shall provide to GWI a Small, Small Disadvantaged and Women-Owned Small Business Subcontracting Plan, in the form prescribed from time to time by GWI, the current form of which is attached as a part of Exhibit D.
                                                   ---------

          (b) To the extent required by law, the equal opportunity clause in
Section 202 of the Executive Order 11246 (Title 41, Part 60-1.4 of the Code of Federal Regulations), the affirmative action clause for disabled veterans and veterans of the Vietnam era (Title 41, Part 60-250.4 of the Code of Federal Regulations), and the equal opportunity clause for otherwise qualified workers (Title 41, Part 60-741.4 of the Code of Federal Regulations) are incorporated herein by reference. Supplier agrees to execute and shall execute the Certificate of Non-Segregated Facilities, Exhibit E, attached hereto and
                                          ---------
incorporated herein, prior to beginning work under this Agreement.


                                   ARTICLE XI

                         INVOICE, SHIPMENT AND PAYMENT

          11.1      Invoicing.
                    ---------

          (a) General.  All Products manufactured under this Agreement other
              -------
than quantities of Primary Products for production of Secondary/Steriles Products shall be invoiced by Supplier to GWI in duplicate upon shipment to the destination designated by GWI. Except as provided in Section 2.2(d) with respect to Specified Volumes for which no POs have been issued, Primary Products for the production of Secondary/Steriles Products shall be invoiced to GWI only at the time such Secondary/Sterile Products into which such Primary Products have been incorporated are shipped. Each such invoice shall state GWI's aggregate and unit purchase price for Products in a given shipment, plus any freight, taxes or insurance costs incident to the purchase or shipment initially paid by Supplier but to be borne by GWI pursuant to the terms of this Agreement.

          (b) Format; Submission Requirements.  [*]
              -------------------------------

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Prior to the implementation of such system, invoices shall initially be in the form of Exhibit F hereto. Supplier shall transmit one copy of each invoice to
        ---------
GWI's Disbursing Department in the manner prescribed by GWI to Supplier from time to time in writing. Supplier shall also deliver two paper copies of each invoice to the billing contacts for this Agreement designated in writing by GWI from time to time. In any event, the invoice shall be in a form mutually acceptable to the parties from time to time and include the following information: (i) cost center, (ii) account number, (iii) GWI contact, and, where applicable, (iv) codes for the PO, project, contract, subaccount, CAR and PAR.

          11.2      Shipment; Title; Transport.
                    --------------------------

          (a) General.  Products (other than quantities of Primary Products for
              -------
production of Secondary/Steriles Products) shall be shipped [*] Supplier shall arrange for shipment and insurance [*] for Products (other than quantities of Primary Products to be used by Supplier in the manufacture of Secondary/Steriles Products) in accordance with GWI's instructions and for the account and expense of GWI, provided that if GWI does not provide instructions with respect to the carrier to be used within ten (10) days of submitting the applicable PO, Supplier shall select the carrier. [*] for duties and insurance related to Products shipped upon receipt of evidence of such payment. Title to and risk of loss with respect to any Products shall pass from Supplier to GWI when such Products are placed in [*]

          (b) Export Regulations.  GWI shall comply with applicable export
              ------------------
restrictions including the U.S. Federal Food, Drug and Cosmetic Act, Sections 801 and 802, and regulations and policies promulgated pursuant thereto, and the Export Administration Regulations of the U.S.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Department of Commerce regarding export controls or Section 999 of the U.S. Internal Revenue Code of 1986, as amended, regarding boycott participation and similar laws of other countries. GWI shall also obtain and maintain at its expense all appropriate export permits and approvals.

          (c) Single Order.  To the extent possible, Products which are
              ------------
purchased in a single order shall be delivered by Supplier in a single shipment unless GWI directs that such Products should be delivered to more than one location.

          (d) Delivery Timing.  Time is of the essence with respect to each
              ---------------
Delivery Date; provided, delays of a duration less than those specified in
Section 20.1(b) below, described in Section 8.2(d) or occasioned by GWI's failure to release all or a portion of a shipment meeting the Specifications within the seven (7) day period provided in Section 9.3(a) or a carrier's failure to meet the schedule set forth on Schedule 2.4(c) shall not constitute a
                                          ---------------
Supplier Material Default. Further, in no event shall any Primary Product shipped to GWI or a GWI Affiliate which has a shelf life of [*] have less than the minimum dating provided on Schedule 11.2(d) attached hereto and incorporated
                               ----------------
herein by reference.

          (e) Taxes.  When Supplier has the legal obligation to collect and/or
              -----
pay sales, use and excise taxes or duties imposed by any governmental agency that are applicable to the export or import of the Products, the actual amount thereof shall be added to GWI's invoice delivered in accordance with Section
11.1 above and paid by GWI, unless GWI provides Supplier with a valid tax exemption certificate authorized by the appropriate taxing authority. Any taxes with respect to the Products which GWI has the direct obligation to pay shall be paid by GWI as required by

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

applicable law. All other taxes, levies or assessments of any kind in effect at the date of this Agreement and related to Supplier's manufacture of the Products for purchase by GWI, including income, payroll and business licensing (including privilege) taxes, shall be paid by Supplier. In the event new types or classifications of taxes related to GWI's purchase of the Products are imposed after the date of this Agreement, the parties shall negotiate in good faith to allocate the burden of taxes in a manner to provide the parties hereto with the relative benefits and burdens presently provided under this Section 11.2(e). If the parties cannot so agree, then Selected Accounting Firm shall conclusively determine the allocation of the new taxes.

          11.3      Payment.  Payments for Products invoiced under Section 11.1
                    -------
above shall be due [*] subject in each case to GWI's receipt (except with respect to certain Specified Volumes invoiced by Supplier pursuant to Section 2.2(d)) of shipment of such invoiced Products and acceptable certificates of analysis for each of such Products as provided in Section 10.3(a) above and provided that a discount of [*] The amount of any such discount applied shall be deducted from the amount of GWI's Guaranteed Revenue obligation for the year in which earned. During any time periods in which the total receivables due Supplier pursuant to invoices issued under this Agreement which [*] Supplier may charge interest at the annual rate of [*] following the date of the applicable invoice.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  ARTICLE XII

                         ACCESS, INSPECTION AND AUDITS


          12.1      On-Site Personnel.
                    -----------------

          (a) General.  [*]
              -------

          (b) GWI Personnel and Representatives at the Facility.  Supplier shall
              -------------------------------------------------
provide personnel of GWI or its designee(s) undertaking work at the Facility under this Agreement (collectively, the "GWI Visitors") with reasonable access to the Facility, which shall mean during customary business hours and periods of production at the Facility, unless the [*] GWI will ensure that the GWI Visitors conduct their activities at the Facility so as to cause minimum interference to the normal operation of the Facility. GWI shall be responsible for all actions of the GWI Visitors at the Facility and shall require them to comply with all policies generally established by Supplier with respect to the Facility, including policies generally applicable to all non-employees at the Facility. Receipt and use by any GWI Visitor of any Supplier Confidential Information shall be subject to the provisions of Article XXII of this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          12.2      Inspection Rights.  Without limiting its rights under
                    -----------------
Section 12.1 above, GWI or its designee shall have the right to inspect those portions of Supplier's facilities used in the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other management or receiving of the Products and their components, Materials or Secondary Materials. GWI shall have the right to inspect all inventory of Products and Materials contained at such facilities. Such inspections shall occur during business hours and shall be scheduled by GWI at least [*] business days in advance, provided, however, that in the event of an Adverse Event or any
         --------  -------
proposed or actual inspection by the FDA or other Governmental Body or other emergency involving any Product, Material, Secondary Material or the Facility, GWI shall have the right at any time upon [*] to conduct an inspection hereunder. Purposes for such inspections may include CGMP compliance, system audits, compiling information for reporting obligations, compliance with Specifications and/or investigations of complaints and/or compliance with any Legal Requirements, Environmental Laws, the Health, Safety and Environmental Guidelines attached as Schedule 12.2 hereto and incorporated by reference (the
                       -------------
"HSE Guidelines"), or provisions of the FD&C Act or the terms of this Agreement.

          12.3      Records.  Supplier shall retain all information, documents,
                    -------
materials, items, records (in electronic or hard-copy form, as designated by GWI) and samples of Products related to Supplier's performance under this Agreement, including: (i) samples of the Materials and other constituents used in the manufacture of each batch of Product, (ii) samples of each batch of any Product, (iii) all batch production, stability study, testing and quality control records, (iv) all records relating to complaint investigations for each Product, (v) all component labeling records, (vi) all records relating to or required for compliance with applicable laws and regulations, (vii) all inventory

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

records relating to the Products, (viii) all records relating to environmental monitoring and issues, (ix) historical financial records relating to the Facility (to the extent relevant in connection with any tax audit of GWI); and
(x) all records relating to compliance with any Legal Requirements, Environmental Laws or provisions of the FD&C Act and the terms of this Agreement, to the extent required and for at least the periods of time required by applicable laws and regulations and product registrations or licenses, but in no event for less than seven (7) years from the date of manufacture. Following the date that Supplier is no longer required to retain the foregoing items pursuant to this Section 12.3, Supplier may at any time destroy such items provided it gives GWI not less than twenty (20) days advance notice and an opportunity to reclaim any materials prior to destruction. In addition, Supplier shall retain all other financial books and records relating to the Products during the Term of this Agreement and for a period of at least two (2) years thereafter. On request from GWI, Supplier will provide GWI or its designee with access to the documents and items set forth in this Section 12.3 and shall make available to GWI or its designee copies of any of the foregoing documents or items for review at the Facility in connection with GWI's audit rights under
Section 12.4 below. In any event, Supplier shall afford GWI the right to inspect and copy such materials at GWI's expense prior to any destruction thereof otherwise permitted hereunder. GWI will have no right to inspect or copy documents or items related to products other than the Products.

          12.4      Audit Rights.
                    ------------

          (a) General.  Subject to the other provisions of this Section 12.4,
              -------
during the period that Supplier is supplying any Product hereunder and until the later of the expiration of the applicable period set forth in Section 12.3 or such longer period in which Supplier is obligated by law to retain such documentation or materials, GWI may audit and inspect Supplier in connection with the following related to Products and their components; Materials; Secondary Materials; and GWI's operation of the Facility prior to the Effective Time: (i) Supplier's facilities and records pertaining to the Products or the manufacture, packaging, storage, testing, holding, shipping or receiving of the Products and their components; (ii) inventory levels; (iii) compliance with Specifications and CGMP; (iv) product complaints; (v) financial calculations called for in this Agreement; (vi) Supplier's compliance with all Legal Requirements, Environmental Laws or provisions of the FD&C Act pertaining to the Products or the manufacture, generation, processing, transportation, distribution, treatment, packaging, storage, testing, holding, disposal or other management of the Products and their components, Materials and Secondary Materials, including the HSE Guidelines; (vii) historical financial records regarding the Facility (to the extent relevant in connection with any tax audit of GWI); and (viii) other compliance by Supplier with the provisions of this Agreement.

          (b) Scope.  The scope of any audit conducted by GWI in accordance with
              -----
this Section 12.4 may include, without limitation:  (i) [*] (ii) [*] (iii) [*]
(iv) [*] (v) supporting documentation related to amounts reimbursable to Supplier under the terms of this Agreement for Product transportation and delivery; and (vi) [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (c) CGMP Compliance.  In the event of any audit of Supplier's
              ---------------
compliance with CGMP, GWI shall submit to Supplier a written report of GWI's findings within thirty (30) days of completion of the audit. Within thirty (30) days after receipt of this report, Supplier shall submit its written response to the report.

          (d) Audit of Materials Suppliers.  GWI shall also have the right to
              ----------------------------
audit Supplier's sources of all Materials and shall use reasonable efforts to notify Supplier of the occurrence of such audits and provide Supplier the right to be present so long as the scope of such audit covers one or more Products specifically and is not limited to GWI's relationship to such supplier existing apart from this Agreement. Supplier shall use commercially reasonable efforts to require any suppliers from whom it purchases Materials (other than suppliers of the Key Ingredients) to permit GWI audit and inspection rights commensurate with this Section 12.4 at least on an annual basis or otherwise upon the occurrence of a material increase in cost of Materials purchased from such supplier or the occurrence of any event described in Sections 9.5, 9.6, 9.8, 9.9 or 9.11 with respect to any Product utilizing such supplier's Materials.

          (e) Conditions.  All audits under this Section 12.4 shall occur during
              ----------
business hours and shall be scheduled by GWI at least two (2) business days in advance, provided, however, that in the event of an Adverse Event or any
         --------  -------
proposed or actual inspection by the FDA or other Governmental Body or other emergency involving any Product, Material, Secondary Material or the Facility, GWI shall have the right at any time upon one hour's notice to conduct an audit hereunder. Such audits shall be conducted subject to the requirements of
Article XXII of this Agreement.

                                 ARTICLE XIII

                                 GWI SERVICES

          13.1      Production Support.  Under the terms of this Section 13.1,
                    ------------------
GWI shall make available to Supplier reasonable levels of production support in connection with technical production problems or technical issues relating to the manufacturing, quality control and supply of Products under this Agreement and shall provide to Supplier in response to specific inquiries relating to such technical problems or issues all relevant technical information derived from or relating to operations at the Facility in GWI's possession reasonably necessary for Supplier to manufacture and supply Products meeting the Specifications ("Production Support"). All requests for Production Support by Supplier shall be directed to the GWI employee designated by GWI in writing prior to the Effective Time or to such other Person or Persons as may be designated by GWI from time to time. GWI shall use all reasonable efforts to make available in response to reasonable requests for Production Support the current GWI employee who has particular knowledge of the issue. Production Support shall be provided during normal business hours. To the extent possible, Production Support shall be provided at the place of employment for the responding GWI employee or, when such efforts are not successful, at the Facility. GWI shall not be obligated to provide Production Support for any process or system improvements under consideration or implemented by Supplier. Supplier agrees not to request Production Support until it has made a good-faith effort to resolve the issue or problem, including investigation and review of documentation. Nothing in this
Section 13.1 shall, however, be deemed to eliminate or modify Supplier's obligation to manufacture and supply the Products in accordance with this Agreement.

                                  ARTICLE XIV

                             INTELLECTUAL PROPERTY


          14.1      Ownership.
                    ---------

          (a) GWI Rights.  Supplier acknowledges and agrees that, as between GWI
              ----------
and Supplier, GWI owns all rights in and to the Retained Intellectual Property (as defined in the Purchase Agreement), including all Intellectual Property rights in and to the Products, the Data (as defined below) and documentation, specifications and processes associated with the Products and Data, except to the extent that such items are in the public domain or owned by a third party. In particular, Supplier acknowledges and agrees that: (i) subject to Section
22.4 below, all of the Specifications contain valuable trade secret and confidential information of GWI and are and shall remain the copyrighted works of GWI, (ii) Schedule 14.1(a) to this Agreement is intended (but not represented
             ----------------
or warranted) to be a complete list of patents owned by GWI which apply to the manufacture, use or sale of Products, (iii) Schedule 14.1(b) to this Agreement
                                            ----------------
is intended (but not represented or warranted) to be a complete list of trademarks owned by GWI that are as of the Effective Time used in connection with any of the Products, and (iv) Schedule 14.1(c) for this Agreement is intended (but not represented or warranted) to be a complete list of Product-specific process automation software owned by GWI which are used by GWI in connection with the manufacture, use or sale of the Products. Except as expressly provided in Section 14.3 below, nothing in the Agreement shall be deemed to transfer or convey, expressly or by implication, any GWI Rights to Supplier.

          (b) Supplier Rights.  GWI acknowledges and agrees that, subject to the
              ---------------
License Agreement (as defined in the Purchase Agreement), Supplier owns all rights in and to the Transferred Intellectual Property (as defined in the Purchase Agreement).

          (c) Trademark Rights.  Supplier acknowledges and recognizes the great
              ----------------
value of the publicity and goodwill associated with the trademarks set forth in

Schedule 14.1(b) as well as such other tradenames owned by GWI that GWI may use
----------------
in connection with the Products from time to time after the Effective Time (collectively, the "Marks"), and acknowledges that all such goodwill belongs exclusively to GWI. At GWI's request and reasonable expense, Supplier shall cooperate reasonably and in good faith with GWI for the purpose of securing and preserving GWI's rights in and to the Marks. Except as set forth in Section
14.3 below, nothing in this Agreement shall be construed as an assignment or grant to Supplier of any right, title or interest in or to the Marks. Supplier shall not register or attempt to register any of the Marks, alone or in combination with other elements, as a trademark, service mark, corporate name, trade name or other designation of origin. GWI's failure to register or election not to register any of the Marks shall not be deemed an abandonment or waiver of any such rights.

          14.2      New Developments and Modifications.
                    ----------------------------------

          (a) Supplier Developments.  All Intellectual Property conceived,
              ---------------------
reduced to practice or otherwise developed solely by or on behalf of Supplier in connection with the Agreement, unless made at the request of GWI pursuant to
Section 14.2(b) below, including any inventions, whether patentable or not, trade secrets or copyrights ("Supplier Developments") shall be owned by Supplier.

          (i) As soon as practicable, Supplier shall inform GWI in writing of any proposal to develop a Supplier Development utilizing or based on any of the GWI Rights prior to such development, and shall not begin substantial work in connection therewith without the prior written consent of GWI. In addition, Supplier shall inform GWI of any Supplier Development not utilizing or based on any of the GWI Rights promptly after reduction to practice of such Supplier Development. Supplier may not implement or use any Supplier Development that would require a change to the Specifications without the prior written consent of GWI, in accordance with Section 7.1(g) above. Supplier's failure to give notice required under this Section 14.2(a)(i) will neither (i) affect Supplier's ownership of any Supplier Development, nor (ii) be deemed to grant Supplier any rights to use the GWI Rights.

          (ii) Upon GWI's request, Supplier and GWI shall enter into good faith negotiations regarding the terms of Supplier's license to GWI of the right to use and/or exploit a Supplier Development, including royalty terms. The parties contemplate that such license terms would provide GWI with the nonexclusive, nontransferable right to make, have made, use and sell products that practice such Supplier Development at any location.

          (iii) Supplier will inform GWI in writing of those countries in which Supplier will file a patent application covering any Supplier Development prior to filing such patent application. GWI will have the right to, at its option: (a) file a patent application in other countries in Supplier's name covering such Supplier Development at its own expense, or (b) require Supplier to file and prosecute patent applications in other countries covering such Supplier Development at GWI's expense. All fees and expenses paid by GWI under this Section 14.2(a)(iii) with regard to patent activities relative to a particular Supplier Development shall be deducted from any royalties due to Supplier pursuant to an agreement entered into under Section 14.2(a)(ii) above with respect to the applicable Supplier Development. Supplier will use reasonable efforts to provide GWI with the opportunity to review any publication by Supplier or any Supplier Affiliate relating to a patentable Supplier Development prior to such publication, and will upon GWI's request delay publication for up to 60 days so that a patent application may be filed for such Supplier Development.

          (b) GWI Developments.  All Intellectual Property conceived, reduced to
              ----------------
practice or otherwise developed by or on behalf of GWI, including any developments by Supplier made at the request of GWI pursuant to a further written agreement, including any inventions, whether patentable or not, any trademarks, trade dress, trade secrets or copyrights ("GWI Developments") shall be owned by GWI; provided, it is understood that Supplier shall have no obligation to conduct any development activities on behalf of GWI.

          14.3      Grant of Licenses.
                    -----------------

          (a) By GWI.  Under the terms and subject to the conditions of this
              ------
Agreement, GWI hereby grants Supplier the non-exclusive, royalty-free right during the Term of this Agreement, under the Retained Intellectual Property and the GWI Developments (collectively, the "GWI Rights") to make, manufacture and supply Products solely for GWI and solely to perform Supplier's obligations under this Agreement. Supplier will have no right or license to make, manufacture, supply, distribute or sell Products for any other purpose or for or to any other Person, and, further, Supplier may not use any GWI Rights to make, manufacture, supply, distribute or sell any products other than the Products. Except as expressly set forth in this Agreement, GWI shall have no obligation to provide Supplier with technical information concerning the Products, nor to otherwise provide technical assistance to Supplier. All license rights with respect to each Product granted to Supplier hereunder immediately shall terminate and revert to GWI upon the termination of the manufacture of such Product at the Facility pursuant to the terms of this Agreement. Except on behalf of GWI, as expressly required under Section 7.4 or conducted pursuant to
Section 14.2(b) of
this Agreement, Supplier will have no right or license to use directly or indirectly the Specifications, any Products or any GWI Rights in connection with any research and development activities, provided, Supplier may, subject to the noncompete provision of the Purchase Agreement (Section 7.4 therein) and any other applicable provisions of this Agreement, use any information within the GWI Rights obtained independently of this Agreement which enters the public domain through no breach of this Agreement by Supplier. GWI reserves all rights not expressly granted herein.

          (b) Sublicenses.  Solely to the extent: (i) necessary for Supplier to
              -----------
perform under this Agreement and (ii) that GWI has the right to grant such sublicense, GWI hereby grants Supplier a non-exclusive, royalty-free sublicense to make, manufacture and supply Products solely for GWI or any GWI Affiliate under any and all patent rights, trade secrets, trademarks, know-how and other proprietary non-patented information owned by a third party which GWI or a GWI Affiliate has licensed or otherwise has rights to during the Term of this Agreement ("Sublicense Agreements"). Supplier agrees to comply with all restrictions and other terms and conditions contained in any agreements or licenses with third parties of which it is aware relating to the foregoing rights; provided, GWI and its Affiliates shall be responsible for all payment obligations due to third parties pursuant to such Sublicense Agreements. GWI agrees not to terminate any Sublicense Agreement while Supplier continues to manufacture and supply Product(s) subject to such a Sublicensed Agreement pursuant to this Agreement.

          (c) Trademark License.  Subject to the terms and conditions of this
              -----------------
Agreement, GWI grants Supplier during the Term of this Agreement the personal, nonexclusive and nontransferable license to use the Marks solely in accordance with the Specifications on and in connection with the packaging, sale, and distribution of Products as permitted by this Agreement.

Supplier shall in no event have any right or license to use any other Marks in connection with the Products. The parties acknowledge that Supplier's obligation to comply with the Specifications is important to preserve the quality of the products associated with the Marks and GWI's good will associated with the Marks. In this connection, Supplier's use of the Marks is expressly conditioned on compliance with the provisions of Article 9 of this Agreement regarding testing and quality assurance. All of the other license limitations in Section 14.3(a) above shall also apply to the license set forth in this
Section 14.3(c).

                                   ARTICLE XV

                         INFORMATION TECHNOLOGY MATTERS

          15.1      Introduction.  This Article XV sets forth the terms and
                    ------------
conditions regarding certain information technology ("IT") issues, including the transition of support for IT systems at the Facility from GWI to Supplier. In accordance with the terms of this Article XV, Schedule 15.2(a) and Schedule
                                              ----------------     --------
15.3, the parties agree to work together in good faith in an efficient fashion to: (a) transfer certain IT knowledge and support responsibilities from GWI to Supplier; (b) transfer certain GWI information, data and systems from the Facility to GWI; (c) allow GWI reasonable ongoing access to information, data and systems at the Facility for the purposes set forth in Section 15.7; and (d) maintain systems required for the manufacture of Products in an operational status.

          15.2      IT Support Services.
                    -------------------

          (a) General Obligation.  Schedule 15.2(a), attached hereto and
              ------------------   ----------------
incorporated herein by reference, contains a description of the interim support services to be provided by GWI for

Supplier after the Effective Time (the "IT Support Services"). GWI agrees to respond to requests for IT Support Services in a prompt and timely manner, and to use reasonable efforts to make available (at the Facility in the event of a critical system failure affecting Product delivery that is not resolved via phone or e-mail) in response to such requests the current GWI employee who has particular knowledge of the subject matter of such request. Supplier shall reimburse GWI for reasonable travel expenses incurred in connection with visits to the Facility to provide IT Support Services. In the event of any conflict between the terms of Schedule 15.2(a) and the terms of this Article XV, the
                     ----------------
terms of this Article XV shall control.

          (b) Time Period.  GWI's obligation to provide the IT Services will
              -----------
begin at the Effective Time and end on the date specified in the IT Support Services, or, if no expiration date is included for a specific support obligation, on the earlier of: (a) 18 months after the Effective Time or (b) such date as the parties mutually agree.

          (c) Supplier Obligations.  GWI will be obligated to perform only the
              --------------------
tasks and obligations expressly set forth in Schedule 15.2(a).  Without limiting
                                             ----------------
the generality of the foregoing, Supplier will be solely responsible for: (a) supporting all process automation systems at the Facility; (b) providing project management/leadership, software enhancement or consulting services relating to proposed information technology acquisitions, development projects or enhancements; and (c) providing any validation services.

          (d) Obligations in Conversion Charge.  GWI and Supplier acknowledge
              --------------------------------
their respective intent that the IT Support Services not include any obligations that are or reasonably can be performed by Supplier personnel or contractors. Whether or not Supplier assumes responsibility for any such obligations included in the IT Support Services, there shall be no payment or other adjustments to charges due under this Agreement between the parties.

          (e) Agreements.  Supplier will be responsible for administering and
              ----------
making payments under all hardware and software license, lease, maintenance and other agreements relating to hardware and software at the Facility, including the agreements set forth in Schedule 4.12(c) of the Purchase Agreement, except
                            ----------------
for one-time relicensing or transfer payments arising from GWI's transfer of agreements to Supplier under the Purchase Agreement for which GWI shall be responsible for paying, regardless if due prior to or after the Effective Time. All such relicensing or transfers shall be completed by the [*] of the Effective Time, unless otherwise agreed by the parties. In addition, unless otherwise expressly set forth herein, Supplier will be responsible for acquiring and paying for all hardware replacement parts and machines.

          (f) Service Level.  GWI shall provide the IT Support Services at a
              -------------
service level and in a manner comparable to the service level and manner in which those services were provided by GWI for the Facility prior to the date of this Agreement, with such reductions and modifications to the manner of services that are reasonable in light of changes implemented by Supplier after the Effective Time in the mainframe computing and communications environment at the Facility. GWI will use reasonable efforts to respond to critical problems involving systems supported by GWI under Schedule 15.2(a) in a timely fashion to
                                         ----------------
avoid a negative impact on Product delivery. GWI shall not be required to respond to a level of demand for IT Support Services that is higher than the level of demand for comparable services provided by GWI for the Facility during the six (6) months prior to the date of this Agreement. Except as set forth in
Section 15.4(a) below, GWI support obligations will be limited to support for the computing environment (e.g., hardware, network

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

infrastructure and system software) and software release levels in place at the Facility at the Effective Time.

          (g) New Systems.  GWI will cooperate with Supplier and provide
              -----------
reasonable assistance to Supplier in connection with certain new systems at the Facility [*] but may not have been fully implemented at the Effective Time, including new payroll, human resources, benefits withholding and certain financial systems (the "Pre-Closing Systems") to the extent set forth in
Schedule 15.2(a). GWI's obligations set forth in the prior sentence shall not
----------------
extend past [*] after any such Pre-Closing System has become functionally operational at the Facility. [*] After the Effective Time, Supplier will provide GWI with sufficient advance notice of any proposed acquisition of new systems to allow GWI an opportunity to comment on possible issues regarding access to GWI Data and/or effect on the supply of Products under this Agreement, but GWI will have no obligation to investigate, provide, fund or assist in the implementation of any new Supplier system or related services, unless expressly set forth in the IT Support Services or otherwise agreed in writing by the parties.

          15.3   IT Transition Plan.  Schedule 15.3 (the "IT Transition Plan"),
                 ------------------   -------------
attached hereto and incorporated herein by reference, contains certain additional terms agreed to by the parties regarding: (a) the IT Support Services; (b) the transfer of GWI data and systems from the Facility to GWI; and
(c) the transfer of responsibility for support of IT systems at the Facility from GWI to Supplier. Each party agrees to perform the tasks assigned to it in the IT Transition Plan. The parties

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

may agree in writing from time to time to modifications to the IT Transition Plan. In the event of any conflict between the terms of the IT Transition Plan and the terms of this Article XV, the terms of this Article XV shall control.
As part of the IT Transition Plan, it may be necessary for Supplier to obtain access on a temporary basis to certain GWI applications. Supplier agrees to access such applications only for the purposes agreed to under the IT Transition Plan, and will promptly notify GWI if Supplier learns of any information or obtains access to any systems which Supplier has no right to access under the IT Transition Plan. In the event Supplier gains any such access, the accessed information and data shall be deemed GWI Confidential Information.

          15.4      Year 2000.
                    ---------

          (a) Software Obligations of GWI.  If a Year-2000 compliant version of
              ---------------------------
any of the third-party system software products (such as a compiler or operating system) set forth in Schedule 15.4(a), attached hereto and incorporated herein
                     ----------------
by reference, is available to replace a noncompliant version of such software product at the Effective Time or within eighteen (18) months after the Effective Time, then [*] unless the parties agree after good-faith discussions that such installation would cause unacceptable operational problems. Supplier shall be responsible for verifying whether application systems are functional and validated after the installation of any such new system software release.

          (b) Payment Obligations of GWI.  In consideration of Supplier's
              --------------------------
handling of the Year 2000 issue at the Facility as provided in Section 15.4(c) below, GWI shall pay Supplier [*] subject to and conditioned upon delivery by Supplier of the

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Millennium Compliance Plan or quarterly updates thereto required to be delivered by such date pursuant to Section 15.4(c)(iii):

                                    10/31/97
                                    01/31/98
                                    03/31/98
                                    06/30/98
                                    09/30/98
                                    12/31/98
                                    03/31/99
                                    06/30/99

          (c) Obligations of Supplier.  Supplier agrees as follows:
              -----------------------

          (i) Supplier will use reasonable efforts to ensure that there will be no failure or production of erroneous results as a result of the inability to receive, store, process or output date information regardless of the date or dates utilized, including without limitation related to the change of century in any computer software, computer hardware, automation systems and devices owned, licensed or used by Supplier or any suppliers of Supplier (collectively, the "Computing Devices") that would result in either: (a) the inability of Supplier to manufacture and supply Products and supporting documentation and information under this Agreement, or (b) the failure of defined system interfaces and connections between Supplier systems and GWI systems (each, a "Failure").

          (ii) Supplier will use reasonable efforts to perform within six (6) months after the Effective Time such additional testing and assessment of the Computing Devices not being replaced by Supplier necessary to determine whether any such Computing Devices may have a Failure as described in Section 15.4(c)(i) above. Supplier will also, within ninety (90) days after the Effective Time, prepare a preliminary written plan of action to ensure that the Computing Devices will not be the subject of a Failure (the "Millennium Compliance Plan"). To the extent reasonably necessary to ensure Supplier's compliance with Section 15.4(c)(i) above, Supplier will also, within six (6) months after the Effective Time, contact and use reasonable efforts to determine whether suppliers of goods or services to Supplier, including without limitation suppliers of computer software, computer hardware, automation systems and devices, will warrant that each of the Computing Devices owned, licensed or used by such supplier will not be the subject of Failures. Supplier will inform GWI in writing of all such suppliers who will not make such warranties.

          (iii) Supplier shall deliver to GWI a copy of the preliminary Millennium Compliance Plan not later than ninety (90) days after the Effective Time, and deliver to GWI a detailed Millennium Compliance Plan within six (6) months after the Effective Time. Supplier thereafter shall deliver GWI at the end of each calendar quarter a written report on updates, issues, progress and changes in schedule, if any, made in relation to the Millennium Compliance Plan. Supplier shall also use reasonable efforts to implement a plan promptly after the Effective Time the goal of which is to prevent the purchase or license of Computing Devices that may be the subject of Failures. Supplier shall notify GWI in writing and provide GWI with details promptly in the event that Supplier obtains: (a) information (other than information already included in the Year 2000 report prepared by Data Dimension, Inc. for GWI prior to the Effective Time (the "DDI Report")) that any Computing Devices owned, licensed or used by Supplier may be the subject of a Failure, or (b) any material supplements, modifications or clarifications of the DDI Report. Supplier shall also notify GWI in the event Supplier becomes aware that any computer software or systems owned, licensed or used by GWI and related to the Facility may be the subject of a Failure. Upon GWI's written request, Supplier agrees to participate at GWI's expense in additional tests to be conducted at agreed times of the Computing Devices owned, licensed or otherwise used by Supplier to determine whether such Computing Devices may be the subject of Failures.

          15.5      Migration of GWI Systems and Data.
                    ---------------------------------

          The parties acknowledge that, during the first 24 months after the date of this Agreement, GWI will have the right to transfer GWI systems and data from the IBM mainframe computer at the Facility to other GWI computing facilities. Supplier agrees to provide GWI with reasonable access, cooperation, assistance and information as necessary for GWI to accomplish this transfer.

          15.6      Data.
                    ----

          (a) Ownership.  As between Supplier and GWI, GWI shall be and remain
              ---------
the sole and exclusive owner of any and all data and information relating to:
(i) the business of GWI or any GWI Affiliate, (ii) customers or suppliers of GWI or any GWI Affiliate, as it relates to any Product; (iii) any of the Products, including any forecasts therefor and any data reflected in POs or the MRP system (or replacement therefor permitted by the terms of this Agreement), and (iv) any GWI Rights (collectively, the "Data"). The Data shall include current, historical, archived and outcomes information, whether or not present at the Facility or in electronic or hard-copy form. GWI shall own all Intellectual Property rights that may subsist in the Data.

          (b) Supplier Access.  Supplier agrees to access and use the Data only
              ---------------
as and to the extent necessary and appropriate for the performance of Supplier under this Agreement. Neither Supplier nor any of its employees, agents, consultants or assigns shall have any ownership or (except as set forth in the preceding sentence) usage rights in any of the Data in any form, including raw data, stripped data, cumulated data, usage information, summary information and statistical information derived from or in connection with the Data.

          (c) GWI Access.  During the Term of this Agreement and for a
              ----------
reasonable period of time after the expiration or termination of this Agreement, GWI and its designees shall have the right to [*] during the Term of this Agreement on-site at the Facility. Supplier shall provide GWI with reasonable assistance and cooperation in connection with GWI's exercise of this right. GWI shall not attempt to learn or obtain access to any systems or information: (i) that are related to business other than GWI's, or (ii) for purposes not related to any of the purposes described in Section 15.7; Supplier agrees to take reasonable steps to segregate such information from that which GWI has the right to access. GWI shall promptly notify Supplier if it learns of or obtains access to any information other than Data or other information which GWI has the right to access hereunder.

          15.7      Systems; GWI Access.  Subject to the terms of this Section
                    -------------------
15.7, GWI and its designees shall have the right during the Term of this Agreement to access and monitor Supplier's information technology systems at the Facility or connected to the Facility used in connection with the performance of Supplier's obligations under this Agreement; provided, except pursuant to
Article XII hereunder, GWI shall have no access to Supplier's process automation systems. In addition, GWI and its designees shall have the right during the Term of this Agreement [*] or connected to the Facility, and to integrate the same with Supplier systems at the Facility or connected to the Facility. GWI's rights under this Section 15.7 shall be exercised in connection with one or more of the following purposes: (i) obtain access to or copies of any of the Data;
(ii) facilitate the ordering of Products or processing of

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

payments to Supplier; (iii) monitor the inventory and status of Products and Materials; and (iv) exercise any of GWI's rights under Articles IX, X and XII herein. Supplier shall provide GWI with reasonable technical assistance and cooperation as required to facilitate the rights of GWI or its designees described in this Section 15.7. Supplier shall also cooperate with and provide reasonable assistance to GWI in the [*] (except process automation systems). GWI agrees not to exercise any of the rights in this Section 15.7 in a manner that affects Supplier's ability to manufacture and supply Products under this Agreement or otherwise operate the Facility. Unless otherwise agreed by the parties or set forth in Schedule 15.3, GWI further agrees to provide at least
                        -------------
[*] advance notice prior to exercising any of its rights in this Section 15.7 and to access the Facility pursuant to this Section 15.7 only during business hours.

          15.8      Security.  Supplier shall follow all [*] relating to the
                    --------
accessed systems and the Data that are in place at the Effective Time, until such policies are replaced with new policies that may be different but provide equivalent or greater levels of security. In addition, Supplier shall take necessary and appropriate security measures to ensure the integrity of, and limit the accessability to, the Data. The security measures provided by Supplier shall include the security measures listed in Schedule 15.8 to this Agreement.
                                              -------------

          15.9      Disaster Recovery and Backup.  Supplier will implement
                    ----------------------------
within twelve (12) months after the Effective Time a written disaster recovery plan for Computing Devices at the Facility (prior to such time, Supplier will follow such disaster recovery plans and policies in the process of being, debarred under 21 U.S.C. (S) 335a(a) or (b). Furthermore, neither Supplier nor any of its officers, employees, or consultants has been convicted of an offense under either federal or place at the Effective Time). Thereafter, Supplier will maintain and update such plan as required to reflect changes in the computing environment at the Facility, and will test the plan annually. GWI will have

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the right to receive a copy of Supplier's disaster recovery plan upon request. In the event of a disaster affecting the Facility, Supplier will execute the disaster recovery plan. Supplier also agrees to implement appropriate data backup and recovery procedures, including off-site backups for the Data.

                                  ARTICLE XVI

                        REPRESENTATIONS AND WARRANTIES

          16.1      Representations and Warranties of Supplier.
                    ------------------------------------------

          (a) Status; Enforceability.  Supplier and Parent are validly existing
              ----------------------
corporations in good standing under the laws of the jurisdiction of their incorporation; the execution, delivery and performance of this Agreement by Supplier has been duly authorized by all requisite corporate action; this Agreement constitutes the legal, valid and binding obligation of Supplier, enforceable against Supplier in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity; and the execution, delivery and performance of this Agreement by it will not violate or conflict with any other agreement or instrument to which it is a party.

          (b) Certain Persons. Supplier has not used, in any capacity associated
              ---------------
with or related to the manufacture of the Products, the services of any persons who have been, or are in the process of being, debarred under 21 U.S.C. (S) 335(a) or (b). Furthermore, neither Supplier nor any of its officers, employees, or consultants has been convicted of an offense under either federal or state law that is cited in 21 U.S.C. (S) 335a as a ground for debarment, denial of approval, or suspension.

          16.2      Representations and Warranties of GWI.  GWI represents and
                    -------------------------------------
warrants to Supplier that:

          (a) Status; Enforceability.  GWI is a validly existing corporation and
              ----------------------
is in good standing under the laws of North Carolina; the execution, delivery and performance of this Agreement by GWI has been duly authorized by all requisite corporate action; this Agreement constitutes the legal, valid and binding obligation of GWI, enforceable against GWI in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity; and the execution, delivery and performance of this Agreement will not violate or conflict with any other agreement or instrument to which it is a party.

          (b) Foreign Countries.  Schedule 16.2(b)  attached hereto and
              -----------------   ----------------
incorporated herein by reference includes a list of all foreign countries and jurisdictions into which GWI intends as of the Effective Time to ship Products after the Effective Time.

          (c) Intellectual Property.  The GWI Rights and other Intellectual
              ---------------------
Property licensed to Supplier pursuant to Section 14.3(a) and, to GWI's best knowledge with respect to Intellectual Property which is sublicensed pursuant to
Section 14.3(b) (collectively, the "Licensed Technology") are free and clear of any lien, encumbrance, security interest or restriction on license inconsistent with the rights granted to Supplier herein, and GWI has not previously granted and will not grant to any third party during the Term of this Agreement, any right, license or interest in or to the Licensed Technology, or any portion thereof, inconsistent with the rights granted to Supplier herein;

          (d) Litigation.  Except as provided on Schedule 16.2(d) attached
              ----------                         ----------------
hereto and incorporated herein by reference, there are no suits, investigations, claims or proceedings pending or, to GWI's best knowledge, threatened in any way relating to the Products, the GWI Rights and other Intellectual Property licensed to Supplier pursuant to Section 14.3(a) or, to GWI's best knowledge, relating to the Intellectual Property which is sublicensed pursuant to Section 14.3(b);

          (e) Licensed Property.  The manufacture and supply of Products
              -----------------
pursuant to this Agreement does not and shall not require a license under any Intellectual Property owned or controlled by GWI or a GWI Affiliate or any third party which is not licensed to Supplier hereunder;

          (f) Noninfringement.  To the knowledge of GWI, the manufacture and
              ---------------
supply of Products pursuant to this Agreement in accordance with the Specifications will not infringe the intellectual property rights of any third party; and

          (g) Sufficient Rights.  The Retained Intellectual Property together
              -----------------
with the Licensed Technology comprises all Intellectual Property necessary for Supplier to manufacture and supply Products in accordance with the Specifications in effect as of the Effective Time pursuant to this Agreement.

          The foregoing representations and warranties shall apply to computer systems and software owned by third parties only to the extent use of those systems or software is specifically required by the Specifications, but shall not apply to other uses of such computer software or systems.

          16.3      Information.  The parties will provide to each other such
                    -----------
information (to the extent reasonably available and not subject to any confidentiality agreement with any third party) as may be requested with reasonable prior notice to permit and evidence compliance with Section 16.1 above and Section 16.2 above.

                                  ARTICLE XVII

                               GENERAL COVENANTS

          17.1      Covenants of Supplier.
                    ---------------------

          (a) Compliance.  The manufacture, generation, processing,
              ----------
distribution, transport, treatment, storage, disposal and other management of any Materials, Products or Secondary Materials by Supplier until delivery to a shipper shall (i) be in accordance with and conform to the Specifications and CGMP; (ii) be in accordance with and conform to any applicable standards specified by the United States Pharmacopeia and Pharmacopeial Forum and the European Pharmacopeia and Pharmacopeial Forum, and (iii) otherwise conform to any provisions of the FD&C Act not reflected in CGMP, all Environmental Laws, all Legal Requirements and the HSE Guidelines. THE WARRANTIES AND COVENANTS PROVIDED IN THIS AGREEMENT DO NOT APPLY TO PRODUCTS TO THE EXTENT THAT, AFTER SHIPMENT BY SUPPLIER AND THROUGH NO FAULT OF OR BREACH BY SUPPLIER HEREUNDER, THE PRODUCTS: (i) HAVE BEEN ALTERED OR ADULTERATED, (ii) HAVE NOT BEEN MAINTAINED IN ACCORDANCE WITH CGMP, APPLICABLE TRANSPORTATION, STORAGE, HANDLING OR MAINTENANCE REQUIREMENTS, (iii) HAVE BEEN DAMAGED BY NEGLIGENCE OR ACCIDENT, OR (iv) HAVE BEEN DAMAGED BY ACTS OF NATURE, VANDALISM, BURGLARY, NEGLECT OR MISUSE OTHER THAN BY SUPPLIER OR ITS REPRESENTATIVES. EXCEPT AS EXPRESSLY SET FORTH IN THIS

SECTION 17.1, SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OF ANY THIRD PARTY.

          (b) Maintenance of Facility.  During the Term of this Agreement,
              -----------------------
Supplier shall maintain the Facility, all personal property, equipment, machinery, systems, intangibles, intellectual property and contract rights in use at the Facility during the Term of this Agreement in the ordinary course of business, and free of material defects, except for defects attributable to wear and tear consistent with the age and usage of such assets, and except for such defects as do not and will not, in the aggregate, materially impair the ability to use such assets as now used in connection with the manufacture, generation, processing, distribution, transport, treatment, storage, disposal or other
management of any Materials, Product or Secondary Materials.   Supplier shall
also use reasonable efforts to maintain its relationship with suppliers and other Persons to the extent necessary to perform its obligations under this Agreement.

          (c) Certain Persons. Supplier shall not use, in any capacity
              ---------------
associated with or related to the manufacture of the Products, the services of any person who has been, or is in the process of being, debarred under 21 U.S.C.
(S) 335a(a) or (b) or any other applicable provision of federal law. Furthermore, Supplier shall not hire or retain as an officer, employee, or consultant, any person who has been convicted of an offense under either federal or state law that is cited in 21 U.S.C. (S) 335a or any other applicable provision of federal law, as a ground for debarment, denial of approval, or suspension.

          (d) Books and Records.  Supplier and Parent will maintain books of
              -----------------
account in accordance with generally accepted accounting principles, consistently applied.

          (e) Certain Events.  Supplier will furnish to GWI with reasonable
              --------------
promptness [*] Parent's obligation under this Section 17.1(e) shall relate only to its activities in connection with the production of pharmaceutical products, including fine chemicals.

          (f) Other Defaults.  Supplier and Parent will, within [*] days of
              --------------
receipt thereof, advise GWI of any notification of default by Supplier or Parent issued by a third party with respect to any material loan or material contract of Supplier, or any material loan or material contract of Parent relating to the manufacturing of fine chemicals or pharmaceutical products, or the financing of any facility for the same as a result of which notice such third party is accelerating the repayment of the loan or seeking to terminate the contract. Supplier and Parent will also furnish GWI with a written explanation of the circumstances involved in connection with the notice of default.

          (g) Negative Pledge.  Supplier shall not pledge or otherwise transfer,
              ---------------
without GWI's prior written consent, Key Ingredients or any work-in-progress or finished goods inventory of Products, other than (i) to GWI or a GWI Affiliate as expressly provided in this Agreement, or (ii) to Supplier's primary lenders and/or lending syndicate or to the financial institution acting as agent for such lenders or to any other transferee in connection with an exercise of remedies by such lenders or lending syndicate or financial institution acting as agent therefor pursuant to a security agreement; provided that such security agreement expressly provides (in the case of security agreements entered into after the Effective Time, in terms reasonably acceptable to GWI), that (a)

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

in the event of foreclosure of the pledge such lenders, syndicate or agent, as the case may be, before exercising any other remedies with respect to Key Ingredients, work-in-process inventory of Products or finished goods inventory of Products, must offer in writing to sell to GWI (i) any Key Ingredients and any work-in-process inventory of Products at Supplier's cost, plus a reasonable portion of the applicable Conversion Charge with respect to work-in-progress inventory, and (ii) the finished Products at the price determined in accordance with the terms of this Agreement, (b) GWI shall have a period of [*] following receipt of such offer to elect to and to purchase such Key Ingredients, work-in-progress and finished goods inventory, (c) the provisions of the security agreement described in this Section 17.1(g) shall not be amended without the prior written consent of GWI, which consent (in the case of amendments as to form, but not as to substance) shall not be unreasonably withheld and (d) GWI is a third-party beneficiary of such provisions with full rights at law and in equity to enforce the same.

          (h) Certain Prohibitions.  Supplier shall not manufacture, store or
              --------------------
process any Product in the same building in which Supplier manufactures, stores or processes cephalosporins, sex hormones, anabolic steroids, and infectious agents (e.g., spore-bearing and live viruses), (collectively, "Potential Contaminants") unless the Potential Contaminants are stored or manufactured in contained environments and in compliance with cleaning, validation and changeover standards of all CGMPs, subject to GWI's reasonable satisfaction. Supplier shall promptly notify GWI if any of the Potential Contaminants are manufactured, processed or stored in the Facility or any other facility where Supplier manufactures, processes or stores Products. Supplier shall notify GWI by not later than the earlier to occur of (i) 120 days prior to such event or
(ii) Supplier's knowledge of such event, if Supplier intends to change the nature or use of any portion

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

of the Facility or any module, including the use of any of the Potential Contaminants, and Supplier shall not make such changes if there would result material adverse effect on its ability to fully perform its obligations under this Agreement, including the timely supply and delivery of Products.

          (i) Security Measures.  Supplier shall maintain security policies at
              -----------------
the Facility sufficient to protect the integrity of the Products and all other GWI assets, tangible and intangible, at the Facility. The security policies shall include, at a minimum, the security measures identified in Schedule 15.8
                                                                 -------------
to this Agreement.

          17.2      Covenants of GWI.
                    ----------------

          (a) Compliance.  All changes made to the Specifications by GWI after
              ----------
the date of this Agreement shall comply with all Legal Requirements, Environmental Laws and the provisions of the FD&C Act.

          (b) Sale of Product.  GWI shall (i) not give any purchaser of Products
              ---------------
any guarantee or warranty on behalf of Supplier and (ii) enter into all sale contracts for the Products as a principal.

          (c) Additional Export Locations.  GWI shall notify Supplier as soon as
              ---------------------------
reasonably practicable of any foreign country or nationality into which it intends to ship Products in addition to those listed on Schedule 16.2(b) and in
                                                        ----------------
any event prior to the commencement of any such shipment in order to allow Supplier a reasonable period of time to comply with applicable Legal Requirements and shall provide Supplier with an amended Schedule.

          (d) GWI agrees that it shall complete at [*] and certain regulatory

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

and/or code compliance capital projects, all as described in more detail on
Schedule 17.2(d) as attached hereto and incorporated herein by reference.
----------------


                                 ARTICLE XVIII

                             TRANSITION OF PRODUCTS

          18.1      Product Transition.  GWI intends over the term of this
                    ------------------
Agreement to transfer the manufacture of one or more Primary Products and each Secondary/Steriles Product from the Facility to an Outside Facility or to qualify other Outside Facilities to manufacture one or more Products (a "Transition"). GWI will endeavor to advise Supplier of the specific plan for the Transition of each such Product and to advise Supplier of changes in such plans from time to time, and the parties in any event shall meet quarterly, or more often if necessary, to discuss transfer timelines, milestones, progress and forward tasks to be completed. Nothing in this Section limits GWI's sole discretion to revise and update any or all of such plans at any time. After the Transition of a Product, GWI may but shall not be obligated to request Supplier to produce that Product at the Facility in accordance with terms of this Agreement. The Transition of any or all Products shall in no way affect or limit the term of this Agreement.

          18.2      Supplier Obligations.  In connection with any Transition of
                    --------------------
a Product, Supplier shall provide GWI reasonable levels of support as described in Schedule 18.2 attached hereto and incorporated herein by reference. Supplier
   --------------
understands that timely response to requests and timely completion of tasks (as directed by GWI) is necessary to assure the Transition of Products within the applicable transfer plan. Supplier shall also provide technical advice to GWI (based upon previous experience with Products and procedures at the Facility or otherwise) as needed in a timely manner in order to facilitate the Transition of Products. GWI may request Supplier, upon reasonable advance notice, to send its employees to visit nominated manufacturing sites in order to provide technical advice. GWI shall in such event reimburse Supplier for reasonable travel expenses for such visits. In any event, Supplier shall use all its reasonable efforts to make available in response to requests for support and advice for Product Transition the current Supplier employee who has particular knowledge of the Product or process.

          18.3      Transition Payments.  In consideration of the performance by
                    -------------------
Supplier of the services contemplated by this Agreement with respect to the Transition of Products, including without limitation the services set forth in this Article XVIII, GWI shall pay to Supplier the amounts set forth on Schedule
                                                                       --------
18.3 attached hereto and incorporated herein by reference, which amounts shall
----
be invoiced to GWI by Supplier monthly in arrears and due within thirty (30) days after receipt of such invoice. The parties acknowledge and agree that they will mutually work to complete Schedule 18.3 promptly after the Effective Time
                               -------------
and will evidence their agreement by attaching an initialed copy of such Schedule to each original execution copy of this Agreement.

                                  ARTICLE XIX

                                      TERM

          19.1      General.  The term of this Agreement shall commence on the
                    -------
date hereof and shall continue until the last to expire of (i) the Primary Term,
(ii) the Specialty Term, (iii) the Secondary Term or (iv) the Steriles Term, in each case as provided in Sections 19.2 through 19.5 below, unless earlier terminated pursuant to the provisions of Article XX or Article XXIV of this Agreement (the "Termination Date").

          19.2      Primary Term.
                    ------------

          (a) General.  Subject to the provisions of Section 19.1 above,
              -------
Supplier shall be obligated to produce Primary Products to be made available for shipment to meet Delivery Dates through December 31, 2001, if a Primary Termination Notice has been delivered pursuant to Section 19.2(b) below specifying such date as the termination of the Primary Term, or such later date specified in a Primary Termination Notice validly delivered pursuant to Section 19.2(b) below (the "Primary Term").

          (b) Primary Termination Notice.  At any time on or after the second
              --------------------------
(2nd) anniversary of the date of this Agreement, either party may terminate the Primary Term with respect to all Primary Products (other than Specialty Products) by delivery of a written notice to the other party ("Primary Termination Notice") specifying the termination date of the Primary Term, which date shall not be less than two (2) years from the date on which the Primary Termination Notice is given. Notwithstanding the foregoing, no Primary Termination Notice may terminate Supplier's obligations to deliver bupropion prior to December 31, 2001.

          (c) Pricing.  Notwithstanding the provisions of Section 5.1(b) above,
              -------
pricing for the Primary Products (other than Specialty Products, which shall be governed by Section 5.1(b) above, and bupropion, which is set through December 31, 2001) for periods following the fourth (4th) anniversary of this Agreement shall be negotiated by the parties commencing three (3) months prior to the second (2nd) anniversary of this Agreement.

          19.3      Specialty Term.
                    --------------

          (a) General.  Subject to the provisions of Section 19.1 above,
              -------
Supplier shall be obligated to produce Specialty Products to be made available for shipment to meet Delivery Dates through July 31, 2002, if a Specialty Termination Notice has been delivered pursuant to Section 19.3(b) below specifying such date as the termination of the Specialty Term, or such later date specified in a Specialty Termination Notice validly delivered pursuant to Section 19.3(b) below (the "Specialty Term").

          (b) Specialty Termination Notice.  At any time on or after the second
              ----------------------------
(2nd) anniversary of the date of this Agreement, either party may terminate the Specialty Term with respect to all Specialty Products by delivery of a written notice to the other party ("Specialty Termination Notice") specifying the termination date of the Specialty Term, which date shall be not less than three
(3) years from the date the Specialty Termination Notice is given.

          (c) Pricing.  Pricing for Specialty Products for all periods after the
              -------
fourth (4th) anniversary of the date of this Agreement shall be determined as provided in Section 5.1(b) above.

          19.4      Secondary Term.
                    --------------

          (a) General.  Subject to the provisions of Section 19.1 above,
              -------
Supplier shall be obligated to produce Secondary Products other than NIX and cytotoxic products, designated on Schedule 2 as "cyto" to be made available for
                                  ----------
shipment to meet Delivery Dates through December 31, 1998 ("Secondary Term"), unless such date is extended as provided in Section 19.4(b) below.

          (b) Secondary Extension.  GWI may extend the Secondary Term for a
              -------------------
period not to exceed twelve (12) months with respect to one or more Secondary Products by delivery of a written notice to Supplier not less than six (6) months prior to December 31, 1998 specifying the length of the extended obligation and the Secondary Products covered thereby ("Secondary

Extension"). The price of any Secondary Product for the period after December 31, 1998, including any applicable Conversion Charge, shall be mutually agreed by the parties in advance and Supplier agrees to negotiate in good faith with GWI to determine such price and fees.

          (c) Secondary Utilization. If Supplier reasonably determines that the
              ---------------------
Secondary Facility [*] The procedures set forth in Section 19.4(b) above shall govern the determination of the Secondary Product pricing during such extended Secondary Term. If [*] GWI did not elect to extend the Secondary Term, GWI shall have a right of first refusal, to be exercised within thirty (30) days after the specified date, to have one or more Secondary Products made by Supplier in the Secondary Facility. The price for Secondary Products shall be an amount determined at the best terms and rates then offered by Supplier to other Persons. Nothing in this Section 19.4(c) shall affect GWI's ability to extend the Secondary Term with respect to NIX or any cytotoxics Products subject to negotiation of the parties as to the price(s) therefor for any period after December 31, 2000.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (d) Cytotoxics; NIX.  This Agreement shall remain in effect with
              ---------------
respect to, and Supplier shall be obligated to manufacture and supply, NIX and cytotoxics products through December 31, 2000.

          19.5      Steriles Term.
                    -------------

          (a) General.  Subject to the provisions of Section 19.1 above,
              -------
Supplier shall be obligated to produce Steriles Products to be made available for shipment to meet Delivery Dates through December 31, 2000 ("Steriles Term"), unless such term is extended as provided in Section 19.5(b) below.

          (b) Steriles Products Extension.  GWI may extend the Steriles Term for
              ---------------------------
up to four (4) consecutive quarterly periods (each a "Steriles Extension") with respect to one or more Steriles Products being manufactured by Supplier in the prior Steriles Extension period beyond December 31, 2000 by delivery of a written notice not less than six (6) months prior to December 31, 2000 or the end of any applicable Steriles Extension specifying the Steriles Products covered thereby. During any Steriles Extension, Supplier shall manufacture Steriles Products in an amount not greater than the amount produced in the last quarter of 2000, and for the aggregate Product price (as established pursuant to Section 5.1 above) equal to that paid with respect to the last quarter of 2000.

                                   ARTICLE XX

                            TERMINATION AND REMEDIES

          20.1      Supplier Material Default.  "Supplier Material Default"
                    -------------------------
shall mean the occurrence of any of the following, regardless of whether the occurrence is voluntary or involuntary, provided, however, that none of the following occurrences shall constitute a "Supplier Material Default" to the extent such occurrence is a direct result of
(i) a breach by GWI of a representation, warranty or covenant hereunder or under the Purchase Agreement or the Environmental Agreement; or (ii) any failure by GWI to comply with the FD&C Act or the provisions of Section 10.1 of this Agreement; or (iii) Supplier's compliance with the Specifications or an order of a Governmental Body directed to Supplier specifically regarding its compliance with CGMPs, the FD&C Act, Environmental Laws or Legal Requirements:

          (a) Supplier's breach or failure of any material obligation to GWI under Article XXII which is not cured within 10 days after Supplier receives notice thereof;

          (b) Supplier's inability, failure or refusal for any three (3) month period (i) to achieve at least a [*] rate with respect to GWI's POs placed with Supplier within [*] days of the delivery date or (ii) with respect to Replenishment Products to achieve at least a [*] rate for POs placed in GWI's distribution centers, all with Products that meet Specifications. Any inability, failure or refusal to meet these line fill rates will be excluded from the calculation of the line fill rate (i) to the extent it is a direct result of material delays outside Supplier's control in the delivery of Key Ingredients meeting the applicable quality standards or Legal Requirements, (ii) to the extent it is a direct result of GWI's failure to release all or a portion of a shipment meeting the Specifications within the seven (7) day period provided in
Section 9.3(a) or (iii) if such manufacture, delivery or sale of the Products would, as a result of actions or inactions or outside Supplier's control, be in violation of the FD&C Act, Environmental Laws or Legal Requirements;


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (c) GWI's reasonable apprehension that a Supplier Material Default under Section 20.1(b) above is imminent, based on objective circumstances and communicated to Supplier in writing, and the failure of Supplier to provide adequate assurances in writing and take adequate actions in connection therewith within thirty (30) days after receiving notice thereof, unless Supplier in good faith, promptly commences pursuing such cure and diligently and continually does so, but in no event to exceed sixty (60) days from the date of GWI's notice; provided, however, that if Supplier does not believe a Supplier Material Default is imminent, it shall be entitled to submit its basis for such determination to GWI and either party may submit the matter to binding arbitration by one agreed independent arbitrator. Such arbitration shall be completed within thirty (30) days of its commencement;

          (d) An assignment or attempted assignment by Supplier, in violation of this Agreement;

          (e) Insolvency or general failure of Supplier to pay its debts as they become due; entrance of Supplier into receivership or any arrangement with creditors generally; filing of a voluntary or involuntary petition or other action or proceeding for bankruptcy or reorganization or dissolution or winding-up of Supplier; a general assignment for the benefit of Supplier's creditors; or a foreclosure or sale of a material part of Supplier's assets by or for the benefit of any creditor or governmental agency; other than such actions initiated by Supplier's primary lender and/or syndicate or the agent for such lenders or syndicate as permitted under Section 25.6.

          (f) A material breach or failure by Supplier with respect to any material obligation or covenant under this Agreement, other than a breach or failure otherwise described in this Section 20.1, that is not remedied by Supplier within thirty (30) days after receiving notice thereof or, if such breach or failure is susceptible of cure but cannot be reasonably cured within thirty (30) unless Supplier in good faith promptly commences pursuing such cure and diligently and continually does so, but in no event to exceed sixty (60) days from the date of GWI's notice;

          (g) A Material Default (as defined therein) by Supplier under any other supply agreement between GWI and Supplier;

          (h) A breach by Supplier of Supplier's obligations under Section 7.4 (covenant not to compete) of the Purchase Agreement that is not remedied by Supplier within thirty (30) days after receiving notice thereof; or

          (i) Upon a Change of Control Transaction if Supplier or Parent failed to provide GWI notice as required under Section 20.8 below.

          20.2      Other Supplier Default.  "Other Supplier Default" shall mean
                    ----------------------
the breach or failure by Supplier with respect to any obligation, covenant, representation, warranty or condition under this Agreement that is not remedied by Supplier within thirty (30) days after receiving written notice thereof from GWI, other than a "Supplier Material Default", or if such breach or failure is susceptible of cure but cannot be reasonably cured within thirty (30) unless Supplier in good faith promptly commences pursuing such cure and diligently and continually does so but in no event to exceed sixty (60) days from the date of GWI's notice. Notwithstanding the foregoing, none of the foregoing occurrences shall constitute an Other Supplier Default to the extent such occurrence is a direct result of (i) a breach by GWI of a representation, warranty or covenant hereunder or under the Purchase Agreement or the Environmental Agreement; or
(ii) any failure by GWI to comply with the FD&C Act or the provisions of Section
10.1 of this Agreement; or (iii) Supplier's compliance with the Specifications or an order of a Governmental Body directed to Supplier specifically regarding its compliance with CGMPs, the FD&C Act, Environmental Laws or Legal Requirements.

          20.3      GWI Material Default.  If GWI fails to pay an amount
                    --------------------
specified in this Agreement in excess of [*] million due to Supplier under this Agreement other than the portion of any payment hereunder which is the subject of a pending dispute identified by GWI in a written notice delivered to Supplier following receipt of an invoice or other demand for payment made hereunder stating the amount and basis of GWI's good faith objection or challenge pursuant to Sections 5.1(c), 5.2(d), 5.3(a), 6.3(b), 7.1(c), 7.1(d), 8.1(c), 9.10, 9.12
or 15.4(b) of this Agreement within ten (10) days after receiving written notice of non-payment from Supplier (such notice to be accompanied by copies of invoices, shipping manifests and other relevant documentation supporting Supplier's claim for payment), then Supplier may issue to GWI written notice of Supplier's intent to terminate this Agreement. If the nonpayment is not cured by GWI within ten (10) days after receiving written notice of Supplier's intention, it shall constitute a "GWI Material Default."

          20.4      Other GWI Default.  "Other GWI Default" shall mean the
                    -----------------
breach or failure by GWI with respect to any obligation, covenant, representation, warranty or condition under this Agreement or the Deed of Easement that is not remedied by GWI within thirty (30) days after receiving written notice thereof from Supplier, other than a "GWI Material Default", or if such breach or failure is susceptible of cure but cannot be reasonably cured within thirty (30) days unless GWI in good faith promptly commences pursuing such cure and diligently and continually does so.

          20.5      Effect of Supplier Default.
                    --------------------------

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (a) Supplier Material Default.  Upon the occurrence of a Supplier
              -------------------------
Material Default, GWI shall have the right to: (i) terminate this Agreement immediately and (ii) seek all other remedies available under law or in equity.

          (b) Certain Supplier Material Defaults.  Upon the occurrence of a
              ----------------------------------
Supplier Material Default described in either Section 20.1(b) or 20.1(c), GWI may elect (in lieu of pursuing its remedies under Section 20.5(a)) to occupy portions of the Facility necessary for the manufacture of Products affected by the Supplier Material Default and manufacture the affected Product(s) if no Outside Facilities in the United States are available and FDA-approved for the manufacturing for GWI and GWI Affiliates of those Product(s). GWI shall only have the right to occupy the Facility as provided above if the Supplier Material Default has not been cured within fifteen (15) days of GWI providing reasonable levels of technical assistance to Supplier at Supplier's cost. In addition, GWI may seek all other remedies available under law or in equity and may terminate this Agreement upon the later to occur of (i) 12 months from the occurrence of the Supplier Material Default or (ii) GWI obtaining the right to manufacture such Product(s) at a United States FDA-approved facility on terms satisfactory to GWI. GWI's right to occupy portions of the Facility under this Agreement will run until the earlier to occur of: (a) Supplier having remedied the Supplier Material Default or (b) GWI having obtained the right to manufacture the affected Product(s) at a U.S. FDA-approved facility on terms reasonably satisfactory to GWI (it being understood that (i) GWI will use commercially reasonable best efforts to obtain such right and (ii) terms that are no less favorable to GWI from a financial perspective than the terms of this Agreement will be deemed satisfactory to GWI). GWI's right to occupy all or any portion of the Facility as herein provided shall be evidenced by, and subject to, the additional terms and conditions provided in the Deed of Easement attached as Exhibit G to
---------
this Agreement. Supplier shall make available to GWI, on a contract basis, employees of Supplier reasonably requested by GWI in connection with GWI's manufacture of the Products at the Facility. If the aggregate revenues for the Product(s) affected by the Supplier Material Default for the then current calendar year (based on binding Product commitments and relevant forecasts for that year) equal or exceed [*] million then GWI shall not be obligated to pay Guaranteed Revenues pursuant to Article VI for the period of its occupancy and GWI's obligation with respect to Guaranteed Revenues during such period and year shall be reduced for the period of occupancy by the Occupancy Credit. The Occupancy Credit shall be an amount determined as follows:

                                      [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*] If the aggregate annual revenues for the Product(s) affected by the Supplier Material Default for the then current year (based on binding Product commitments and relevant forecasts for that year) are less than [*] million then (i) the Conversion Charges for those Products manufactured by GWI during the period of its occupancy shall be reduced by 20% and (ii) the Guaranteed Revenues for the period of GWI's occupancy shall be reduced by an amount equal to the aggregate reduction in Conversion Charges under the immediately preceding subparagraph
(i).

          (c) Other Supplier Default.  Upon the occurrence of an Other Supplier
              ----------------------
Default, GWI shall have no right to terminate this Agreement, but GWI shall have all rights to pursue all remedies otherwise available under law.

          20.6      Effect of GWI Default.
                    ---------------------

          (a) Rights and Remedies.  Upon the occurrence of a GWI Material
              -------------------
Default, Supplier shall have the right to terminate this Agreement and to seek all other remedies available under law or in equity. In the event Supplier terminates this Agreement following a GWI Material Default, Supplier shall be under no obligation to minimize its damages; provided, that Supplier agrees that the use of the Facility for manufacturing pharmaceutical products for its own account and/or for third parties following such termination shall be considered in determining damages to Supplier.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (b) Limitation on Other Termination.  Upon the occurrence of an Other
              -------------------------------
GWI Default, Supplier shall have no right to terminate this Agreement or to seek relief in equity, but Supplier shall have all rights to pursue all remedies otherwise available under law. Notwithstanding the foregoing, Supplier may seek injunctive relief with respect to an Other GWI Default occasioned by the breach or failure by GWI described in Section 20.4 above under the Deed of Easement.

          20.7      Termination; Product and Materials Disposition.  In the
                    ----------------------------------------------
event of a termination of this Agreement, Supplier shall promptly complete all work in progress and GWI shall purchase from Supplier, at the price set forth in
Section 5.1 or as otherwise provided in this Agreement, all Products resulting from such completion or otherwise in Supplier's inventory.

          20.8      Change in Control of Supplier.  Parent or Supplier shall
                    -----------------------------
notify GWI not less than ninety (90) days in advance of (i) any proposed transaction involving the acquisition by a party who is, directly or through one or more affiliates, primarily engaged in the development, manufacture or distribution of pharmaceutical products, of more than 50% of the voting securities, on a fully diluted basis, of either Supplier or Parent or (ii) any proposed transaction involving the acquisition by any party on or before June 30, 2000 of more than 50% of the voting securities, on a fully diluted basis, of either Supplier or Parent, other than any transaction permitted by Section 25.6(b) below (either, a "Proposed Change in Control Transaction"), which shall not include the issuance of Class A and Class B Common Stock by Parent as of the Effective Time. Notwithstanding the foregoing, if neither Supplier nor Parent knows or has reason to know of a Proposed Change in Control Transaction at least ninety (90) days prior thereto, then Supplier or Parent shall notify GWI of the Proposed Change in Control Transaction promptly upon Supplier or Parent learning of, or having reason to know of, the Proposed Change in Control Transaction.
For
a period of sixty (60) days after receipt of a written notice from Supplier or Parent of a Proposed Change in Control Transaction, GWI may elect to terminate this Agreement by providing written notice to Supplier of such election, and any such termination shall be effective not less than six (6) months from the date of the GWI notice of election to terminate. Failure of GWI to notify Supplier of its election to terminate within sixty (60) days of receipt of a written notice from Supplier or Parent of a Proposed Change in Control Transaction will be deemed a waiver by GWI of its right to terminate, but GWI's right to terminate this Agreement with respect to a given Proposed Change in Control Transaction shall be reinstated, if Supplier or Parent provides GWI with a written notice of a Proposed Change in Control Transaction, and such Proposed Change in Control Transaction is not consummated within 180 days of delivery of such notice by Supplier or Parent.

          20.9      No Suspension of Obligations.  Notwithstanding anything to
                    ----------------------------
the contrary herein, if any dispute arises between the parties, in no event nor for any reason (i) shall Supplier interrupt, slow down or reduce in any way the manufacturing, packaging, testing, delivery, supply or Transition of Products, unless authority to do so has been granted by GWI or specifically conferred by a court of competent jurisdiction or (ii) shall GWI fail to make any payment when due to Supplier unless specifically permitted by a court of competent jurisdiction or the portion of any payment hereunder which is the subject of a pending dispute identified by GWI in a written notice delivered to Supplier following receipt of an invoice or other demand for payment made hereunder stating the amount and basis of GWI's good faith objection or challenge pursuant to Sections 5.1(c), 5.2(d), 5.3(a), 6.3(b), 7.1(c), 7.1(d), 8.1(c), 9.10, 9.12
or 15.4(b) of this Agreement.

          20.10     Remedies.  Except as expressly set forth in this Agreement,
                    --------
none of the remedies set forth in this Agreement are intended to be exclusive, and each party shall have available to it all remedies available under law or in equity. The parties specifically acknowledge and agree that GWI will have available the remedy of specific performance under this Agreement upon a Supplier Material Default.

          20.11     Injunctive Relief.  In the event that Supplier breaches or
                    -----------------
threatens to breach any provision of Article XXII of this Agreement, irreparable harm to GWI should be presumed and the damage to GWI would probably be very difficult to ascertain and would be inadequate. Accordingly, in the event of such circumstances, Supplier agrees that, in addition to any other right and remedies available at law or in equity, GWI shall have the right to obtain injunctive relief from any court of competent jurisdiction.

                                  ARTICLE XXI

                         LIABILITY AND INDEMNIFICATION

          21.1      Indemnity by Supplier.  Subject to the limitation set forth
                    ---------------------
in Section 9.9, with respect to Rejected Quantities not distributed to third parties and the provisions of Section 21.5 below, Supplier shall indemnify, defend and hold GWI and each GWI Affiliate who receives a Product subject to indemnity hereunder and their respective directors, officers, employees and agents (each a "GWI Indemnitee") harmless from and against all Losses arising from, based upon or caused by the failure of any Products to conform to the Specifications prior to placement with the carrier, or Supplier's (a) negligence or willful misconduct, including any such negligence or willful misconduct which results in an event described in Section 9.6 (in which case the Losses of GWI to be indemnified by Supplier, subject to Section 9.7(d), may also include the price paid by GWI to Supplier for such an affected Product and all costs incurred by GWI in connection therewith, including any implementation, storage and destruction costs), (b) failure to obtain, maintain or comply in any respect with any of its Consents which are required to perform any of its obligations hereunder or under other Legal Requirements, the Environmental Laws or the FD&C Act, (c) material breach of any of Supplier's covenants, obligations, representations or warranties under this Agreement or(d) destruction of any Product by Supplier in accordance with the terms of this Agreement. The foregoing indemnification obligations shall not apply in each case to the extent any particular Loss is a direct result of (i) the negligence or intentional misconduct of a GWI Indemnitee; (ii) a breach by GWI of a representation or covenant hereunder or under the Purchase Agreement;
(iii) any failure by GWI to comply with the FD&C Act or the provisions of
Section 10.1 of this Agreement; or (iv) Supplier's compliance with the Specifications or an order of a Governmental Body directed to Supplier specifically regarding its compliance with CGMPs, the FD&C Act, Environmental Laws or Legal Requirements or (v) the sale, use or administration of any Product to the extent that after shipment by Supplier and through no fault or breach by Supplier hereunder, such Products (a) have been altered or adulterated, (b) have not been maintained in accordance with CGMP, applicable transportation, storage, handling or maintenance requirements, (c) have been damaged by negligence or accident or (d) have been damaged by acts of nature, vandalism, burglary, neglect or misuse other than by Supplier or its representatives. Nothing in this
Section 21.1 or Section 21.3 below shall be construed to limit, and these provisions shall be in addition to, any indemnification provision in the Purchase Agreement and any other agreement between the parties.

To the extent any breach of a representation and warranty hereunder constitutes a breach of a representation and warranty under the Purchase Agreement, then the indemnified party's exclusive remedy with respect to such breach shall be to seek indemnification pursuant to the provisions of the Purchase Agreement.

          21.2      Indemnity by GWI.  Subject to Section 21.5 below, GWI shall
                    ----------------
indemnify, defend and hold Supplier and the Supplier Affiliates and their respective directors, officers, employees and agents (each a "Supplier Indemnitee") harmless from and against all Losses not otherwise reimbursed by GWI to Supplier arising from, based upon or caused by (a) the distribution or marketing of Products by GWI or any GWI Affiliate acquiring Product directly or indirectly pursuant to this Agreement and/or the administration or use thereof,
(b) GWI's failure to obtain, maintain or comply in any respect with any of its Consents which are required to perform any of its obligations hereunder, or export permits or under other Legal Requirements, the Environmental Laws or the FD&C Act, (c) material breach of any of GWI's covenants, obligations, representations or warranties under this Agreement or the Deed of Easement or GWI's representations, warranties, covenants or obligations under the Purchase Agreement, (d) Supplier's compliance with the Specifications or use of any Key Ingredients provided Supplier complies with the provisions of this Agreement relating to testing of such Key Ingredients and could not have reasonably discovered the defects contributing to such Loss, (e) destruction of any Product by GWI in accordance with the terms of this Agreement or (f) any claim that the practice of the Licensed Technology by Supplier, or the manufacture, use or sale of the Materials or Products constitutes trade secret misappropriation or infringes the intellectual property rights of any third party. The foregoing indemnification obligations shall not apply in each case to the extent any particular Loss is a direct result of the negligence or intentional misconduct of a Supplier Indemnitee or for which Supplier is obligated to indemnify GWI pursuant to Section 21.1 above. Nothing in this Section 21.2 or Section 21.3 below shall be construed to limit, and these provisions shall be in addition to, any indemnification provision in the Purchase Agreement and any other agreement between the parties. To the extent any breach of a representation and warranty hereunder constitutes a breach of a representation and warranty under the Purchase Agreement, then the indemnified party's exclusive remedy with respect to such breach shall be to seek indemnification pursuant to the provisions of the Purchase Agreement.

          21.3      Environmental Indemnity.  Without limiting the generality of
                    -----------------------
Section 21.1 above or any other obligation of Supplier under any other agreement between Supplier and GWI, Supplier shall indemnify, defend and hold GWI and each GWI Affiliate harmless from and against Environmental Losses as provided in, and subject to the limitations of, Section 8.2 and Article XII of the Purchase Agreement. GWI shall indemnify, defend and hold Supplier and each Supplier Affiliate harmless from and against Environmental Losses to the extent such Environmental Losses arise from acts under GWI's control during any period in which GWI occupies a portion of the Facility under the provisions of Section
20.5 hereunder and the terms of Exhibit G hereto.

          21.4      Procedures.  Any indemnification of GWI, GWI Affiliates,
                    ----------
Supplier or Supplier Affiliates hereunder shall include and extend to the benefit of their respective shareholders, directors, officers and employees.
Any person that may be entitled to indemnification under this Agreement (an "Indemnified Party") shall give written notice to the Person obligated to indemnify it (an "Indemnifying Party") with reasonable promptness upon becoming aware of any claim or other facts upon which a claim for indemnification will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate in such defense and make available all records, materials and witnesses reasonably requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. If the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses (other than for reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall obtain the written consent of the Indemnified Party prior to ceasing to defend, settling or otherwise disposing of any claim if as a result thereof the Indemnified Party would become subject to injunctive or other equitable relief or if the Indemnified Party may reasonably object to such disposition of such claim based on a continuing adverse effect on the Indemnified Party.

          21.5      Limitations.  In no event shall either party be liable to
                    -----------
the other, or have any obligation to indemnify any GWI Indemnitee, or Supplier Indemnitee, as the case may be, for any consequential or indirect damages or Losses including any loss of profits suffered by GWI or Supplier, however caused and on any theory of liability. This limitation shall apply notwithstanding any failure of essential purpose of any remedy available under this Agreement. The foregoing limitation on liability shall not be applicable to lost profits incurred by GWI as a direct result of any failure by Supplier to timely ship Products to GWI which would be a Supplier Material Default pursuant to Section 20.1(b) which GWI can demonstrate is due to willful misconduct by Supplier taken in bad faith with the intent to manufacture products for a third party with the knowledge that as a direct result Supplier will be unable to timely ship Products to GWI as provided by the terms of this Agreement; provided, in no event should Supplier's liability for lost profits under this Section exceed $50 million. GWI shall inform Supplier in writing of its intent to seek damages pursuant to the foregoing sentence and provide Supplier with a reasonable opportunity to remediate any such Loss; provided, that nothing in this sentence shall relieve Supplier of its obligations to supply and manufacture Products in accordance with the terms of this Agreement. For the avoidance of doubt, it is understood and agreed that Supplier's business is dynamic and evolving based on market demand, regulatory approvals and other factors, and Supplier has the right and authority to conduct its business as it deems appropriate, and shall have no obligations or liabilities under this Section 21.5 except as expressly provided above.

                                  ARTICLE XXII

                                CONFIDENTIALITY

          22.1      Definition of "GWI Confidential Information".  As used
                    --------------------------------------------
herein, the term "GWI Confidential Information" shall mean all confidential
                  ----------------------------
business and technical communications, documents and other information, whether in written, oral or other form, which GWI or a GWI Affiliate furnishes or discloses to Supplier or which Supplier otherwise learns in connection with the negotiation and performance of this Agreement (whether relating to GWI, a GWI Affiliate or any third party for which GWI has an obligation of confidentiality), including Specifications; the terms of this Agreement, other than the existence of this Agreement; the Data; GWI Rights; Product volumes; Product plans; price and cost information; customer and supplier lists; strategies; forecasts; market research and analyses; computer programs; technical data and know-how. Supplier agrees that the provisions of this Agreement shall apply to all GWI need-to-know basis and (ii) Supplier may disclose Confidential Information disclosed by

GWI or a GWI Affiliate to Supplier or learned by Supplier prior to the date of this Agreement, including without limitation, pursuant to any confidentiality agreement between the parties and to all GWI Developments developed by Supplier and assigned to GWI pursuant to Section 14.2(b) above. Supplier represents and warrants that prior to the date of this Agreement, it has not used or disclosed to any third party any GWI Confidential Information, except as would be permitted hereunder.

          22.2      Definition of "Supplier Confidential Information".  As used
                    ------------------------------------------------
herein, the term "Supplier Confidential Information" shall mean all confidential
                  ---------------------------------
business and technical communications, documents or other information, whether in written, oral or other form, of Supplier or a Supplier Affiliate that are disclosed to GWI by Supplier or a Supplier Affiliate or GWI otherwise learns in connection with the negotiation or performance of this Agreement; provided, however, that all information relating to the Products shall be GWI Confidential Information except to the extent that information is part of or constitutes a Supplier Development. GWI agrees that the provisions of this Agreement shall apply to all Supplier Confidential Information disclosed by Supplier or any Supplier Affiliate or learned by GWI prior to the date of this Agreement.

          22.3      Treatment of Confidential Information.  Both during the Term
                    -------------------------------------
of this Agreement and thereafter, Supplier shall treat all GWI Confidential Information and GWI shall treat all Supplier Confidential Information in accordance with the requirements of this Article XXII. For convenience, GWI Confidential Information and Supplier Confidential Information are both referred to herein as "Confidential Information" for purposes of establishing the obligations of each party with regard to the other party's Confidential Information.

          (a) Nondisclosure.  Confidential Information of the other party shall
              -------------
be kept strictly confidential by the receiving party and, except as expressly permitted herein, shall not be disclosed to any third party by the receiving party in any manner whatsoever, in whole or in part, without first obtaining the other party's prior written consent to such disclosure. The standard of care required of each party in protecting the confidentiality of the other party's Confidential Information shall be at least the same standard of care that the receiving party uses in protecting its own confidential and trade secret information, but in no event shall either party use less than a reasonable standard of care. Confidential Information may be used by the receiving party only for the purpose of performing under this Agreement.

          (b) Permitted Exceptions.  Each party may disclose the other party's
              --------------------
Confidential Information only to its employees or outside advisors and financing sources in connection with this Agreement or the Purchase Agreement who reasonably need to know such information for the purpose of advising or assisting it in connection with this Agreement (each, a "Representative").
Prior to disclosing any Confidential Information to any Representative, the receiving party will inform such Representative of the proprietary nature of the Confidential Information and will require such Representative to agree in writing (except in the case of outside legal advisors, who may orally agree) to be bound by the requirements of this Article XXII and not to use or disclose the Confidential Information except as permitted herein. Each party agrees to be responsible for any breach of these confidentiality obligations by its Representatives. It is specifically agreed that (i) GWI may disclose Supplier Confidential Information to any GWI Affiliate under the same conditions provided in this Article XXII, on a need to know basis and (ii) supplier may disclose

GWI Confidential Information to any Supplier Affiliate under the same conditions provided in this Article XXII, on a need-to-know basis.

          (c) Consent.  Confidential Information of the other party shall not be
              -------
utilized by a receiving party except as expressly permitted herein, without first obtaining the other party's prior written consent to such utilization and without first entering into a separate agreement duly executed by authorized representatives of the parties hereto.

          22.4      Excluded Information.  Notwithstanding any provision herein
                    --------------------
to the contrary, the requirements of this Article XXII shall not apply to any information of either party which:

          (a) at the time of disclosure hereunder is generally available to the public;

          (b) after disclosure hereunder becomes generally available to the public, except through breach of this Article XXII by the receiving party or its Representatives;

          (c) was not acquired directly or indirectly from the disclosing party or its Affiliates and which the receiving party lawfully had in its possession prior to disclosure by the disclosing party;

          (d) is independently developed by employees or agents of the receiving party without the use of the Confidential Information of the disclosing party; or

          (e) becomes available to the receiving party from a third party that is not legally prohibited from disclosing such Confidential Information, provided such information was not acquired directly or indirectly from the disclosing party or its Affiliates.

          22.5      Notification of Mandatory Disclosure.
                    -------------------------------------

          (a) Procedures.  In the event that either party is required by
              ----------
applicable law or regulation or by judicial or administrative process to disclose any part of the other party's

Confidential Information, such party shall (i) promptly notify the other party of each such requirement and identify the documents so required thereby, so that the other party may seek an appropriate protective order or other remedy and/or waive compliance by the first party with the provisions of this Article XXII,
(ii) consult with the other party on the advisability of taking legally available steps to resist or narrow the scope of such requirement, (iii) assist the other party in seeking a protective order or equivalent, and (iv) comply with any applicable protective order or equivalent.

          (b) Limitations.  If, in the absence of such a protective order or
              -----------
such a waiver by the other party of the provisions of this Article XXII, the first party is nonetheless required by mandatory applicable law to disclose any part of the other party's Confidential Information, the first party may disclose such of the other party's Confidential Information without liability under this Agreement, except that the first party shall (i) furnish only that portion of the other party's Confidential Information which is legally required and (ii) use its best efforts to obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of such Confidential Information so required to be disclosed.

          22.6      Publicity.  Supplier will not issue any press release or
                    ---------
otherwise make any public statement or advertisement with respect to this Agreement, any of the Products, or the transactions contemplated hereby without the prior written consent of GWI, and GWI will not issue any press release or otherwise make any public statement with respect to this Agreement or that refers directly or indirectly to Supplier as a manufacturer of the Products without the prior written consent of Supplier, provided, however, that either party shall be entitled to make a public announcement of this Agreement after giving prior written notice to the other party hereto, if, in the opinion of the disclosing party's legal counsel, such announcement is required to comply with applicable laws and provided to the extent practicable the other party has received at least two (2) days' notice. Once consent is given by GWI for a required disclosure in a filing made with the Securities and Exchange Commission, Supplier may make additional disclosures in other filings made with the Securities and Exchange Commission that do not materially differ therefrom without any further consents, provided that the surrounding circumstances have not changed.

          22.7      Return of Confidential Information.  At any time upon the
                    ----------------------------------
request of the other party, to the extent such Confidential Information is not reasonably necessary to enable a party to perform its obligations under this Agreement, the receiving party shall promptly return to the other party or destroy the other party's Confidential Information, and shall destroy all copies thereof, together with all notes, drawings, abstracts and other information relating to the other party's Confidential Information prepared by the receiving party or any of its Representatives, regardless of the medium in which such information is stored; provided, however, that the receiving party may maintain a single archival copy of the other party's Confidential Information in its files for purposes of establishing the extent of disclosures by the other party under this Agreement. At either party's written request, such party's Confidential Information that is otherwise required to be returned to it shall be destroyed by the receiving party and such destruction shall be certified in writing by an authorized officer of the receiving party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving party of its other obligations under this Article XXII. In the event of a conflict between the provisions of this Section 22.7 and Article XII, the provisions of Article XII shall control.

                                 ARTICLE XXIII

                                   INSURANCE

          23.1      General.  Supplier shall at all times maintain in full force
                    -------
and effect with financially sound and reputable carriers reasonably satisfactory to GWI the following: (i) product liability insurance with limits of not less than $100 million per claim/annual aggregate; (ii) general liability insurance with limits of not less than $100 million per claim/annual aggregate; (iii) worker's compensation insurance in not less than the amount required by law;
(iv) property insurance (highly protected risk insurer only) providing full replacement cost, business interruption, continuing expenses, extra and expediting expenses and boiler and machinery coverage with limits of not less than [*] (v) product recall (malicious tampering) insurance with limits of not less than [*] and (vi) environmental liability with limits of not less than [*] In no event shall Supplier have greater self-retention liability (including deductibles) than [*] Supplier shall increase the types and amounts of coverage upon GWI's request if GWI pays for any additional incremental cost pursuant to the insurer's invoice.

          23.2      Certificates of Insurance.  Supplier shall have its
                    -------------------------
insurance carrier or carriers furnish to GWI certificates that all insurance required under this Agreement is in force, such certificates to indicate any deductible and/or self-insured retention, and the effective expiration dates of policies, and such certificates to stipulate that GWI shall be given thirty (30) days written notice of all cancellation, non-renewal or material changes in the policy.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          23.3      Additional Insured and Waiver of Subrogation.  GWI shall be
                    --------------------------------------------
named as an additional insured on all product liability policies of Supplier. Supplier also agrees to waive and will require its insurers to waive all rights of subrogation against GWI, its directors, officers and employees on all of the foregoing coverages.

                                  ARTICLE XXIV

                                 FORCE MAJEURE

          24.1      Force Majeure Event.  Neither party shall be liable to the
                    -------------------
other on account of any failure to perform or on account of any delay in performance of any obligation under this Agreement, if and to the extent that such failure or delay shall be due to a cause beyond the control of the relevant party and which, by the exercise of its commercially reasonable efforts of diligence and care, such party could not reasonably have been expected to avoid (a "Force Majeure Event"). The party affected shall promptly notify in writing the non-affected party of the specific causes beyond the control of that party and the probable duration of the delay and be excused from such performance of such obligation to the extent that it is necessarily prevented, hindered or delayed thereby during the continuance of any such happening or event. This Agreement, in so far as it relates to such obligation, shall be deemed suspended so long as and to the extent that such cause delays the performance of any Force Majeure Event obligation.

          24.2      Extended Force Majeure Event.  Notwithstanding Section 24.1
                    ----------------------------
above, (i) in the event that Supplier is unable to supply for any period of [*] of the then applicable Binding Primary Commitment because of any Force Majeure Event, GWI may, upon written notice to Supplier, terminate this Agreement; (ii) in the event that Supplier is unable to supply any Products for any period of [*] due to such Force Majeure Event, GWI may, upon written notice to Supplier, effect a Transition with respect to such Product(s); or (iii) in the event of either clause (i) or (ii) occurring, GWI may agree to and implement a recovery plan with respect to Supplier's obligations for supplying such Product in a manner that ensures continuity of supply. Part of any such recovery plan may include, if GWI so elects, temporary relocation of the manufacture of such Product to an Outside Facility. In the event that Supplier fails to perform under any recovery plan, GWI shall have the right, in addition to any of its other rights hereunder, upon notice to Supplier immediately to manufacture such Product or have such Product manufactured by a third party supplier at an Outside Facility or pursuant to an arrangement substantially similar to that described in Section 20.5 above until Supplier is able to resume the manufacture and supply of such Product. Supplier shall promptly cooperate with and provide all necessary technical assistance to GWI, in effecting any manufacture of any Product at another facility as if it were a Transition of such Product. The expenses of such assistance shall be borne by Supplier if the affected Products are being permanently Transitioned out of the Facility and shall be shared equally by the parties if the transition is temporary.

          24.3      Tolling of Certain Obligations.  During the continuance of
                    ------------------------------
any Force Majeure Event, the Guaranteed Revenues payable by GWI under Article VI shall be reduced by the amount of the Conversion Charges for the affected Products contained in the relevant Binding Product Commitment and relevant forecast.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  ARTICLE XXV

                                 MISCELLANEOUS

          25.1      Standard Forms.  In all communications relating to the
                    --------------
order, delivery and sale of Products, GWI and Supplier may employ their standard forms, but nothing in those forms shall be construed to modify or amend the terms and conditions of this Agreement, and, in the case of any conflict herewith, the terms and conditions of this Agreement shall control.

          25.2      Notices.  In addition to the other specific procedures for
                    -------
notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by facsimile transmission (with telephone confirmation), and shall be deemed to have been given or made: (i) if personally delivered, on the day of such delivery; (ii) if sent by overnight courier, on the day following the date deposited with such overnight courier service; or (iii) if by facsimile transmission, on the date transmitted to receiving facsimile machine and confirmed by telephone, in each case pending the designation of another address, addressed as follows:

               If to GWI:
               ---------

                    Glaxo Wellcome Inc.
                    Five Moore Drive
                    Research Triangle Park, NC 27709

                    Attention:    Senior Vice President, Technical Operations
                    Facsimile:    (919) 315-4264

                                    and

                    Attention:     Director, Product Outsourcing
                    Facsimile:     (919) 483-3203

                                      and

                    Attention:     Any other Person to whom notice is to be
                                   directed as provided in this Agreement at the address set forth above.


               With a copy (which shall not constitute notice) to:
               --------------------------------------------------

                    Glaxo Wellcome Inc.
                    Five Moore Drive
                    Research Triangle Park, NC      27709

                    Attention:     General Counsel
                    Facsimile:     (919) 549-9074

               If to Supplier:
               --------------

                    Catalytica Pharmaceuticals, Inc.
                    430 Ferguson Drive
                    Mountain View, California   94043

                    Attention:     Chief Executive Officer,  President and Chief
                                   Financial Officer
                    Facsimile:     (415) 968-8754

                                      and

                    Catalytica Pharmaceuticals, Inc.
                    Intersection US13/NC11 & US 264
                    Greenville, NC   27834

                    Attention:     President
                    Facsimile:     919-707-2130

               With a copy (which shall not constitute notice) to:
               --------------------------------------------------

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California   94304-1050

                    Attention:     Barry E. Taylor, Esq.
                    Facsimile:     (415) 493-6811

               If to Parent:
               ------------

                    Catalytica, Inc.
                    430 Ferguson Drive
                    Mountain View, California   94043

                    Attention:     Chief Executive Officer, President and Chief
                                   Financial Officer
                    Facsimile:     (415) 968-8754

               With a copy (which shall not constitute notice) to:
               --------------------------------------------------

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California   94304-1050

                    Attention:     Barry E. Taylor, Esq.
                    Facsimile:     (415) 493-6811

          25.3      Independent Contractors.  In the exercise of its obligations
                    -----------------------
and in respect of its rights and entitlements hereunder or in respect hereof, Supplier is and shall in all respects be treated as an independent contractor of GWI. Neither party shall be deemed to be a co-venturer or partner of the other.

          25.4      Entire Understanding.  Except as set forth in this Section
                    --------------------
25.4, this Agreement, including the Exhibits, Schedules and Attachments thereto, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter, which are hereby expressly terminated. In particular, the Mutual Confidential Disclosure Agreement between the parties dated as of October 17, 1996 (the "CDA"), as it may be amended from time to time, is hereby superseded and is no longer in full force and effect. In the event of any conflict between the terms of this Agreement and the CDA, then: (a) with respect to information used or made known to others by the party allegedly in breach of the applicable restrictions prior to the Effective Time, the CDA shall control, and (b) with respect to information used or made known to others by the party allegedly in breach of the applicable restrictions after the Effective Time, this Agreement shall control.

          25.5      Unintentional Omissions.  The parties acknowledge that they
                    -----------------------
have expended substantial effort in preparing this Agreement and attempting to describe, in the Schedules, as thoroughly and precisely as possible, Specifications, Products, GWI Rights and other information. However, despite these efforts, the parties acknowledge the possibility of involuntary or inadvertent omissions from the Schedules. The parties will agree in writing to the changes to be made to the Schedules to add these inadvertent or involuntary omissions and any such written agreement executed by the parties shall serve as an amendment to this Agreement.

               25.6 Transferability; Binding Effect.
                    -------------------------------
          (a) Except as provided in Section 25.6(b) below, neither this Agreement, nor any of the rights or obligations of Supplier may be directly or indirectly assigned, subcontracted, Agreement to the contrary, sold, delegated or otherwise disposed of by Supplier without the prior written consent of GWI (which consent may be given or withheld by GWI in it sole discretion), including any assignment by operation of law or as a result of a Proposed Change in Control Transaction, provided, however, that (i) Supplier or Supplier's primary lenders or lending syndicate or the agent for such lenders or syndicate (for purposes of this Section 25.6(a), the "Lenders") may assign this Agreement pursuant to a Proposed Change in Control Transaction with respect to which Supplier has complied with the provisions of Section 20.8 above, (ii) Supplier may assign to the Lenders Supplier's right to payments and to enforce payments due from GWI under this Agreement and the Deed of Easement in the form attached as Exhibit G, and (iii) Supplier may assign as collateral to the
   ---------
Lenders Supplier's interests under this Agreement and the Deed of Easement in the form attached hereto as Exhibit G, provided that any such collateral
                            ---------
assignment shall expressly provide that (A) the Lenders' rights to foreclose upon or otherwise dispose of Supplier's interests in this Agreement will be subject to the condition that such foreclosure or disposition occur in connection with a foreclosure or sale in lieu of foreclosure of the Lenders' security interests in the Facility and/or the capital stock of Supplier and/or Parent, (B) the Lenders shall not be entitled to exercise any remedy with respect to this Agreement other than (x) a foreclosure sale and assignment of this Agreement to a Permitted Transferee subject to and upon the terms contained in Section 25.6(b) of this Agreement, (y) to enforce rights to payment as provided in clause (a) (ii) above and (z) upon the occurrence and during the continuance of an event of default as defined in the applicable security agreement or other instrument or agreement pursuant to or in connection with which such collateral assignment shall have been made, the right to demand that payments be remitted directly to the Lenders, (C) the Permitted Transferee who shall so succeed through foreclosure to Supplier's rights under this

Agreement must also acquire the Facility and/or the capital stock of Supplier and/or Parent, (D) in no event shall the Lenders be entitled to assume, perform, satisfy or discharge any of Supplier's obligations other than with respect to payment of money or issuance of credits to GWI due by Supplier under this Agreement, (E) the provisions described in this Section 25.6 (a) shall not be amended without the prior written consent of GWI, which consent (in the case of amendments as to form, but not as to substance) shall not be unreasonably withheld and (F) GWI is a third-party beneficiary of such provisions with full rights at law and in equity to enforce the same. GWI and each GWI Affiliate may assign its rights (but not its obligations) under this Agreement to any GWI Affiliate. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein, none of the provisions of this Agreement is intended to grant any right or benefit to any person or entity other than GWI, the GWI Affiliates, Supplier, the Supplier Affiliates, Parent or the GWI Affiliates.

          (b) This Agreement may be assigned to a "Permitted Transferee" as defined below in connection with a foreclosure or sale in lieu of foreclosure of any security interests in (i) the Facility and/or (ii) the capital stock of Supplier and/or Parent by Supplier's primary lender(s) or lending syndicate or the agent for such lenders or syndicate (collectively the "Foreclosing Party"). GWI acknowledges and agrees that any action of the Foreclosing Party in foreclosing on a pledge of the capital stock of Parent or Supplier and any sale (including any sale in lieu of foreclosure) of such capital stock to a Permitted Transferee shall not be subject to the provisions of Section 20.8 hereof. The parties acknowledge that notwithstanding anything in this Agreement to the contrary the provisions of this Section 25.6(b) may be enforced by, and shall be deemed for the benefit of, the Foreclosing Party.

          As used herein, "Permitted Transferee" shall mean only a Person who:

          (i) shall agree in writing to assume Supplier's obligations under this Agreement and to be bound by all the terms and provisions of this Agreement;

          (ii) is not at the time of the assignment of this Agreement engaged, directly or indirectly, for itself, through any affiliate, or any other Person, in the manufacture, sale, distribution or marketing of any (a) generic equivalent of any Product or (b) any congener of a Product;

          (iii) is experienced in or has, or will have as a condition to such assignment, senior and operating management, together with personnel retained at the Facility, who are experienced in pharmaceutical manufacturing under CGMP, including fine chemicals, intermediates and bulk actives and secondary dosage forms;

          (iv) has sufficient financial resources and liquidity (including lines of credit) to satisfy the requirements for working capital necessary to operate the Facility in the manner required to manufacture and supply Products and perform all the obligations of Supplier under this Agreement;

          (v) shall agree in writing to abide by the provisions of a noncompetition agreement on the terms provided in Section 7.4 of the Purchase Agreement;

          (vi) is in good standing with the FDA and has for the five (5) year period prior to the assignment of this Agreement a satisfactory record of regulatory compliance with the FDA, the U.S. Environmental Protection Agency, the U.S. Occupational Safety and Health Administration and the counterpart state agencies or divisions thereof as (demonstrated to the reasonable satisfaction of

GWI), except to the extent any noncompliance would not reasonably be expected to have a material adverse effect on the ability of such Permitted Transferee to operate a pharmaceutical manufacturing facility of the type described in (iii) above; and

          (vii) is not, and has no affiliate that is, at the time of assignment or during any time within the two (2) year period prior thereto has been engaged in any litigation or arbitration involving GWI or any GWI Affiliate involving claims, or Products with annual revenues, in excess of at least [*]

          In the event that the Foreclosing Party desires to sell the Facility and/or the stock of Parent and/or Supplier in connection with an exercise of the Foreclosing Party's rights under security interests therein and in this Agreement to the extent permitted under Section 25.6(a), the Foreclosing Party shall make a proposal to GWI for the sale thereof at a specified price (the "Proposal"). The Foreclosing Party shall provide GWI with a period within which to elect to purchase the Facility or stock at the price and on the terms contained in the Proposal, which period shall end no earlier than [*] from the date of delivery of the Proposal if the Proposal is made prior to a foreclosure or [*] from the date of delivery of the Proposal, provided that the Foreclosing Party has provided GWI with notice at [*] delivery of the Proposal of the Foreclosing Party's intent to effect a foreclosure or sale in lieu of foreclosure. In no event may the Foreclosing Party sell less than the entire Facility; provided, the Foreclosing Party may sell either (i) the Steriles Facility on a stand alone basis or (ii) the combination of the Primary Facility and the Secondary Facility on a stand alone basis, in each case if (x) the transferee has received all Consents that would be required to operate the Steriles Facility and (y) the sale would not be reasonably expected to result in a disruption of supply of Products throughout the Facility. If GWI does not

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

elect within such notice period to consummate the purchase or if GWI does so elect but fails, within [*] from the date of such election, to effect the purchase, the Foreclosing Party may sell the Facility, and/or stock at a price equal to or higher than that contained in the Proposal and on terms no more favorable to the buyer within [*] after (i) the deadline for GWI to respond to the Proposal or (ii) if GWI accepts the Proposal but fails to effect the purchase [*] after its acceptance of the Proposal, after the end of such [*] (such 12-month period, the "Sale Period"). The Foreclosing Party must repeat the procedures set forth above prior to any sale at a lower price or on terms more favorable to the buyer after the Sale Period.

          25.7      Amendment.  Any amendment, modification or supplement of or
                    ---------
to any provision of this Agreement shall be effective only if in writing and signed by all parties hereto. The parties hereto waive the right to amend the provisions of this Section 25.7 orally.

          25.8      Severability.  If and to the extent that any court of
                    ------------
competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

          25.9      Waiver.  Any failure of Supplier or GWI to comply with any
                    ------
obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other party hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          25.10     Survival.  Sections 7.3, 8.2(c), 9.5, 9.6, 9.7, 9.8, 9.13,
                    --------
10.4, 12.3, 12.4, 15.4(b), 20.5, 20.6 and 20.7 and Articles XXI, XXII and XXV,
and any other provision which by its terms specifically shall so state, together with any obligation to make accrued but unpaid payments due hereunder, shall survive the termination or expiration of this Agreement.

          25.11     Drafting Ambiguities.  Each party to this Agreement and its
                    --------------------
counsel have reviewed and revised this Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedules or Exhibits to this Agreement.

          25.12     Headings; Schedules; Counterparts.
                    ---------------------------------

          (a) Headings.  The headings of the Sections of this Agreement are for
              --------
reference purposes only, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          (b) Exhibits; Schedules.  All Exhibits and Schedules delivered
              -------------------
pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein by reference, as if fully set forth herein. All statements contained in any Schedule delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

          (c) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          25.13     Governing Law.  This Agreement shall be governed, construed
                    -------------
and enforced in accordance with the laws of the State of North Carolina without regard to the applicable principles of conflicts of laws that might otherwise govern. In the event of any legal suit, action or proceeding arising out of or relating in any way to this Agreement, the parties agree to submit to the jurisdiction of any Federal court of the United States sitting in the Middle District of North Carolina, or, if jurisdiction cannot be obtained there, in any North Carolina state court sitting in Wake County, and any appellate court from any such court. Each party irrevocably consents to service of process on it or any agent for service appointed from time to time in the manner provided for notices in Section 25.2 with respect to any suit, action or proceeding. Nothing in this Agreement shall affect the right of any party to service process in any other manner permitted by law.

          25.14.    Parent Guaranty.  Catalytica, Inc., a Delaware corporation
                    ---------------
and the majority stockholder of Supplier, by its execution of this Agreement, and as a material inducement and condition precedent to the execution and delivery by GWI of this Agreement and the consummation of the transactions described in the Purchase Agreement by GWI, hereby guarantees to GWI the full performance by Supplier of its obligations under this Agreement. The provisions of this Section 25.14 shall terminate on June 30, 2000, but shall survive any earlier termination of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

                                    GLAXO WELLCOME INC.


                                    Name:  Clifford H. Disbrow
                                    Title:  Senior Vice President,
                                            Technical Operations




                                    CATALYTICA PHARMACEUTICALS, INC.


                                    Name:  Gabriel Cipau
                                    Title:  President


                                    CATALYTICA, INC.*



                                    Name:  Ricardo B. Levy
                                    Title:  President and Chief Executive
                                            Officer


*Executing this Agreement for the purposes specified in Section 25.14 of this Agreement.